[Thacher Proffitt & Wood Letterhead]



Direct Dial: (212) 912-7450

                                    April 30, 1999


BY EDGAR

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Attention:  Filing Desk

         Re:   Residential Funding Mortgage Securities II, Inc.
               Registration Statement on Form S-3 relating to Home Equity Loan-Backed Certificates and Asset-Backed Notes, to be combined with Registration Statement 333-28025 pursuant to Rule 429

Ladies and Gentlemen:

            Our client,  Residential  Funding Mortgage  Securities II, Inc., has
advised us that they have filed with you, under EDGAR, the captioned registration statement on Form S-3 and that they have paid the filing fee, in the amount of $834,000.00, to you by wire transfer.

            The primary objectives of this filing are to register an additional $3,000,000,000 of securities, to be combined with the remaining amount registered under the registrant's existing registration statement No. 333-28025, and to make minor changes to the descriptions of the registrant's programs as well as the tax and legal matters disclosure. In addition, we revised the forms of base prospectus and prospectus supplement to comply with plain English requirements. Separate hard copies of the filing, with base prospectuses marked to show changes from the versions most recently filed, have been sent to Mr. John White.

            We would like to call to your attention the fact that the registrant's affiliate, Residential Funding Mortgage Securities I, Inc., has a similar registration statement (File No. 333- 72493) that is currently under review by the staff. We have received a comment letter in connection with that registration statement and have subsequently filed Amendment No. 1, which endeavors to conform to the requests of the staff. Most of the changes in that amendment have already been reflected in the enclosed filing. Upon completion of the staff's review of the other registration statement, we will conform the enclosed registration statement to reflect all applicable

Securities and Exchange Commission
April 30, 1999

changes made to the other filing. In light of our commitment to conform the enclosed registration statement, we respectfully request that the enclosed filing not be given a full review.

            If you need any additional information, please call me at the above number, or call Lynn Mesuk at 212-912-7829 or Ravind Karamsingh at 212-912-7523. Please acknowledge receipt of this letter and the enclosures by date-stamping the enclosed copy of this letter and returning it in the self addressed stamped envelope.


                                    Very truly yours,

                                    /s/Stephen S. Kudenholdt

                                    Stephen S. Kudenholdt
Enclosures

cc:

John White
Branch Chief
Division of Corporation Finance
Branch 11
Mail Stop 3-10
Washington, D.C. 20549

                            REGISTRATION NO. 333-____


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                      FORM S-3
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                  RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
          (Exact name of registrant as specified in governing instruments)

                                      Delaware
                              (State of Incorporation)

                                     41-1808858
                       (I.R.S. Employer Identification Number)

                           8400 Normandale Lake Boulevard
                            Minneapolis, Minnesota  55437
                                   (612) 832-7000
     (Address and telephone number of Registrant's principal executive offices)

                          Christopher J. Nordeen, President
                  Residential Funding Mortgage Securities II, Inc.
                           8400 Normandale Lake Boulevard
                            Minneapolis, Minnesota 55437
                                   (612) 832-7000
              (Name, address and telephone number of agent for service)



                                     Copies to:


                              Robert L. Schwartz, Esq.
                              GMAC Mortgage Corporation
                              3031 West Grand Boulevard
                               Detroit, Michigan 48232

               Stephen S. Kudenholdt, Esq.    Katherine I. Crost, Esq.
               Paul D. Tvetenstrand, Esq.     Orrick, Herrington & Sutcliffe
               Thacher Proffitt & Wood        666 Fifth Avenue
               Two World Trade Center         New York, New York 10103-0001
               New York, New York 10048

                               Robert C. Wipperman, Esq.
                               Stroock & Stroock & Lavan
                               180 Maiden Lane
                               New York, New York 10038

    Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                           CALCULATION OF REGISTRATION FEE

                                                 Proposed        Proposed
                                                 Maximum         Maximum
                                   Amount        Offering        Aggregate        Amount of
Title of Securities Being    to be Registered    Price           Offering        Registration
      Registered                   (1)           Per Unit (2)      Price (2)         Fee (1)
----------------------------------------------------------------------------------------------
Home Equity Loan Pass-Through  $3,000,000,000       100%       $3,000,000,000       $834,000
Certificates and Asset-Backed
Notes (Issuable in Series)
======================= ================= ============= ================= ================

(1) $75,489,846.57 aggregate principal amount of securities registered by the Registrant under Registration Statement No. 333-28025 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule
429. All registration fees in connection with such unsold amount of securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is 3,075,489,846.57.

(2) Estimated solely for the purpose of calculating the registration fee.


                            -----------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-28025 previously filed by the Registrant. This Registration Statement which relates to $3,075,489,846.57 aggregate principal amount of securities, constitutes Post-Effective Amendment No. 1 to Registration Statement 333-28025.

                               EXPLANATORY NOTE

   This Registration Statement includes (i) a basic prospectus relating to Home Equity Loan Pass-Through Certificates, (ii) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan Pass-Through Certificates,
(iii) a basic prospectus relating to Asset-Backed Notes, and (iv) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION                April 30, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
Home Equity Loan Pass-Through Certificates

Residential Funding Mortgage Securities II, Inc.
Depositor


You should carefully consider the risk factors discussed in the accompanying prospectus supplement under the heading "Risk Factors."

The certificates of any series offered by this prospectus and the accompanying prospectus supplement will represent ownership interests only in the trust created for the related series and will not represent ownership interests in or obligations of Residential Funding Mortgage Securities, II, Inc., Residential Funding Corporation or any of their affiliates.

This prospectus may be used to offer and sell the certificates only if accompanied by the related prospectus supplement.

The depositor may periodically issue certificates representing interests in a specific trust and the certificates will be paid only from the assets of that trust. Each trust will consist primarily of mortgage collateral as described in this prospectus and in the accompanying prospectus supplement. The certificates will be issued in series and each series of certificates will represent interests in a different trust established by the depositor.

Offered Certificates

The certificates for any series may consist of multiple classes and each class may:

     o    receive a specified fixed or variable rate of interest;

     o have a higher or lower priority relative to other classes in the series with respect to distributions of principal and/or interest from the trust and/or allocations of any losses;

     o represent the right to receive payments from a part or all of the trust assets;

     o    receive distributions of principal and/or interest at specified times;
          and

     o    have a specified form of credit enhancement.

You can find specific information regarding each class of offered certificates in the accompanying prospectus supplement.

Mortgage Collateral

Each trust will consist primarily of one of the following types of mortgage collateral grouped into one or more mortgage pools that are described in detail in the accompanying prospectus supplement. The types of mortgage collateral include:

     o home equity mortgage loans or other similar security interests secured by first or junior liens on one- to four-family properties acquired under the home equity program; and

     o interests in mortgage securities and whole or partial participations in mortgage loans as described above.

Credit Enhancement

Credit enhancement for a series of securities may include any one or any combination of one or more classes of subordinate certificates, financial guaranty insurance policy products, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, derivative products or reserve fund. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of over collateralization of the certificates to the extent the principal balance of the mortgage loans is greater than the principal balance of the certificates.

Underwriting

The certificates may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

______________, 1999

                   Important notice about information presented in this
                  prospectus and the accompanying prospectus supplement


We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.


If  the  description  of  your  certificates  in  the  accompanying   prospectus
supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and "Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities II, Inc. by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page ____.

                                     TABLE OF CONTENTS

INTRODUCTION..................................................................4
THE TRUSTS....................................................................4
  General.....................................................................4
  Closed-End Loans............................................................8
  Revolving Credit Loans.....................................................10
ALLOCATION OF REVOLVING CREDIT LOAN BALANCES
 .............................................................................11
MORTGAGE LOAN PROGRAM........................................................12
  Underwriting Standards.....................................................12
  Qualifications of Sellers..................................................15
  Representations Relating to Mortgage Loans.................................16
  Subservicing...............................................................19
DESCRIPTION OF THE CERTIFICATES..............................................20
  General....................................................................20
  Form of Certificates.......................................................21
  Assignment of Trust Assets.................................................23
  Review of Mortgage Loans...................................................24
  Excess Spread and Excluded Spread..........................................25
  Payments on Mortgage Loans; Deposits to Certificate Account
     ........................................................................25
  Withdrawals from the Custodial Account.....................................27
  Distributions..............................................................28
  Principal and Interest on the Certificates.................................29
  Advances on Closed-End Loans...............................................30
  Funding Account............................................................30
  Reports to Certificateholders..............................................31
  Collection and Other Servicing Procedures..................................32
  Special Servicing and Special Servicing Agreements.........................33
  Realization Upon Defaulted Mortgage Loans..................................34
  Hazard Insurance and Related Claims........................................35
DESCRIPTION OF CREDIT ENHANCEMENT............................................36
  Financial Guaranty Insurance Policy........................................38
  Letter of Credit...........................................................38
  Special Hazard Insurance Policies..........................................38
  Bankruptcy Bonds...........................................................39
  Overcollateralization......................................................40
  Reserve Funds..............................................................40
  Maintenance of Credit Enhancement..........................................41
  Reduction or Substitution of Credit Enhancement............................42
OTHER FINANCIAL OBLIGATIONS RELATED TO THE
CERTIFICATES.................................................................42
  Swaps and Yield Supplement Agreements......................................42

    Purchase Obligations.....................................................43
THE DEPOSITOR................................................................43
RESIDENTIAL FUNDING CORPORATION..............................................43
THE POOLING AND SERVICING AGREEMENT..........................................44
  Servicing and Administration...............................................44
  Evidence as to Compliance..................................................44
  Certain Matters Regarding the Master Servicer and the Depositor
     ........................................................................45
  Events of Default..........................................................46
  Rights Upon Event of Default...............................................46
  Amendment..................................................................47
  Termination; Retirement of Certificates....................................48
  The Trustee................................................................49
YIELD AND PREPAYMENT CONSIDERATIONS..........................................49
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
RELATED MATTERS
 .............................................................................54
  General....................................................................54
  Cooperative Loans..........................................................55
  Tax Aspects of Cooperative Ownership.......................................56
  Foreclosure on Shares of Cooperatives......................................57
  Anti-Deficiency Legislation and Other Limitations on Lenders
     ........................................................................59
  Environmental Legislation..................................................60
  Enforceability of Certain Provisions.......................................61
  Applicability of Usury Laws................................................62
  Alternative Mortgage Instruments...........................................63
  Soldiers' and Sailors' Civil Relief Act of 1940............................63
  Forfeitures in Drug and RICO Proceedings...................................63
  Junior Mortgages; Rights of Senior Mortgagees..............................64
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
 .............................................................................65
  General....................................................................65
  REMICS.....................................................................66
STATE AND OTHER TAX CONSEQUENCES.............................................80
ERISA CONSIDERATIONS.........................................................81
  Plan Asset Regulations.....................................................81
  Prohibited Transaction Exemptions..........................................82
  Representation from Investing Plans........................................85
  Tax Exempt Investors.......................................................85
  Consultation with Counsel..................................................85
LEGAL INVESTMENT MATTERS.....................................................86
USE OF PROCEEDS..............................................................86
METHODS OF DISTRIBUTION......................................................87
LEGAL MATTERS................................................................88
  FINANCIAL INFORMATION......................................................88
ADDITIONAL INFORMATION.......................................................88
REPORTS TO CERTIFICATEHOLDERS................................................88
INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE....................................................................88
INDEX OF PRINCIPAL DEFINITIONS...............................................89

                                       INTRODUCTION


      The Home Equity Loan Pass-Through Certificates (the "Certificates") offered by this Prospectus may be sold from time to time in series, as described in the related supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities II, Inc. (the "Depositor") or any other entity specified in the related Prospectus Supplement, in a trust consisting primarily of a segregated pool of one-to four-family, first or junior lien home equity mortgage loans (the "Mortgage Loans"), acquired by the Depositor from one or more affiliated or unaffiliated institutions. Each series of Certificates will be issued under a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor and the trustee (the "Trustee") and master servicer (the "Master Servicer") specified in the related Prospectus Supplement.

                                        THE TRUSTS

General

      The Mortgage Loans and other assets described below and in the related Prospectus Supplement will be held in a trust (each a "Trust") for the benefit of the holders of the related series of Certificates and the Excess Spread, if any, under a Pooling and Servicing Agreement as described in this section and in the related Prospectus Supplement. As specified in the accompanying Prospectus Supplement, each series of Certificates in the aggregate will represent the entire beneficial ownership interest in a pool of loans (the "Mortgage Pool"). The Mortgage Pool will consist primarily of the Mortgage Loans, or certain balances thereof, excluding any interest retained by the Depositor or any other entity specified in the related Prospectus Supplement, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a first or junior lien on one- to four-family properties, or interests in the Mortgage Loans, which may include mortgage pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities").

      The Mortgage Loans will either be (i) loans where the principal amount is advanced in full at origination ("Closed-End Loans") or (ii) home equity revolving lines of credit ("Revolving Credit Loans"). As specified in the related Prospectus Supplement, each Trust will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments modular pre-cut/panelized housing ("Modular Housing") and manufactured homes which are permanently affixed to the real property on which they are located ("Manufactured Homes"), and the fee, leasehold or other interests in the underlying real property (the "Mortgaged Properties"). The Mortgaged Properties will be located in any of the fifty states, the District of Columbia or the commonwealth of Puerto Rico (the "Puerto Rico Mortgage Loans") and may include vacation, second and non-owner-occupied homes. As specified in the related Prospectus Supplement relating to a series of Certificates, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this Prospectus, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note. In connection with a series of Certificates backed by Revolving Credit Loans, if the related Prospectus Supplement indicates that the Mortgage Pool consists of certain balances of the Revolving Credit Loans, then the term "Mortgage Loans" in this Prospectus refers only to those balances.

      The Prospectus Supplement for a series will describe the specific manner in which Certificates of that series issued under a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interests in a separate Trust created under that Pooling and Servicing Agreement. A Trust will consist of, to the extent provided in the related Pooling and Servicing
Agreement:

     o the Mortgage Loans, and the related mortgage documents, or interests therein, including any Mortgage Securities, underlying a particular series of Certificates are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Excluded Spread (as defined in this Prospectus) or other interest retained by the Depositor or any of its affiliates with respect to each Mortgage Loan;

     o assets including, without limitation, all payments and collections derived from the Mortgage Loans or Mortgage Securities due after the related cut-off date, as described in the related Prospectus Supplement (the "Cut-off Date"), as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account (each as defined in this Prospectus);

     o property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

     o hazard insurance policies as described in this Prospectus, if any, and portions of the related proceeds; and

     o any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Certificate Insurance Policy, derivative products, Surety Bond or other type of credit enhancement as described under "Description of Credit Enhancement."

      The related Prospectus Supplement will describe the material terms and conditions of certificates of interest or participations in Mortgage Loans to the extent they are included in the related Trust.

      Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those purchased by the Depositor, either directly or through its affiliates, including Residential Funding Corporation (the "Master Servicer" or "Residential Funding"), GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc. ("Affiliated
Sellers"), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Depositor ("Unaffiliated Sellers," Unaffiliated Sellers and Affiliated Sellers are collectively referred to in this Prospectus as "Sellers"), all as described below under "Mortgage Loan Program." If a Mortgage Pool is composed of Mortgage Loans acquired by the Depositor directly from Sellers other than Residential Funding, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. No more than five percent (5%) of the Mortgage Loans (as they are constituted as of the Cut-off Date) by aggregate principal balance as of the Cut-off Date will have characteristics that deviate from those characteristics described in the accompanying Prospectus Supplement. Other Mortgage Loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in a Mortgage Pool at that time.

      The Mortgage Loans may be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Certificates (a "Designated Seller Transaction"). These Certificates may be sold in whole or in part to any Seller identified in the related Prospectus Supplement in exchange for the related Mortgage Loans, or may be offered under any of the other methods described in this Prospectus under "Methods of Distribution." The related Prospectus Supplement for a Designated Seller Transaction will include information, provided by the related Seller (the "Designated Seller"), about the Designated Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Depositor, Residential Funding, GMAC Mortgage Group, Inc. ("GMAC Mortgage") or any of their affiliates will make any representation or warranty with respect to these Mortgage Loans, or any representation as to the accuracy or completeness of the information provided by the Designated Seller.

      Any Seller, including any Designated Seller, or Residential Funding may retain or acquire any Excluded Balances with respect to any related Revolving Credit Loans, or any loan secured by a mortgage senior or subordinate to any Mortgage Loan included in any Mortgage Pool.

      If specified in the related Prospectus Supplement, the Trust underlying a series of Certificates may include Mortgage Securities. The Mortgage Securities may have been issued previously by the Depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. Except as described in the related Prospectus Supplement, the Mortgage Securities will be generally similar to Certificates offered hereunder. As to any series of Certificates, the related Prospectus Supplement will include a description of any Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying the Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to the series. As to any series of Certificates, as used in this Prospectus the term "Mortgage Pool" includes the Mortgage Loans underlying the Mortgage Securities. Notwithstanding any other reference in this Prospectus to the Master Servicer, with respect to a series of Certificates as to which the Trust includes Mortgage Securities, the entity that services and administers the Mortgage Securities on behalf of the holders of the Certificates may be referred to as the "Manager," if so specified in the related Prospectus Supplement. The Manager, if any, will be identified in the related Prospectus Supplement. References in this Prospectus to advances to be made and other actions to be taken by the Master Servicer in connection with the Mortgage Loans may include advances made and other actions taken under the terms of the Mortgage Securities.

      The Prospectus Supplement for each series of Certificates will contain information appropriate to describe the type of Mortgage Loans which will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Certificates will include information, to the extent then available to the Depositor, as of the Cut-off Date, on an approximate basis. The information may include, if applicable, (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans and related lien priority, (iii) the original or modified and/or remaining terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Closed-End Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as defined in this Prospectus) of the Mortgage Loans, as applicable, (vii) the interest rate (the "Mortgage Rate") or range of Mortgage Rates borne by the Mortgage Loans, (viii) if the Mortgage Loans are ARM Loans or Revolving Credit Loans, the applicable Index (as defined in this Prospectus), the range of Gross Margins (as defined in this Prospectus), the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (ix) the geographical distribution of the Mortgaged Properties, (x) the percent of ARM Loans (as defined in this Prospectus), (xi) if the Mortgage Loans are Revolving Credit Loans, the aggregate Credit Limits of the related Credit Line Agreements, (xii) the weighted average Junior Ratio and Credit Utilization Rate and (xiii) the range of debt-to-income ratios, and (xiv) Credit Scores (as defined in this Prospectus). A Current Report on Form 8-K will be available upon request to holders of the related series of Certificates and will be filed, together with the related Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Certificates. The composition and characteristics of a Mortgage Pool containing Revolving Credit Loans may change from time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in the Mortgage Pool. If Mortgage Loans are added to or deleted from the Trust after the date of the related Prospectus Supplement other than as a result of any Draws, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the Closing Date.

      As to each Mortgage Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of (A) the sum of (i) the original principal balance or the Credit Limit, as applicable, and (ii) the principal balance of any related senior mortgage loan at origination of the Mortgage Loan together with any mortgage loan subordinate thereto, to (B) the Appraised Value (as defined in this Prospectus) of the related Mortgaged Property, or, if permitted by the Guide (as defined in this Prospectus), a Statistical Valuation (as defined in this Prospectus) or the Stated Value (as defined in this Prospectus). The "Appraised Value" for any Mortgage Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of the Mortgage Loan, which may have been obtained at an earlier time; provided that if the Mortgage Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the Mortgaged Property. The "Statistical Valuation" will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The "Stated Value" will be value of the property as stated by the related Mortgagor in his or her application.

      As to each Mortgage Loan, the "Junior Ratio" will be the ratio, expressed as a percentage, of the original principal balance or the Credit Limit, as applicable, of the Mortgage Loan to the sum of (i) the original principal balance or the Credit Limit, as applicable, of the Mortgage Loan and (ii) the principal balance of any related senior mortgage Mortgage Loan at origination of the Mortgage Loan. As to each Contract, the CLTV and Junior Ratio will be computed in the manner described in the related Prospectus Supplement. The "Credit Utilization Rate" for any Reducing Credit Loan is determined by dividing the Cut-off Date Principal Balance of the Revolving Credit Mortgage Loan by the Credit Limit of the related Credit Line Agreement.

      As to each Mortgage Loan, the "Loan-to-Value Ratio" or "LTV" generally will be the ratio, expressed as a percentage, of (A) the original principal balance or the Credit Limit, as applicable, to (B) the Appraised Value of the related Mortgaged Property Mortgage Loan, or, if permitted by the Guide, a Statistical Valuation or the Stated Value.

      Mortgage Properties consisting of Modular Housing (also known as pre-assembled, pre-fabricated, sectional or pre-built homes) are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

      Mortgage Properties consisting of Manufactured Homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The Manufactured Homes will also have certain other characteristics as specified in the Prospectus Supplement.

      A Mortgage Pool may include Mortgage Loans that have been modified (each, a "Modified Mortgage Loan"). The modifications may include conversions from an adjustable to a fixed Mortgage Rate (discussed below) or other changes in the related mortgage note. If a Mortgage Loan is a Modified Mortgage Loan, references to origination shall be deemed to be references to the date of modification.

      The Depositor will cause the Mortgage Loans or Trust Balances thereof constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions ("Subservicers"), under a Pooling and Servicing Agreement and will receive a fee for its services. See "Mortgage Loan Program" and "Description of the Certificates." As to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. In addition to or in place of the Master Servicer for a series of Certificates, the related Prospectus
Supplement may identify a certificate administrator (the "Certificate Administrator") for the Trust. The Certificate Administrator may be an affiliate of the Depositor. All references in this Prospectus to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Certificate Administrator to the extent applicable.

      The Depositor's assignment of the Mortgage Loans or the Trust Balances to the Trustee will be without recourse. See "Description of the Certificates -- Assignment of Trust Assets." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described in this Prospectus under "Mortgage Loan Program -- Representations Relating to Mortgage Loans," and " -- Subservicing" and "Description of the Certificates --
Assignment of Trust Assets," and its obligation to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described in this Prospectus under "Description of the Certificates -- Advances on Closed-End Loans") or under the terms of any Mortgage Securities. With respect to Revolving Credit Loans, Residential Funding (or any other entity specified in the related

Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date. The obligation of the Master Servicer to make principal and interest advances on the Closed-End Loans will be limited to amounts which the Master Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Mortgage Loans or any applicable form of credit support. See "Description of the Certificates -- Advances on Closed-End Loans."

      The proceeds of the Mortgage Loans may be used by the borrower to purchase or improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to the Mortgaged Properties.

      A Mortgaged Property securing a Mortgage Loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any junior lien or senior lien will likely not be included in the related Mortgage Pool, but the Depositor, an affiliate of the Depositor or an Unaffiliated Seller may have an interest in the mortgage loan. Revolving Credit Loans and Closed-End Loans that are secured by junior liens, will not be required by the Depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the Mortgage Loan.

Closed-End Loans

      Unless specified below or in the related Prospectus Supplement, all of the Closed-End Loans in a Mortgage Pool will (i) be secured by Mortgaged Properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico and (ii) be of one or more types of the following types of mortgage loans described below:

     o fixed-rate, fully-amortizing Closed-End Loans providing for level monthly payments of principal and interest and terms to maturity of generally 5, 10, 15, 20 or 25 years at origination or modification as specified in the related Prospectus Supplement;

     o Fully-amortizing adjustable-rate Closed-End Loans ("ARM Loans") having an original or modified term to maturity of not more than 30 years with a related interest rate (a "Mortgage Rate") which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the mortgage loan to equal the sum of a fixed percentage described in the related Mortgage Note (the "Gross Margin") and an index. The related Prospectus Supplement will describe the relevant index and the highest, lowest and weighted average Gross Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at specified times during the term of the ARM Loan. The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus
          Supplement or (vi) the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     o Balloon mortgage loans ("Balloon Loans"), which are fixed-rate Closed-End Loans having original or modified terms to maturity of generally 15 years as described in the related Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which the remaining outstanding principal balance on the Balloon Loan will be due and payable (the "Balloon Amount");

     o Convertible Mortgage Loans, Cooperative Loans or Modified Mortgage Loans; or

     o Similar Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement.

      As specified in the related Prospectus Supplement, a portion of the Closed-End Loans underlying a series of Certificates may provide for payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Mortgage Loan"). Other Closed-End Loans may provide for payments in monthly installments including interest equal to one-twelfth of the applicable Mortgage Rate times the unpaid principal balance, with any remainder of the payment applied to principal (an "Actuarial Mortgage Loan").

      A Simple Interest Mortgage Loan provides the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a Simple Interest Mortgage Loan may effect the distributions of principal and interest on the Certificates, as described in the related Prospectus Supplement.

      If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on the Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (a "Convertible Mortgage Loan"), usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Depositor will repurchase or Residential Funding, the applicable Designated Seller or a third party will purchase the converted Mortgage Loan as and to the extent described in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Depositor or Residential Funding, or another party specified therein, may agree to act as remarketing agent with respect to the converted Mortgage Loans and, in its capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. If so specified in the related Prospectus Supplement, the inclusion of a converted Mortgage Loan in a Mortgage Pool may adversely affect the holders of the Certificates by restricting the ability of the related Pass-Through Rate or Rates to adjust to the extent intended by the adjustable Pass-Through Rate.

      The Closed-End Loans may provide for payment of a prepayment charge if the related Mortgagor prepays the Closed-End Loan within a specified time period.

Revolving Credit Loans

      The Revolving Credit Loans will be originated under loan agreements (the "Credit Line Agreements") subject to a maximum amount (the "Credit Limit"). Interest on each Revolving Credit Loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have a Mortgage Rate that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the Index on the day specified in the related Prospectus Supplement, and (b) the Gross Margin specified in the related Mortgage Note, which may vary under circumstances if so specified in the related Prospectus Supplement, subject to the Maximum Rate specified in the Mortgage Note and the maximum rate permitted by applicable law. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, a Mortgage Loan may have an introductory rate that is lower than the rate that would be in effect if the applicable Index and Gross Margin were used to determine the Mortgage Rate ("Teaser Loans") and as a result of the introductory rate, interest distributions on the Certificates may initially be lower than expected. Commencing on their first adjustment date, the Mortgage Rates on the Teaser Loans will be based on the applicable Index and Gross Margin.

      Unless specified in the related Prospectus Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an "Additional Balance" or a "Draw") under the related Credit Line Agreement at any time during the period specified in the Credit Line Agreement [the "Draw Period"). Unless specified in the related Prospectus Supplement, the Draw Period will not be more than 15 years. Unless specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, if the Draw Period is less than the full term of the Revolving Credit Loan, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date (the "Repayment Period"). The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments on the Revolving Credit Loan in a minimum amount as specified in the related Mortgage Note, which usually will be the greater of (i) 1% of the outstanding principal balance of the Mortgage Loan, (ii) the accrued interest or
(iii) $100. The Mortgagor for each Mortgage Loan will be obligated to pay off the remaining Account Balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under the Mortgage Note at the time of the Draw. Unless provided in the related Prospectus Supplement, Draws made after the related Cut-off Date will be excluded from the Mortgage Pool.

      Unless specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, (a) the Finance Charge (the "Finance Charge") for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the Mortgage Loan for the billing cycle at the related Mortgage Rate, (b) the Account Balance (the "Account Balance") on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, "Additional Charges") that are due on the Mortgage Loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day, and (c) the "principal balance" on any day usually will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on the Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Mortgage Loan generally will be applied, first, to any unpaid Finance Charges that are due on the Revolving Credit Loan, second, to any unpaid Additional Charges that are due thereon, and third, to any related Draws outstanding.

      The Mortgaged Property securing each Revolving Credit Loan will be subject to the lien created by the related mortgage (the "Mortgage") in respect of the outstanding principal balance of each related Draw or portion thereof that is not included in the related Mortgage Pool, whether made on or prior to the related Cut-off Date or thereafter. The lien will be the same rank as the lien created by the Mortgage in respect of the Revolving Credit

Loan, and monthly payments, collections and other recoveries under the Credit Line Agreement related to the Revolving Credit Loan will be allocated as described in the related Prospectus Supplement among the Revolving Credit Loan and the outstanding principal balance of each Draw or portion thereof excluded from the Mortgage Pool. The Depositor, an affiliate of the Depositor or an Unaffiliated Seller may have an interest in any Draw or portion thereof excluded from the Mortgage Pool.

      In most cases, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, and the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the Mortgage Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will usually contain a customary "due-on-sale" clause.

      As to each Mortgage Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, as to each Mortgage Loan, generally the suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Mortgage Loan, at the discretion of the Master Servicer, the Mortgage Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

      The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to the Mortgaged Properties.

                       ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

      With respect to any series of Certificates backed by Revolving Credit Loans, the related Trust may include either (i) the entire principal balance of each Revolving Credit Loan outstanding at any time, including balances attributable to Draws made after the related Cut-off Date, or (ii) only a specified portion (the "Trust Balance") of the total principal balance of each Revolving Credit Loan outstanding at any time, which except as described in the related Prospectus Supplement will consist of the principal balance thereof as of the Cut-off Date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the Cut-off Date.

      In the latter case, that portion of the principal balance of any Revolving Credit Loan not included in the Trust Balance at any time is referred to as the "Excluded Balance," which will include balances attributable to Draws after the Cut-off Date and may include, as specified in the related Prospectus Supplement, a portion of the principal balance outstanding as of the Cut-off Date. The related Prospectus Supplement will describe the specific provisions by which payments and losses on any Revolving Credit Loan will be allocated as between the Trust Balance and any Excluded Balance. Generally, except as so specified, the provisions (i) may provide that principal payments made by the Mortgagor will be allocated as between the Trust Balance and any Excluded Balance either
(a) on a pro rata basis, (b) first to the Trust Balance until reduced to zero, then to the Excluded Balance, or (c) in accordance with other specified priorities, and (ii) will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated as between the Trust Balance and any Excluded Balance on a pro rata basis.

      Even where a Trust initially includes the entire principal balance of the Revolving Credit Loans, the Pooling and Servicing Agreement may provide that after a specified date or upon the occurrence of specified events, the Trust may not include balances attributable to additional Draws made thereafter. The related Prospectus Supplement will describe the provisions as well as the allocation provisions that would be applicable thereto.

                                   MORTGAGE LOAN PROGRAM

      The Mortgage Loans will have been purchased by the Depositor, either directly or indirectly through Residential Funding from Sellers. The Mortgage Loans will generally have been originated in accordance with the Depositor's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards" or as described in the related Prospectus Supplement.

Underwriting Standards

    General Standards

      The Depositor's underwriting standards with respect to the Mortgage Loans will generally conform to those published in Residential Funding's Client Guide (together with Residential Funding's Servicer Guide, the "Guide," as modified from time to time), including, the provisions of the Guide applicable to the Depositor's Home Equity Program (the "Home Equity Program"). The underwriting standards as contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Mortgage Loans may be underwritten by Residential Funding or by a designated third party. In some circumstances, however, the Mortgage Loans may be underwritten only by the Seller with little or no review performed by Residential Funding. See "Underwriting Standards -- Guide Standards" and "Qualifications of Sellers." Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Mortgage Loans in any Mortgage Pool were underwritten in accordance with applicable standards.

      The Depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any Mortgage Loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Revolving Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

      In addition, the Depositor purchases Mortgage Loans which do not conform to the underwriting standards contained in the Guide. A portion of the Mortgage Loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Mortgage Loans by Residential Funding, from Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Depositor or a designated third party, will normally review only a limited portion of the Mortgage Loans in any delivery of Mortgage Loans from the related Seller for conformity with the applicable underwriting standards. A portion of the Mortgage Loans may be purchased from Sellers who will represent that the Mortgage Loans were originated under underwriting standards acceptable to Residential Funding.

      The level of review, if any, by Residential Funding or the Depositor of any Mortgage Loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific Mortgage Loan, including the original principal balance or Credit Limit, as applicable, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable Credit Score of the related Mortgagor used in connection with the origination of the Mortgage Loan, as determined based on a credit scoring model acceptable to the Depositor. Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level, may depend on the mortgagor's Credit Score.

      The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Mortgage Loans underlying Mortgage Securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Depositor or Residential Funding. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated Seller or of the originator of the Mortgage Loans, and will be described in the related Prospectus Supplement.

      The Depositor, either directly or indirectly through Residential Funding, will also purchase Mortgage Loans from its affiliates, including GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., with underwriting standards in accordance with the Guide or as otherwise agreed to by the Depositor. However, in some limited circumstances, the Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with the affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to Mortgage Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in limited circumstances preferential interest rates may be allowed. Neither the Depositor nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards contained in the Guide.

    Guide Standards

      The  following  is a  brief  description  of  the  underwriting  standards contained in the Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the Home Equity Program, the borrower normally must show, among other things, a minimum of two years' credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, under the Home Equity Program, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Mortgage Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

      As specified in the related Prospectus Supplement, the value of the Mortgaged Property securing each Mortgage Loan will be determined by either an appraisal, or if permitted by the Guide, a Statistical Valuation, or the Stated Value. An appraisal is made of the Mortgaged Property securing each Mortgage Loan. Appraisals may be performed by appraisers independent from or affiliated with the Depositor, Residential Funding or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under the Home Equity Program, each appraisal is required to be dated no more than 360 days prior to the date of origination of the Mortgage Loan; provided, that depending on the original principal amount or Credit Limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or Statistical Valuation is obtained. However, appraisals, Statistical Valuations, or Stated Values will not establish that the Mortgage Properties provide assurance of repayment of the Loans. Title searches are undertaken in most cases, and title insurance is required on all Mortgage Loans with original principal balances or Credit Limits, as applicable, in excess of $100,000.

      Certain information, including the "Credit Scores" for a portion of the Mortgages of the Mortgage Loans underlying each series of Certificates will be supplied in the related Prospectus Supplement. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the Seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in general, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan (for example, the Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans or that any Mortgagor's Credit Score would not be lower if obtained as of the date of the related Prospectus Supplement.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home if applicable, such as property taxes and hazard insurance, as well as other financial obligations, including debt service on any mortgage loan secured by a senior lien on the related Mortgaged Property. In most cases, the monthly payment used to qualify borrowers for a Revolving Credit Loan will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Mortgage Rate in effect from the origination date of an ARM Loan or a Revolving Credit Loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. The monthly payment used to qualify borrowers for a Closed End Loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. Unless specified in the related Prospectus Supplement, the Mortgage Loans will not provide for negative amortization. With respect to Balloon Loans and Revolving Credit Loans, payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

      The underwriting standards set forth in the Guide also allow for Mortgage Loans to be supported by alternative documentation. For alternatively documented Mortgage Loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

      The  underwriting  standards  contained  in the  Guide  may be  varied  in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Mortgage Loan. For example, under Residential Funding's Stated Income limited mortgage loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan. Normally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors, such as a relatively low Combined Loan-to-Value Ratio, must be present. The borrower's eligibility for the program may further be determined by use of a credit scoring model.

      The Home Equity Program sets forth some limitations with respect to the CLTV for the Mortgage Loans and restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program normally permit CLTV's as high as 100% except as otherwise provided in the related Prospectus Supplement; however, the maximum permitted CLTV may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines also include restrictions based on the borrower's debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by Residential Funding. The Home Equity Program underwriting guidelines include minimum credit score levels that may apply depending on certain factors of the Mortgage Loan. The required yields for fixed-rate Closed-End Loans and required Gross Margins for Revolving Credit Loans purchased under the Home Equity Program, as announced from time to time, vary based on a number of factors including CLTV, original principal balance or Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

      In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

Qualifications of Sellers

      Except with respect to Designated Seller Transactions, each Seller, other than the Federal Deposit Insurance Corporation (the "FDIC") and investment banking firms, will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust for a series of Certificates, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a Seller. Any event of this type may adversely affect the ability of any Seller to repurchase the Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

      Residential Funding monitors Sellers that it knows to be under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Any Seller that is under control of the FDIC or insolvent may make no representations and warranties with respect to Mortgage Loans sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also be a Seller of the Mortgage Loans, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Mortgage Loans sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty.

      Unless otherwise specified in the related Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers. To the extent the Designated Seller fails to or is unable to repurchase the Mortgage Loan due to a breach of representation and warranty, neither the Depositor, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Certificateholders or by the credit enhancement, if any.

Representations Relating to Mortgage Loans

      Except as described above, each Seller will have made representations and warranties to Residential Funding with respect to the Mortgage Loans sold by it. However, except in the case of a Designated Seller Transaction or as otherwise provided in the related Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Trustee for the benefit of the holders of the related series of Certificates, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust.

      In the case of a Mortgage Pool consisting of Mortgage Loans purchased by the Depositor from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, will have made certain limited representations and warranties regarding the Mortgage Loans to the Depositor at the time, just prior to the initial issuance of the related series of Certificates, that they are sold to the Depositor. The representations and warranties will generally include, among other things, that:

     o as of the Cut-off Date, the information contained in a listing of the related Mortgage Loans is true and correct in all material respects;

     o Residential Funding was the sole holder and owner of the Mortgage Loan free and clear of any and all liens and security interests;

     o each Mortgage Loan complied in all material respects with all applicable local, state and federal laws;

     o except as otherwise indicated in the related Prospectus Supplement, no Mortgage Loan is one month or more delinquent in payment of principal and interest; and

     o there is no delinquent tax or, to the best of the Residential Funding's knowledge, assessment lien against any Mortgaged Property.

      In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, Residential Funding will be obligated to repurchase or substitute for the Mortgage Loan as described below. In addition, Residential Funding will be obligated to repurchase or substitute for any Mortgage Loan as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority described with respect to the Mortgage Loan in the listing of related Mortgage Loans, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage and certain other permissible title exceptions, (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property, and
(d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Mortgage Loan as to which the Depositor delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if the Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential Funding will be obligated to repurchase or substitute for the Mortgage Loan, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to the requirement also constitute fraud in the origination of the related Mortgage Loan. Furthermore, because the listing of the related Mortgage Loans generally contains information with respect to the Mortgage Loans as of the Cut-off Date, prepayments and, in some limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Mortgage Loans between the Cut-off Date and the date of the initial issuance of the Certificates (the "Closing Date"). Residential Funding will not be required to purchase or substitute for any Mortgage Loan as a result of the prepayment or modification.

      In a Designated Seller Transaction, unless otherwise specified in the related Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Mortgage Loans to the Depositor generally similar to those made in the preceding paragraph by Residential Funding.

      The Depositor will assign to the Trustee for the benefit of the holders of the related series of Certificates all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from Residential Funding or a Designated Seller, insofar as the agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of the Mortgage Loan and any remedies provided for with respect to any breach of the representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in the Mortgage Loan, within 90 days after notice from the Master Servicer, such Designated Seller or Residential Funding, as the case may be, will be obligated to purchase such Mortgage Loan at a price (the "Purchase Price") contained in the related Pooling and Servicing Agreement, which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and, if applicable, the Excluded Spread (as defined in this Prospectus)).

      Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by Residential Funding as provided above, rather than purchase the Mortgage Loan, Residential Funding may, at its sole option, remove the Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and cause the Depositor to substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution must be effected within 120 days of the date of the initial issuance of the Certificates with respect to a Trust treated as a grantor trust for federal income tax purposes. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Certificates, such substitution of a defective Mortgage Loan must be effected within three years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

     o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in a custodial account (the "Custodial Account") in the month of substitution for distribution to the Certificateholders);

     o have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

     o have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution;

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     o comply with all of the representations and warranties contained in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans, Revolving Credit Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Designated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

      The Master Servicer will be required under the applicable Pooling and Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor its obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards described in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Designated Seller that may provide for, among other things, the purchase of only a portion of the affected Mortgage Loans or coverage of only certain loss amounts. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related credit enhancement supporting the related series of Certificates, and to the extent not available, by the Certificateholders of the series. Furthermore, if applicable, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Designated Seller fails to repurchase and no breach of either the Depositor's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Depositor or Residential Funding. Unless specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Designated Seller or by Residential Funding in its capacity as a seller of Mortgage Loans to the Depositor, or for any other event giving rise to such obligations as described above.

      Neither the Depositor nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Designated Seller defaults on its obligation to do so, and no assurance can be given that the Designated Sellers will carry out its obligations with respect to Mortgage Loans. A default by a Designated Seller is not a default by the Depositor or by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related Certificates.

      However, if any Designated Seller requests Residential Funding's consent to transfer subservicing rights for any related Mortgage Loans to a successor servicer, Residential Funding may release the Designated Seller from liability under its representations and warranties described above, upon the assumption of the successor servicer of the Designated Seller's liability for its representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which the successor servicer assumes the Designated Seller's liability will be assigned to the Trustee, and the successor servicer will be deemed to be the "Designated Seller" for purposes of the foregoing provisions.

Subservicing

      The servicing for each Mortgage Loan will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will then be serviced by the Subservicer under an agreement between the Master Servicer and the Subservicer (a "Subservicing Agreement"). The Master Servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation or its affiliates. While the Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Pooling and Servicing Agreement under which a series of Certificates is issued will provide that, if for any reason the Master Servicer for the series of Certificates is no longer the master servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Subservicer's rights and obligations under the Subservicing Agreement.

      Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor under the Mortgage Loan, if applicable; processing of assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the Certificateholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and interest (net of any subservicing or other compensation) on Closed-End Loans, as described under "Description of the Certificates -- Advances on Closed-End Loans," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. The Subservicer generally shall be responsible for performing all collection and other servicing functions with respect to any delinquent loan or foreclosure proceeding. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the related Prospectus Supplement. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Mortgage Loans.

      A Subservicer may, subject to any limitation in the related Prospectus Supplement, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

      As compensation for its servicing duties, the Subservicer will be entitled to a monthly servicing fee, to the extent the related Mortgage Loan payment has been collected, in a minimum amount described in the related Prospectus Supplement. The Subservicer or Master Servicer may also be entitled to collect and retain, as part of its servicing compensation, all or a portion of any late charges, if any, provided in the Mortgage Note or related instruments and in the case of the Master Servicer, any penalties enforced against a Subservicer. The remaining portion of the late charges will be remitted to the Master Servicer. The Subservicer will be reimbursed by the Master Servicer for some expenditures which it makes, in most cases to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement --Servicing and Administration."

      Each  Subservicer  will be  required  to agree  to  indemnify  the  Master
Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each Subservicer will be required to service each Mortgage Loan under the terms of the Subservicing Agreement for the entire term of that mortgage Loan, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon giving notice upon specified events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of specified amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Subservicing Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements. However, the Pooling and Servicing Agreement for each Trust will provide that any amendment or new agreement may not be inconsistent with or violate the Pooling and Servicing Agreement in a manner which would materially and adversely affect the interests of the Certificateholders.

      The Master Servicer may either assume the primary servicing responsibility form the related Subservicer, and may perform all collections, loss mitigation and other servicing functions with respect to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted with respect to any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

                              DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued in series. Each series of Certificates, or, in certain instances, two or more series of Certificates, will be issued under a Pooling and Servicing Agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the Certificates ( the "Registration Statement") of which this Prospectus is a part. Each Pooling and Servicing Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below as well as other pertinent information included elsewhere in this Prospectus, and subject to the related Prospectus Supplement, do not describe all terms thereof but reflect the material provisions relating to the Certificates common to each Pooling and Servicing Agreement.

      Each series of Certificates may consist of a single class of Certificates or any combination of the following:

      o     a single class of Certificates;

      o two or more classes of Certificates, of which one or more classes of Certificates (collectively, the "Senior Certificates") may be senior in right of payment to any other class or classes of Certificates (collectively, the "Subordinate Certificates"), and as to which some classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates, as described in the related Prospectus Supplement (any of these series, a "Senior/Subordinate Series");


      o one or more classes of Certificates (collectively, the "Mezzanine Certificates") which are Subordinate Certificates but which are senior to certain other classes of Subordinate Certificates in respect of distributions or losses;

      o one or more classes of Certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions (each, a "Strip Certificate");

      o two or more classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes"), or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof (the "Accrual Certificates") on the day of the month specified in the accompanying Prospectus Supplement for distributions to occur (or, if that day is not a business day, the next business day) of each month, commencing in the month following the month in which the Cut-off Date (as defined in the applicable Prospectus Supplement) occurs (each, a "Distribution Date"); or

     o other types of classes of Certificates, as described in the related Prospectus Supplement.

      Credit support for each series of Certificates will be provided by a Financial Guaranty Insurance Policy, derivative products, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Surety Bond, by the subordination of one or more classes of Certificates, Overcollateralization or other credit enhancement as described under "Description of Credit Enhancement," or by any combination of the foregoing.

Form of Certificates

      As specified in the related Prospectus Supplement, the Certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Certificates will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related Pooling and Servicing Agreement to register the Certificates (the "Certificate Registrar"). No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Certificateholder" as used in this Prospectus refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, a transfer agent) as the registered holder of a Certificate.

      If issued in book-entry form the classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Depositor ("DTC"), or Cedelbank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe). Certificateholders may hold Book-Entry Certificates directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the related Prospectus Supplement. Any class of Certificates issued in book-entry form via one of the facilities described above ("Book-Entry Certificates"), will list DTC's nominee as the record holder. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (the "Depositaries"), which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the Cedel and Euroclear participating organizations "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (those institutions, "Indirect Participants") have indirect access to DTC's clearance system.

      Unless specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Certificate (each person, a "Beneficial Owner") will be entitled to receive a Certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that Certificate and a successor depository is not obtained or (ii) the Trustee elects in its sole discretion to discontinue the registration of the Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the

Master Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of their Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Certificates may do so only through DTC, either directly if the Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Under the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to the Certificates, may be limited because of the lack of physical certificates evidencing the Certificates and because DTC may act only on behalf of Participants.

      Because of time zone differences, the securities account of a Cedel or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of Cedel or Euroclear) will be credited during subsequent securities settlement processing day immediately following the DTC settlement, date which must be a business day for Cedel or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear Participant or Cedel Participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant (other than the depositary for Cedel or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Cedel, as a professional depository, holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty
Trust Depositor of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Distributions on the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding those payments to Participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize those actions. None of the Master Servicer, the
Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Trust Assets

      At the time of issuance of a series of Certificates, the Depositor will cause the Mortgage Loans ,or Trust Balances thereof, if applicable, or Mortgage Securities and any other assets being included in the related Trust to be assigned without recourse to the Trustee or its nominee, which may be the Custodian (as defined in this Prospectus). If specified in the related Prospectus Supplement, all principal and interest received on or with respect to the Mortgage Loans, or Trust Balances thereof, if applicable, or Mortgage Securities after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread will also be assigned. The Trustee will, concurrently with the assignment, deliver a series of Certificates to the Depositor in exchange for the Mortgage Loans, or Trust Balances thereof, if applicable, or Mortgage Securities. Each Mortgage Loan, Trust Balance or Mortgage Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. The schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

      If so specified in the related Prospectus Supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (together, "MERS"), assignments of the mortgages for the Mortgage Loans in the related Trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"). With respect to Mortgage Loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in any of those Mortgage Loans.

      In addition, except as provided below with respect to some series of Certificates backed by Trust Balances of Revolving Credit Loans, the Depositor will, as to each Mortgage Loan other than Mortgage Loans underlying any Mortgage Securities, deliver to the Trustee (or to the Custodian) the legal documents relating to the Mortgage Loan that are in possession of the Depositor, which may include:

     o the Mortgage Note, and any modification or amendment made to the Mortgage Note, endorsed without recourse either in blank or to the order of the Trustee or its nominee;

     o the Mortgage, except for any Mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

     o an assignment in recordable form of the Mortgage, or evidence that the Mortgage is held for the Trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

      o if applicable, any riders or modifications to the Mortgage Note and Mortgage, together with any other documents at such times as described in the related Pooling and Servicing Agreement.

      o The assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so specified in the related Prospectus Supplement, the Depositor may not be required to deliver one or more of the documents if the documents are missing from the files of the party from whom the Mortgage Loans were purchased.

      In the event that, with respect to any Mortgage Loan (except as provided below), the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee or the Custodian a true and correct photocopy of the Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee or the Custodian the Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

      With respect to any Puerto Rico Mortgage Loans, the Mortgages with respect to those Mortgage Loans either (i) secure a specific obligation for the benefit of a specified person (a "Direct Puerto Rico Mortgage") or (ii) secure an instrument transferable by endorsement (an "Endorsable Puerto Rico Mortgage"). Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related Mortgage Note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the Trustee (or the Custodian).

      Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public recording office, except for Mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement.

      Notwithstanding the preceding three paragraphs, with respect to any series of Certificates backed by Trust Balances of Revolving Credit Loans, the foregoing documents generally will have been delivered to an entity specified in the related Prospectus Supplement which may be the Trustee, a Custodian or another entity appointed by the Trustee, and such entity shall hold such documents as or on behalf of the Trustee for the benefit of the Certificateholders, with respect to the Trust Balances thereof, and on behalf of any other applicable entity with respect to any Excluded Balance thereof, as their respective interests may appear.

Review of Mortgage Loans

      The Trustee will be authorized to appoint one or more custodians (each, a "Custodian") under a custodial agreement to maintain possession of and review documents relating to the Mortgage Loans as the agent of the Trustee (except as provided below). The identity of such Custodian, if any, will be described in the related Prospectus Supplement.

      The Trustee or the Custodian will hold the documents in trust for the benefit of the certificateholders and, normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the Trustee or the Custodian shall notify the Master Servicer and the Depositor, and the Master Servicer, the Servicer or the Trustee shall notify Residential Funding or the Designated Seller. If Residential Funding or, in a Designated Seller Transaction, the Designated Seller cannot cure the defect within 60 days or within the other period specified in the related Prospectus Supplement, after notice of the defect is given to Residential Funding (or, if applicable, the Designated Seller), Residential Funding (or, if applicable, the Designated Seller) is required to, not later than 90 days after such notice (or within the other period specified in the related Prospectus Supplement), either repurchase the related Mortgage Loan or any property acquired in respect of it from the Trustee, or if permitted substitute for such Mortgage Loan a new Mortgage Loan in accordance with the standards described herein. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under "Mortgage Loan Program -- Representations Relating to Mortgage Loans," but such obligation is subject to the provisions described below under " -- Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable Designated Seller will fulfill its obligation to purchase any Mortgage Loan as described above. Unless specified in the accompanying Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Depositor will be obligated to purchase or substitute for the Mortgage Loan if the Designated Seller defaults on its obligation to do so. The obligation to repurchase or substitute for a Mortgage Loan constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust.

      Notwithstanding the foregoing, with respect to the Trust Balance of a Revolving Credit Loan, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents with respect to an Excluded Balance and such review covered all documentation with respect to any Trust Balance.

      The Master Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement. Upon a breach of any of these representations of the Master Servicer which materially adversely affect the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at its Purchase Price, less unreimbursed advances, if applicable, made by the Master Servicer with respect to the Mortgage Loan, or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution described above under "Mortgage Loan Program -- Representations Relating to Mortgage Loans." This purchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of this type of representation by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust.

Excess Spread and Excluded Spread

      The Depositor, the Master Servicer or any of their affiliates, or any other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Mortgage Loans or Mortgage Securities. The payment of any portion of interest in this manner will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the Mortgage Loans or Mortgage Securities. Any of these payments generated from the Mortgage Loans or Mortgage Securities will represent a specified portion of the interest payable on the Mortgage Loans and as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust (the "Excess Spread") or will be excluded from the assets transferred to the related Trust (the "Excluded Spread"). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Mortgage Loans or Mortgage Securities will be allocated between the owners of any Excess Spread or Excluded Spread and the Certificateholders entitled to payments of interest as provided in the applicable Pooling and Servicing Agreement.

Payments on Mortgage Loans; Deposits to Certificate Account

      Each Subservicer servicing a Mortgage Loan under a Subservicing Agreement will establish and maintain an account (the "Subservicing Account") which materially meets the requirements described in the Guide from time to time or is approved by Residential Funding. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. As specified in the Subservicing Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Mortgage Loans that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the related Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, with respect to Simple Interest Mortgage Loans, less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the Mortgagor.

      The Master Servicer will deposit or will cause to be deposited into the Custodial Account certain payments and collections received by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, as specifically contained in the related Pooling and Servicing Agreement, which generally will include the following:

     o payments on account of principal of the Mortgage Loans or on the Mortgage Securities comprising a Trust;

     o payments on account of interest on the Mortgage Loans or on the Mortgage Securities comprising the Trust, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

     o amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer, received and retained in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, hazard or other insurance policy or guaranty covering any Mortgage Loan in such Mortgage Pool (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

     o proceeds of any Mortgage Loan in the Trust purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Depositor, Residential Funding, any Subservicer or Seller or any other person under the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program -- Representations Relating to Mortgage Loans," and "Description of the Certificates -- Assignment of Trust Assets" above;

     o any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

     o any amounts required to be transferred from the Certificate Account to the Custodial Account.

      In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Trustee for the benefit of the holders of each series of Certificates, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Certificates (the "Certificate Account"). Both the Custodial Account and the Certificate Account must be either:

      o maintained with a depository institution whose debt obligations at the time of any deposit in the account are rated by any Rating Agency that rated any Certificates of the related series not less than a specified level comparable to the rating category of such Certificates;

      o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained;

     o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria;

     o in the case of the Certificate Account, a trust account or accounts maintained with the Trustee; and

     o any other account or accounts acceptable to any applicable Rating Agency (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling and Servicing Agreement ("Permitted Investments").

      Unless otherwise set forth in the related Prospectus Supplement, not later than the business day preceding each Distribution Date, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on the Distribution Date. The Master Servicer or the Trustee will also deposit or cause to be deposited into the Certificate Account:
(i) the amount of any Advances on Closed-End Loans, if applicable, made by the Master Servicer as described in this Prospectus under " -- Advances on Closed-End Loans," (ii) any payments under any Letter of Credit, Financial Guaranty Insurance Policy, credit derivative and any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under "Credit Enhancement" below or (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "Description of the Certificates -- Hazard Insurance and Related Claims" below, (iv) any distributions received on any Mortgage Securities included in the Trust and (v) any other amounts as described in the related Pooling and Servicing Agreement.

      The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of Certificates and will be distributed as provided in the related Pooling and Servicing Agreement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date, and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Master Servicer out of its own funds upon realization of the loss.

Withdrawals from the Custodial Account

      The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically contained in the related Pooling and Servicing Agreement, which generally will include the following:

      o to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described above under " -- Payments on Mortgage Loans; Deposits to Certificate Account;"

      o to reimburse itself or any Subservicer for Advances, if applicable, or for amounts advanced in respect of taxes, insurance premiums or similar expenses ("Servicing Advances") as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Mortgage Loan with respect to which such Advances or Servicing Advances were made;

     o to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Mortgage Loan;

     o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Mortgage Loans, and, if so provided in the Pooling and Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Pooling and Servicing Agreement;

     o to pay to itself, a Subservicer, Residential Funding, the Depositor or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed under the terms of the Pooling and Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

     o to pay the Depositor or its assignee, or any other party named in the related Prospectus Supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

     o to reimburse itself or any Subservicer for any Advance, if applicable, previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), subject to any limitations set forth in the Pooling and Servicing Agreement as described in the related Prospectus Supplement;

     o to reimburse itself or the Depositor for certain other expenses incurred for which it or the Depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Designated Seller, or against which it or the Depositor is indemnified under the Pooling and Servicing Agreement;

     o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein;

     o to pay to itself or any Subservicer for the funding of any Draws made on the Mortgage Loans, if applicable;

     o to make deposits to the Funding Account in the amounts and in the manner provided in the Pooling and Servicing Agreement, if applicable; and

     o    to  clear  the   Custodial   Account  of  amounts   relating   to  the
          corresponding Mortgage Loans in connection with the termination of the Trust under the Pooling and Servicing Agreement.

Distributions

      Distributions of principal and/or interest, as applicable, on each class of Certificates entitled thereto will be made on each Distribution Date either by the Trustee, the Master Servicer acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"). Payments will be made to the persons who are registered as the holders of the Certificates at the close of business on the day prior to each Payment Date or, if the Certificates are no longer Book-Entry, to the persons in whose names the Certificates are registered at the close of business on the last business day of the preceding month (the "Record Date"). Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates
at  the  office  or  agency  of  the   Trustee   specified   in  the  notice  to
Certificateholders. Distributions will be made to each Certificateholder in accordance with the holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.

Principal and Interest on the Certificates

      The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each class of Certificates will be made prior to distributions of principal thereon. Each class of Certificates, other than certain classes of Strip Certificates, may have a different specified interest rate (each, a "Pass-Through Rate"), which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

      On each Distribution Date for a series of Certificates, the Trustee or the Master Servicer on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by the holder multiplied by such class's Distribution Amount. The "Distribution Amount" for a class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for the Distribution Date, plus, if such class is entitled to payments of interest on the Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional amount of such class specified in the applicable Prospectus Supplement, less certain interest shortfalls, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) if so specified in the related Prospectus Supplement, Prepayment Interest Shortfalls (as defined in this Prospectus) in collections of interest on Closed-End Loans resulting from Mortgagor prepayments during the month preceding the month of distribution, in each case in the amount that is allocated to the class on the basis contained in the Prospectus Supplement.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates) shall be as described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class unless otherwise described in the related Prospectus Supplement. In addition, unless otherwise specified in the related
Prospectus Supplement, distributions of principal on the Certificates will be limited to monthly principal payments on the Mortgage Loans, any Excess Interest, if applicable, applied as principal distributions on the Certificates and any amount distributed as a payment of principal under the related form of Credit Enhancement. To the extent the Trust contains Balloon Loans that require no monthly payments and non-amortizing Mortgage Loans that require only small principal payments in proportion to the principal balance of the Mortgage Loan, the amount of principal distributions on the Certificates generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

      On the day of the month specified in the related Prospectus Supplement as the determination date (the "Determination Date"), the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the succeeding Distribution Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Trustee (the


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



information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

Advances on Closed-End Loans

      In connection with Closed-End Loans, the Master Servicer will agree to advance, either out of its own funds, funds advanced to it by Subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the Certificateholders, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (except with respect to Simple Interest Mortgage Loans and other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an "Advance"), which were delinquent as of the close of business on the business day preceding the Determination Date on the Mortgage Loans in the related Mortgage Pool, but only to the extent that the Advances would, in the judgment of the Master Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with Revolving Credit Loans, except as otherwise provided in the related Prospectus Supplement. As specified in the related Prospectus Supplement with respect to any series of Certificates as to which the Trust includes Mortgage Securities, the Master Servicer's advancing obligations will be under the terms of the Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement, and may differ from the provisions relating to Advances described in this Prospectus. Unless specified in the related Prospectus Supplement, the Master Servicer will not make any advance with respect to principal on any Simple Interest Mortgage Loan.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related Certificateholders. Such advances does not represent an obligation of the Master Servicer to guarantee or insure against losses. If Advances have been made by the Master Servicer from cash being held for future distribution to Certificateholders, those funds will be required to be replaced on or before any future Distribution Date to the extent that funds in the Certificate Account on that Distribution Date would be less than payments required to be made to Certificateholders. Any Advance will be reimbursable to the Master Servicer out of recoveries on the related Mortgage Loans for which those amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any Mortgage Loan purchased by the Depositor, Residential Funding, a Subservicer or a Seller under the circumstances described above). Such Advances will also be reimbursable from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates, if applicable) to the extent that the Master Servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any Senior/Subordinate Series, so long as the related Subordinate Certificates remain outstanding and subject to limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Certificates, if any. The Master Servicer generally will also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced will be reimbursable to the Master Servicer to the extent permitted by the Pooling and Servicing Agreement.

      The Master Servicer's obligation to make Advances may be supported by another entity, the Trustee, a Financial Guaranty Insurance Policy, a letter of credit or other method as may be described in the related Pooling and Servicing Agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded.

Funding Account

      If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date for the related Certificates. Additional Mortgage Loans will be required to conform to the requirements contained in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the


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



related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related series or a portion of collections on the Mortgage Loans in respect of principal will be deposited in the Funding Account to be released as additional Mortgage Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Certificates. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or other agreement providing for the transfer of additional Mortgage Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Certificates) or 12 months (as to amounts representing principal collections on the Mortgage Loans) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in the Prospectus Supplement.

Reports to Certificateholders

      On each Distribution Date, the Master Servicer will forward or cause to be forwarded to each Certificateholder of record a statement or statements with respect to the related Trust setting forth the information described in the related Pooling and Servicing Agreement. Except as otherwise provided in the related Pooling and Servicing Agreement, such information generally will include the following, as applicable:

     o    the   aggregate   amount  of  interest   collections   and   principal
          collections;

     o    the amount, if any, of the distribution allocable to principal;

     o the amount, if any, of the distribution allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

     o the aggregate unpaid principal balance of the Mortgage Loans or, if applicable, the Trust Balances thereof after giving effect to the distribution of principal on the Distribution Date;

     o the outstanding principal balance or notional amount of each class of Certificates after giving effect to the distribution of principal on the Distribution Date;

     o based on the most recent reports furnished by Subservicers, the number of Mortgage Loans in the related Mortgage Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure, and the aggregate principal balances of these groups of Mortgage Loans or, if applicable, the Trust Balances thereof;

     o the book value of any property acquired by the Trust through foreclosure or grant of a deed in lieu of foreclosure;

     o the balance of the Reserve Fund, if any, at the close of business on the Distribution Date;

     o the percentage of the outstanding principal balance of the Senior Certificates, if applicable, after giving effect to the distributions on the Distribution Date;

     o the amount of coverage under any Letter of Credit or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

     o    if  applicable,  the  Special  Hazard  Amount,  Fraud Loss  Amount and
          Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

      o in the case of Certificates benefitting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

      o with respect to any series of Certificates as to which the Trust includes Mortgage Securities, any additional information as required under the related Pooling and Servicing Agreement.

      Each amount set forth in the first two items in the list above will be expressed as a dollar amount per Single Certificate. As to a particular class of Certificates, a "Single Certificate" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of that class, except as otherwise provided in the related Pooling and Servicing Agreement. In addition to the information described above, reports to Certificateholders will contain any other information as is described in the applicable Pooling and Servicing Agreement, which may include, without limitation, information as to Advances, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust.

      In addition, to the extent described in the Pooling and Servicing Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each person that was a holder of record of any class of Certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, in the event the person was a holder of record of a class of Certificates during a portion of that calendar year, for the applicable portion of that year.

Collection and Other Servicing Procedures

      The Master Servicer will have the option to allow an increase in the Credit Limit applicable to any Revolving Credit Loan (a "Credit Limit Increase") in certain limited circumstances. The Master Servicer will have an unlimited ability to obtain increases provided that the following conditions are met: (i) a new appraisal is obtained, (ii) the new CLTV is less than or equal to the original CLTV, (iii) verbal verification of employment is obtained and (iv) the payment history of the related borrower is within the underwriting parameters as specified in the Guide. If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the Master Servicer will have the option to allow a Credit Limit Increase for any Revolving Credit Loan, provided that the CLTV of the Revolving Credit Loan following the Credit Limit Increase will be limited to 100% and at no time shall the aggregate Principal Balance of such Revolving Credit Loans exceed 10% of the current Pool Balance; provided further, however, that for Revolving Credit Loans with original CLTV's in excess of 80%, the CLTV resulting from such Credit Limit Increase must be less than or equal to the original CLTV and at no time shall the aggregate Principal Balance of the Revolving Credit Loans exceed 5% of the current Pool Balance.

      The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the Due Dates for payments due on a Mortgage Note, provided that the insurance coverage for the Mortgage Loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Certificates as to which the Trust includes Mortgage Securities, the Master Servicer's servicing and administration obligations will be governed by the terms of those Mortgage Securities.

      The Master Servicer, in its discretion, may, or may allow a Subservicer to extend relief to Mortgagors whose payments become delinquent. The Master Servicer or Subservicer, without the prior approval of the Master Servicer, may grant a period of temporary indulgence, in most cases up to three months, to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Most other types of


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



forbearance require Master Servicer approval. Neither indulgence nor forbearance with respect to a Mortgage Loan will affect the Pass-Through Rate or Rates used in calculating distributions to Certificateholders. See " -- Distributions."

      In instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Certificateholders, the Master Servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. In making such determination, the estimated Realized Loss that might result if the Mortgage Loan were liquidated would be taken into account. These modifications may have the effect of reducing the Mortgage Rate or extending the final maturity date of the Mortgage Loan. Any modified Mortgage Loan may remain in the related Trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related Certificates.

      In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original Mortgage Rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.

      In any case in which property subject to a Mortgage Loan (other than an ARM Loan described below) is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of the due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which that person becomes liable under the Mortgage Note subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer or Subservicer shall have determined in good faith that the release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Subservicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters -- Enforceability of Certain Provisions" in this Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer or the Subservicer for processing this type of request will be retained by the Master Servicer or Subservicer as additional servicing compensation.


Special Servicing and Special Servicing Agreements

     The Pooling and Servicing Agreement for a series of Certificates may name a special servicer (a "Special Servicer"), which will be responsible for the servicing of certain delinquent Mortgage Loans. The Special Servicer


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



may have discretion to extend relief to certain Mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a Mortgagor or may enter into a repayment plan providing for repayment of arrearages by the Mortgagor, in each case without the prior approval of the Master Servicer or the Subservicer. Other types of forbearance may require the approval of the Master Servicer or Subservicer, as applicable.

      In addition, the Master Servicer may enter into various agreements with holders of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates. Under the terms of these agreements, the holder may, with respect to certain delinquent Mortgage Loans:

     o instruct the Master Servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the Master Servicer which will be available for distribution to Certificateholders in the event that liquidation proceeds are less than they otherwise may have been had the Master Servicer acted under its normal servicing procedures;

     o instruct the Master Servicer to purchase the Mortgage Loans from the Trust prior to the commencement of foreclosure proceedings at the Purchase Price and to resell the Mortgage Loans to the holder, in which case any subsequent loss with respect to the Mortgage Loans will not be allocated to the Certificateholders;

     o become, or designate a third party to become, a Subservicer with respect to the Mortgage Loans so long as (i) the Master Servicer has the right to transfer the subservicing rights and obligations of the Mortgage Loans to another Subservicer at any time or (ii) the holder or its servicing designee is required to service the Mortgage Loans according to the Master Servicer's servicing guidelines; or

     o the related Prospectus Supplement may provide for the other types of special servicing arrangements.

Realization Upon Defaulted Mortgage Loans

      With respect to a Mortgage Loan in default, the Master Servicer or the related Subservicer may take a variety of actions including foreclosing upon the Mortgaged Property, write off the balance of the Mortgage Loan or the Trust Balance as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or a modification as described above. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a Mortgage Loan is a junior Mortgage Loan, following any default thereon, unless foreclosure proceeds for such Mortgage Loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Mortgage Loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders and, if applicable, the holders of any Excluded Balances. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan or an outstanding Trust Balance of the related Revolving Credit Loan, held in the Trust until that time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted Mortgage Loan (a "Liquidated Mortgage Loan").

      For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the Trust. If a REMIC election has been made, any Mortgaged

Property so acquired by the Trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust as a REMIC. To the extent provided in the related Pooling and Servicing Agreement, any income, net of expenses and other than gains described below received by the Subservicer or the Master Servicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time to the extent provided in the related Pooling and Servicing Agreement, for making payments to Certificateholders.

      With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Mortgage Loans and Related Matters -- Foreclosure on Mortgage Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the Mortgage Loan will be removed from the related Trust. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer, or any Subservicer, from any amounts otherwise distributable to the related Certificateholders, or may be offset by any subsequent recovery related to the Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted Mortgage Loan. Upon foreclosure of a Revolving Credit Loan, the related
Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the Prospectus Supplement.

      If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or REO Mortgage Loan will be removed from the Trust prior to the final liquidation thereof in which case any estimated loss may be covered by any applicable form of credit enhancement or other insurance or the Certificateholders may bear the loss. If a defaulted Mortgage Loan or REO Mortgage Loan is not so removed from the Trust, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Description of the Certificates -- Hazard Insurance and Related Claims."

      The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling and Servicing Agreement. The Master Servicer may be subject to restrictions under the Pooling and Servicing Agreement with respect to the refinancing of a lien senior to a Mortgage Loan on the related Mortgaged Property.

Hazard Insurance and Related Claims

      Unless specified in the related Prospectus Supplement, each Mortgage Loan, other than a Cooperative Loan, will be required to be covered by a hazard insurance policy, as described below. The following summary, as well as other pertinent information included elsewhere in this Prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Certificates. The insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

      Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgaged Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) 100% of the insurable value of the improvements (guaranteed replacement) or (ii) the sum of the outstanding balance of the Mortgage Loan plus the outstanding balance on any mortgage loan senior to the Mortgage Loan. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

      As described above, all amounts collected by the Master Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, will be deposited initially in the Custodial Account and ultimately in the Certificate Account. The Pooling and Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If the blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Certificate Account all amounts which would have been deposited therein but for such clause.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

      Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement -- Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against, including losses caused by the application of the co-insurance clause described in the preceding paragraph.

                             DESCRIPTION OF CREDIT ENHANCEMENT

      Credit support with respect to each series of Certificates may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses that are, as applicable:

     o attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (a "Defaulted Mortgage Loss");

     o of a type generally covered by a Special Hazard Insurance Policy ( a "Special Hazard Loss");

     o attributable to some actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any type of loss, a "Bankruptcy Loss"); and

     o incurred on defaulted Mortgage Loans as to which there was fraud in the origination of the Mortgage Loans (a "Fraud Loss").

      Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, some governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

      As described below and in the related Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more Letters of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more Letters of Credit or a Special Hazard Insurance Policies (any instrument, to the extent providing that type of coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more Letters of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more Letters of Credit or mortgage repurchase bonds. In addition, if so specified in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of (i) a Reserve Fund to cover the losses, (ii) subordination of one or more classes of Subordinate Certificates to provide credit support to one or more classes of Senior Certificates or (iii) Overcollateralization, Letters of Credit, surety bonds, Financial Guaranty Insurance Policies, derivative products or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related Prospectus Supplement.

      With respect to any defaulted Mortgage Loan that is finally liquidated, the amount of loss realized, if any (as described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the Master Servicer for related Advances, if applicable, and expenses allocable to the Trust, towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Certificates on or before that date.

      For any series of Certificates backed by Trust Balances of Revolving Credit Loans, the credit enhancement provided with respect to the Certificates will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this Prospectus and in the related Prospectus Supplement. See "Allocation of Revolving Credit Loan Balances" in this Prospectus.

      Each Prospectus Supplement will include a description of:

     o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     o any conditions to payment thereunder not otherwise described in this Prospectus;

     o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

     Additionally, the accompanying Prospectus Supplement will describe information with respect to the Issuer of any third-party credit enhancement (the "Credit Enhancer"). The Pooling and Servicing Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer.

      The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Certificates. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Certificates.

Financial Guaranty Insurance Policy

      If so specified in the related Prospectus Supplement, a financial guaranty insurance policy (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Certificates. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

      Unless  specified  in  the  related  Prospectus  Supplement,  a  Financial
Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to these holders will be received by the Trustee or its agent on behalf of the holders for distribution on each Distribution Date. The specific terms of any Financial Guaranty Insurance Policy will be described in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

Letter of Credit

      If any component of credit enhancement as to any series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Distribution Date, the Letter of Credit Bank will be required to make payments after notification from the Trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The Letter of Credit may also provide for the payment of Advances.

Special Hazard Insurance Policies

      Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Depositor for a Trust will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy generally will, subject to limitations described in the related Prospectus Supplement, if any, will protect the related Certificateholders from Special Hazard Losses which are (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Description of the Certificates -- Hazard Insurance and Related Claims." A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the Mortgagor. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount contained in the related Pooling and Servicing Agreement and will be subject to reduction as contained in such related Pooling and Servicing Agreement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

      To the extent described in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of special hazard coverage other than a Special Hazard Insurance Policy or by means of a representation of the Depositor or Residential Funding.

Bankruptcy Bonds

      In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the first and junior loans secured by such Mortgaged Property (such difference, a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such first and junior loans would become unsecured creditors to the extent the outstanding principal balance of such loans exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan, but not any permanent forgiveness of principal (a "Debt Service Reduction;" Debt Service Reductions and Deficient Valuations, collectively referred to in this Prospectus as "Bankruptcy Losses"). See "Certain Legal Aspects of Mortgage Loans and Related Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the Depositor for a Trust will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement.

Subordination

      A Senior/Subordinate Series of Certificates will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as described in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for distribution on each Distribution Date, as well as the method for allocating the available amount among the various classes of Certificates included in the series, will be described in the related Prospectus Supplement. Generally, with respect to any Senior/Subordinate Series, the amount available for distribution will be allocated first to interest on the Senior Certificates of the series, and then to principal of the Senior Certificates up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Certificates of the series.

      Realized Losses will be allocated to the Subordinate Certificates of the related series in the order specified in the related Prospectus Supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates. If the series includes more than one class of Senior Certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding principal balances or as otherwise described in the related
Prospectus Supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the Subordinate Certificates may be limited to an amount described in the related Prospectus Supplement. In this case, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of Certificates. Generally, any allocation of a Realized Loss to a Certificate will be made by reducing the outstanding principal balance thereof as of the Distribution Date following the calendar month in which the Realized Loss was incurred. At any given time, the percentage of the outstanding principal balances of all of the Certificates evidenced by the Senior Certificates is the "Senior Percentage," determined in the manner described in the related Prospectus Supplement.

      As described above, the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each such class or, if applicable, the related notional amount. The outstanding principal balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any series to future distributions generally would not change. However, to the extent described in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as described above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust.

      If so provided in the Pooling and Servicing Agreement, the Master Servicer may be permitted, under some circumstances, to purchase any Mortgage Loan or the Trust Balance thereof, if applicable that is three or more months delinquent in payments of principal and interest, at the Purchase Price. The Purchase Price will be advanced by the Master Servicer to the Trust, subject to the right of the Master Servicer to reimbursement from the Trust for any Realized Losses subsequently incurred. Any Realized Loss so incurred in connection with any such Mortgage Loan or the Trust Balance thereof, if applicable will be allocated among the then outstanding Certificateholders of the related series in the same manner as Realized Losses on Mortgage Loans that have not been so purchased.

      To the extent provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under Description of Credit Enhancement -- Reserve Funds" in the related Prospectus Supplement.

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the related Prospectus Supplement.

Overcollateralization

      If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans, or the Trust Balances of the related Revolving Credit Loans, as applicable, may exceed interest distributions on the Certificates for the related Distribution Date (the excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a distribution of principal on the Certificates. To the extent Excess Interest is applied as principal distributions on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.

Reserve Funds

      If so specified in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related Prospectus Supplement and related Pooling and Servicing Agreement. In the alternative or in addition to that deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Certificates, from the Excess Spread, Excluded Spread or otherwise. A Reserve Fund for a series of Certificates which is funded over time by depositing therein a portion of the interest payment on each Mortgage Loan may be referred to as a "Spread Account" in the related Prospectus Supplement and Pooling and Servicing Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under specified circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund.

      Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust. A Reserve Fund may provide coverage to more than one series of Certificates if described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

      The Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Depositor, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Certificateholders. These delays could adversely affect the yield to investors on the related Certificates.

      Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for the series, and any loss resulting from such investments will be charged to such Reserve Fund. However, the reinvestment income may be payable to the Master Servicer or another service provider as additional compensation.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made, or as otherwise described below under " -- Reduction or Substitution of Credit Enhancement." The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will provide the Trustee information required for the Trustee to draw any applicable credit enhancement.

      The Master Servicer or other entity specified in the accompanying Prospectus Supplement will agree to pay the premiums for each Financial Guaranty Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, as applicable, on a timely basis. In the event the related insurer ceases to be a "Qualified Insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Certificates associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders.

      If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit support provided with respect to any series of Certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related Pooling and Servicing Agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Certificates may be downgraded to a corresponding level, and, unless specified in the related Prospectus Supplement, neither the Master
Servicer nor the Depositor will be obligated to obtain replacement credit support in order to restore the rating of the Certificates. The Master Servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Depositor, the Master Servicer or any other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                  OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES


Swaps and Yield Supplement Agreements

      The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of Certificateholders from adverse changes in interest rates (collectively, "Swaps"), and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts (collectively, "Yield Supplement Agreements").

      An interest rate Swap is an agreement between two parties ("Counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the Counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the Counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit Counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the Certificates of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a Trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the related Prospectus Supplement.

      There can be no assurance that the Trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous to the Trust to do so.


Purchase Obligations

      Some types of Mortgage Loans and some classes of Certificates of any series, as specified in the related Prospectus Supplement, may be subject to a purchase obligation (a "Purchase Obligation") that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Certificateholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the related Prospectus Supplement. A Purchase Obligation with respect to Mortgage Loans may apply to those Mortgage Loans or to the related Certificates. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, each Purchase Obligation with respect to Mortgage Loans will be payable solely to the Trustee for the benefit of the Certificateholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Certificates to which such obligation relate.

                                       THE DEPOSITOR

      The Depositor is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Depositor was incorporated in the State of Delaware on May 5, 1995. The Depositor was organized for the purpose of acquiring first or junior lien home equity mortgage loans and mortgage securities and issuing securities backed by these mortgage loans and mortgage securities. The Depositor anticipates that it will in many cases have acquired Mortgage Loans indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Certificates do not represent an interest in or an obligation of the Depositor. The Depositor's only obligations with respect to a series of Certificates will be limited to certain representations and warranties made by the Depositor or as otherwise provided in the related Prospectus Supplement.

      The Depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                              RESIDENTIAL FUNDING CORPORATION

      If specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Depositor, will act as the Master Servicer or Manager for a series of Certificates.

      Residential Funding, either directly or through affiliates, buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and Texas. At December 31, 1998 Residential Funding was master servicing a first lien loan portfolio of approximately $55.0 billion and a second lien loan portfolio of approximately $2.9 billion.

      Residential Funding's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which information is available on the portfolio of loans for which it acts as master servicer, including loans that were originated under its modified loan purchase criteria will be summarized in each Prospectus Supplement relating to a Mortgage Pool for which Residential Funding will act as Master Servicer. There can be no assurance that this experience will be representative of the results that may be experienced with respect to any particular series of Certificates.

                            THE POOLING AND SERVICING AGREEMENT

      As described above under "Description of the Certificates -- General," each series of Certificates will be issued under a Pooling and Servicing Agreement. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement and are qualified entirely by reference to the actual terms of the Pooling and Servicing Agreement for a series of Certificates.

Servicing and Administration

      The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement. As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate specified at the time the Depositor or Residential Funding, as the case may be, committed to purchase the Mortgage Loan. See "Mortgage Loan Program -- Subservicing." Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. In addition, the Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Certificate Account, unless specified in the related Prospectus Supplement or in a Subservicing Account, as the case may be. In addition, certain reasonable duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to reasonable compensation therefor from the Trust.

      The Master Servicer, or, if specified in the related Pooling and Servicing Agreement, the Trustee on behalf of the applicable Trust, will pay or cause to be paid certain ongoing expenses associated with each Trust and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds including Insurance Proceeds.

Evidence as to Compliance

      Each Pooling and Servicing Agreement will provide for delivery, on or before a specified date in each year, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards described in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for

Mortgages serviced for Federal Home Mortgage Corporation (each, an "Audit Guide") throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

      Each Pooling and Servicing Agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Depositor and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards described in the related Audit Guide (to the extent that procedures in such Audit Guide are applicable to the servicing obligations described in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

      Copies of the annual statement of an officer of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Certificateholders.

Certain Matters Regarding the Master Servicer and the Depositor

      The Pooling and Servicing Agreement for each series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

      Each Pooling and Servicing Agreement will also provide that, except as described below, neither the Master Servicer, the Depositor nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith under the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Master Servicer and the Depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master
Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that such person meets the requirements set forth in the Pooling and Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Pooling and Servicing Agreement to any person reasonably satisfactory to the Depositor and the Trustee and meeting the requirements set forth in the related Pooling and Servicing Agreement. In the case of any assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

Events of Default

      Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless specified in the Prospectus Supplement, generally will include:

     o any failure by the Master Servicer to make a required deposit to the Custodial Account or the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to the holders of any class of Certificates of the series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class;

     o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class;

      o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and

     o any other Event of Default as contained in the Pooling and Servicing Agreement.

      A default under the terms of any Mortgage Securities included in any Trust will not constitute an Event of Default under the related Pooling and Servicing Agreement.

Rights Upon Event of Default

      So long as an Event of Default remains unremedied, either the Depositor or the Trustee may (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer, if applicable), and, at the direction of the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust, the Trustee shall, except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer), by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement (other than any right of the Master Servicer as Certificateholder and other than the right to receive servicing compensation, expenses for servicing the Mortgage Loans during any period prior to the date of such termination and such other reimbursements, of amounts the Master Servicer is entitled to withdraw from the Custodial Account) covering the Trust and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under some circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

      No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity and (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer). However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Pooling and Servicing Agreement may be amended by the Depositor,  the
Master   Servicer  and  the   Trustee,   without  the  consent  of  the  related
Certificateholders:

     o    to cure any ambiguity;

     o    to  correct  or  supplement   any  provision   therein  which  may  be
          inconsistent with any other provision therein or to correct any error;

     o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Certificate Account may not occur later than the related Distribution Date, (b) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency) as specified in the related Prospectus Supplement;

     o if an election to treat the related Trust as a "real estate mortgage investment conduit" (a "REMIC") has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the Trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) such action will not adversely affect in any material respect the interests of any related Certificateholder or (b) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that such change would not adversely affect the applicable ratings of any classes of the Certificates, as evidenced by a letter from each applicable Rating Agency as specified in the related Prospectus Supplement, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee;

     o to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Certificateholder; or

     o to amend any provision that is not material to holders of any class of related Certificates.

      The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee, except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer, with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the related Certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate, (ii) impair the right of any Certificateholder to institute suit for the enforcement of the provisions of the Pooling and Servicing Agreement or (iii) reduce the percentage of Certificates of any class the holders of which are required to consent to any such amendment unless the holders of all Certificates of such class have consented to the change in such percentage.

      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with the amendment will not result in the imposition of a tax on the related Trust or cause the Trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

      The primary obligations created by the Pooling and Servicing Agreement for each series of Certificates, other than certain limited payment and notice obligations of the Trustee and the Depositor, respectively, will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to these Certificateholders following the earlier of:

     o the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; and

     o the purchase by the Master Servicer or the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust for a series of all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans. In addition to the foregoing, the Master Servicer or the Depositor may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner described in the related Prospectus Supplement. Upon the purchase of the
          Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

      Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining Mortgage Loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the Mortgage Loans.

      Any purchase of Mortgage Loans and property acquired from the Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the

REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of any such entity to purchase the Mortgage Loans and related property will be subject to the criteria, and will be at the price set forth in the related Prospectus Supplement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

The Trustee

      The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates, including Residential Funding.

      The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                            YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity of a Certificate will depend on the price paid by the holder for the Certificate, the Pass-Through Rate on any Certificate entitled to payments of interest, which Pass-Through Rate may vary if so specified in the related Prospectus Supplement, and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the rate and timing of Draws in the case of Revolving Credit Loans and the allocation of principal payments to reduce the principal balance of the Certificate (or notional amount thereof, if applicable).

      The amount of interest payments on a Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a class of Certificates entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described in this Prospectus and in the related Prospectus Supplement. See "Description of the Certificates --Distributions." Holders of Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of the Certificate to the extent that interest accrues on each Mortgage Loan during the calendar month or a period preceding a Distribution Date instead of through the day immediately preceding the Distribution Date.

      A class of Certificates may be entitled to payments of interest at a variable or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates, net of Servicing Fees and any Excess Spread or Excluded Spread, of the related Mortgage Loans (the "Net Mortgage Rate") or certain balances thereof for the month preceding the Distribution Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates, or the rate of reduction in the notional amount of Certificates entitled to payments of interest only and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net

Mortgage Rates on the ARM Loans. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of certain breaches of representations made in respect of such Mortgage Loans, or conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program -- Representations Relating to
Mortgage Loans" and "Description of the Certificates --Assignment of Trust Assets" above. In addition, if the index used to determine the Pass-Through Rate for the Certificates is different than the Index applicable to the Mortgage Rates, the yield on the Certificates will be sensitive to changes in the index related to the Pass-Through Rate and the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rate based on the weighted average of the Net Mortgage Rates or such other formulas as may be described in the related Prospectus Supplement.

      In general, if a Certificate is purchased at a premium over its face amount and distributions of principal on the Certificate occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount from its face amount and distributions of principal on the Certificate occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Mortgage Loans (net of Draws if applicable) will negatively affect the total return to investors in any Certificates. The yield on a class of Strip Certificates that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related Mortgage Loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the Mortgage Loans (net of Draws if applicable) may result in the failure of such holders to recoup their original investment. If Strip Certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Mortgage Loans (net of Draws if applicable) could negatively affect the anticipated yield on such Strip Certificates. In addition, the total return to investors of Certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the Mortgage Loans from time to time will be adversely affected by principal payments on Mortgage Loans with Mortgage Rates higher than the weighted average Mortgage Rate on the Mortgage Loans. In general, mortgage loans with higher Mortgage Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Mortgage Rates or Gross Margins. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of principal payments on the related Mortgage Loans (net of Draws if applicable) than other classes of Certificates.

      The timing of changes in the rate of principal distributions on a Certificate may significantly affect an investor's actual yield to maturity, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. In general, the earlier a distribution of principal on a Certificate, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal distributions.

      Unless otherwise specified in the related Prospectus Supplement, prepayments in full or final liquidations of Closed-End Loans will reduce the amount of interest distributed in the following month to holders of Certificates entitled to distribution of interest because the resulting Prepayment Interest Shortfall will not be covered by Compensating Interest. See "Description of the Certificates -- Principal and Interest on the Certificates." Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal of a Closed-End Loan is applied so as to reduce the outstanding principal balance thereof as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Closed-End Loan generally will be to reduce the amount of interest distributed to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable
Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates -- Payment on Mortgage Loans; Deposits to Certificate Account." Neither full nor partial principal prepayments on Closed-End Loans will be distributed until the Distribution Date in the month following receipt.

      The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the related Certificates. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors. Even where the applicable credit enhancement covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

      With respect to some Mortgage Loans (including ARM Loans and Revolving Credit Loans), the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under Closed-End Loans generally will be qualified on the basis of the Mortgage Rate in effect at origination, and Mortgagors under Revolving Credit Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.

      With respect to some Closed-End Loans that permit negative amortization, during a period of rising interest rates as well as immediately after origination, that portion of the interest currently accruing thereon but not currently payable will become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any Deferred Interest to the principal balance of any related class of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof. Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans will not be subject to negative amortization.

      Except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of such Mortgage Loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Alternatively, a pool of Closed-End Loans may include Balloon Loans which require a single payment at maturity. Such Mortgage Loans pose a greater risk of default than fully-amortizing Mortgage Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the Depositor, Residential Funding, GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell any Mortgaged Property, unless such obligation is specified in the Prospectus Supplement.

      For any Mortgage Loans secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the related Prospectus Supplement, under the applicable Pooling and Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Mortgage Loan.

      In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws, if applicable, on the Mortgage Loans. There can be no assurance as to the rate of principal payments on the Mortgage Loans, and there can be no assurance of the rate of Draws on Revolving Credit Loans. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, Closed-End Loans may experience a higher rate of prepayment than typical first lien mortgage loans. On the other hand, for Revolving Credit Loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

      The yield to maturity of the Certificates of any series, or the rate and timing of principal payments or Draws, if applicable, on the related Mortgage Loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Certificates backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

      The yield to maturity of the Certificates of any series, or the rate and timing of principal payments, or Draws if applicable, on the related Mortgage Loans and corresponding distributions on the Certificates, will also be affected by the specific terms and conditions applicable to the Certificates. For example, if the index used to determine the Pass-Through Rates for a series of Certificates is different from the Index applicable to the Mortgage Rates of the underlying Mortgage Loans, the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rates based on the weighted average of the Mortgage Rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal distributions on the Certificates, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve Fund) which could in turn accelerate the distribution of principal on the Certificates if so provided in the Prospectus Supplement. For any series of Certificates backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust will have a significant effect on the rate and timing of principal distributions on the Certificates. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, the specific provisions applicable to the allocation of payments, Draws and losses on the Revolving Credit Loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the Certificates. See "Allocation of Revolving Credit Loan Balances" in this Prospectus.

      For a series of Certificates backed by Revolving Credit Loans, as a result of the payment terms of the Mortgage Loans or of the Certificate provisions relating to future Draws, there may be no principal distributions on such Certificates in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Mortgage Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period.

      Unless otherwise specified in the related Prospectus Supplement, all Revolving Credit Loans and all Closed-End Loans (other than ARM Loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM Loan is generally assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties may affect the weighted average life of the related series of Certificates. See "Description of the Certificates --Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

      In addition, certain Mortgage Securities included in a Mortgage Pool may be backed by underlying Mortgage Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Certificates will, to a certain extent, depend on the interest rates on such underlying Mortgage Loans.

      A Subservicer or the Master Servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A Subservicer or the Master Servicer, including an affiliate of the Master Servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decreased documentation from the borrower. Such programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the Subservicer's or Master Servicer's judgment as to the likelihood of a borrower refinancing. In addition, Subservicers or the Master Servicer may encourage assumptions of Mortgage Loans, including defaulted Mortgage Loans, under which creditworthy borrowers assume the outstanding indebtedness of such Mortgage Loans which may be removed from the related Mortgage Pool. As a result of these programs, with respect to the Mortgage Pool underlying any Trust (i) the rate of principal prepayments of the Mortgage Loans in the Mortgage Pool may be higher than would otherwise be the case, (ii) the average credit or collateral quality of the Mortgage Loans remaining in the Mortgage Pool may decline and (iii) weighted average interest rate on the Mortgage Loans that remain in the Trust may be lower, thus reducing the rate of prepayments on the Mortgage Loans in the future. In addition, a Subservicer may allow the refinancing of a Mortgage Loan by accepting prepayment thereon and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the Subservicer or the Master Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan or contract would not be included in the related Trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related Mortgage Loan.

      If the Pooling and Servicing Agreement for a series of Certificates provides for a Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust, as described under "Description of the Certificates; Funding Account" in this Prospectus, and the Trust is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of Certificates of such series.

      Although the Mortgage Rates on Revolving Credit Loans and ARM Loans will be subject to periodic adjustments, such adjustments generally (i) as to ARM Loans will not increase or decrease the Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) will not increase the Mortgage Rates over a fixed maximum rate during the life of any Revolving Credit Loan or ARM Loan and (iii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the Revolving Credit Loans or ARM Loans in any Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans or lines of credit, and accordingly the rate of principal payments (and Draws if applicable) may be lower or higher that would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on Revolving Credit Loans or ARM Loans that the rate of prepayment may increase as a result of refinancings. There


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



can be no certainty as to the rate of principal payments (or Draws if applicable) on the Mortgage Loans during any period or over the life of any series of Certificates.

      With respect to any index used in determining the Pass-Through Rates for a series of Certificates or Mortgage Rates of the underlying Mortgage Loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Certificateholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level prepayments of the Mortgage Loans, which adjust in accordance with the index, than of mortgage loans which adjust in accordance with other indices.

      Under  some  circumstances,  the Master  Servicer,  the  Depositor  or, if
specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust, thus resulting in the early retirement of the related Certificates. See "The Pooling and Servicing Agreement -- Termination; Retirement of Certificates."

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

      The following discussion contains summaries of various legal aspects of mortgage loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

      The Mortgage Loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related Mortgaged Property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower-homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust, transactions, the directions of the beneficiary.



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



Cooperative Loans

      If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

      Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See " -- Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement."

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Risk Factors -- Special Features of the Mortgage Loans" and "Description of the Certificates -- Realization Upon Defaulted Mortgage Loans" in this Prospectus.

Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant- stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.



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



      The   recognition   agreement   provides  that,  in  the  event  that  the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

Rights of Redemption

      In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.


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



Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.


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      A number of tax liens arising  under the Code may, in some  circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan. In addition, substantive
requirements   are  imposed  upon  mortgage   lenders  in  connection  with  the
origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

      Some of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994
(those Mortgage Loans, "High Cost Loans"), if those Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, a number of federal statutes and some states by statute


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impose a lien for any cleanup costs  incurred by that state on the property that is the subject of the cleanup costs (an "Environmental Lien"). All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Depositor has not made and will not make any of these evaluations prior to the origination of the Secured Contracts. Neither the Depositor nor any replacement Servicer will be required by any Agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

Enforceability of Certain Provisions

      The Mortgage Loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision ("OTS"), prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.


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      In foreclosure actions,  courts have imposed general equitable principles.
These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deed to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for Revolving Credit Loans and ARM Loans, as set forth in the related Prospectus Supplement.

      Unless otherwise described in the related Prospectus Supplement, each Seller of a Mortgage Loan will have represented that the Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability


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of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or
constitutional   provision   expressly  rejecting  the  applicability  of  these
provisions. Some states have taken this action.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of the Mortgagor's Mortgage Loan, including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S.
Public Health Service assigned to duty with the military.

      Because the Relief Act applies to Mortgagors who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on those Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

      The Mortgage Loans or Mortgage Securities included in the Trust for a series will be secured by mortgages or deeds of trust which are Revolving Credit Loans or Closed-End Loans which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust, and therefore the Certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan


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current thereby  reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

      The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

      The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Negative Amortization Loans

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First


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Circuit's  decision  is binding  authority  only on Federal  District  Courts in
Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                      UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered by this Prospectus. This discussion has been prepared with the advice of Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP and Stroock & Stroock & Lavan, counsel to the Depositor. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this Prospectus. In addition to the federal income tax consequences described in this Prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered by this Prospectus.

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates, the Master Servicer will cause an election to be made to have the related Trust treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. If a REMIC election (or elections) will be made for the related Trust, the related Prospectus Supplement for each series of Certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be described in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

      The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

    Classification of REMICS

      Upon the issuance of each series of REMIC Certificates, either Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.



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      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for this status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust's income for the period in which the requirements for that status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust as a REMIC will be terminated.

      In general, a Swap or Yield Supplement Agreement may not be an asset of a REMIC. If a Trust of a particular series contains a Swap or Yield Supplement Agreement, the related Prospectus Supplement will disclose the tax treatment of such an arrangement.

    Characterization of Investments in REMIC Certificates

      In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.
Furthermore,  foreclosure  property  will qualify as "real estate  assets" under
Section 856(c)(4)(A) of the Code.

    Tiered REMIC Structures

      For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of this type of series of REMIC Certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, or Stroock & Stroock & Lavan, counsel to the Depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.



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



      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the Certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

    Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Some REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272 (a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and various other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986, indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each series of REMIC Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for the class will be treated as the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Certificates. In general terms, original issue discount is accrued by treating the interest rate of the Certificates as fixed and making adjustments to reflect actual interest rate adjustments.

      Some classes of the REMIC Regular Certificates may provide for the first interest payment with respect to their Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual


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period,"  some or all  interest  payments  may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of the REMIC Regular Certificate, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date, and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a Certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount" for a description of that election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrued period, begins on the Closing Date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the


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Certificate  will be made in all accrual  periods  based on the  Mortgage  Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the Certificate, increased by the aggregate amount of original issue discount that accrued with respect to that Certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC Regular Certificate that purchases the Certificate at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that Certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the Certificate at the beginning of the accrual period which includes that day and (ii) the daily portions of original issue discount for all days during the accrual period prior to that day.

    Market Discount

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code the Certificateholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by Certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for


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the method for accruing  market discount on debt  instruments,  the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of that Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium

      A REMIC Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the Certificate. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates --Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether those Certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

    Realized Losses

      Under Code Section 166 both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire those Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears


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that a noncorporate  holder that does not acquire a REMIC Regular Certificate in connection  with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to that Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased the Certificate from a prior holder of that Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the Certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the Certificate. The REMIC Regulations, however, do not provide for any modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that the payment would be includible in income immediately upon its receipt, the Internal Revenue Service (the "IRS") might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the


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



corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC Regular Certificates, and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this Prospectus, amortization of any premium on the Mortgage Loans, bad debt deductions with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the Mortgage Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this Prospectus will be determined in the manner described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders, that is, under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See " --Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

      A Mortgage Loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the Mortgage Loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this Prospectus, equal to the deductions that would be allowed if the REMIC Regular Certificates, including any other class of REMIC Certificates constituting
"regular interests" in the REMIC not offered by this Prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates, including any other class of Certificates constituting "regular interests" in the REMIC not offered by this Prospectus, described in that section will not apply.



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



      If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of that class (the excess, "Issue Premium"), the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

      As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See " -- Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code and the rules relating to the alternative minimum tax. See " -- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in the initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See " -- Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have had in the hands


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of  the  original  holder,  see  " --  Taxation  of  Owners  of  REMIC  Residual
Certificates -- General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (ii) the sum of the "daily accruals" for each day during that quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses, brokers and underwriters) at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of REMIC
Residual Certificates is sold for cash on or prior to the Closing Date, the issue price for those REMIC Residual Certificates will be treated as the fair market value of those REMIC Residual Certificates on the Closing Date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

      For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, " -- Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last


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



quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the
IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

      The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon a number of assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See " -- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the


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REMIC,  even though an amount  equal to the amount of fees and other  deductions
will  be  included  in  the  holder's  gross  income.  Accordingly,   the  REMIC
Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these Certificates.

    Sales of REMIC Certificates

      If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate typically will equal the cost of that REMIC Regular Certificate to that Certificateholder, increased by income reported by the Certificateholder with respect to that REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss in most cases will be capital gain or loss.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

      REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.


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




    Prohibited Transactions and Other Possible REMIC Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If a REMIC Residual Certificate is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of (i) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and
(ii) information necessary for the application of the tax described in this Prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and a number of other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual

Certificate.

      In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization.

      For these purposes, a "disqualified organization" means

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

      o     any organization described in Section 1381 (a)(2)(C) of the Code.

      For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

    Termination

      A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment from of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Code. See " -- Sales of REMIC Certificates." The character of this loss as ordinary or capital is uncertain.

    Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus
Supplement, the Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC Residual Certificates.

      As the tax matters person, the Master Servicer will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning the REMIC item.



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



      Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the Master Servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

    Backup Withholding With Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    Foreign Investors in REMIC Certificates

      A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that the Certificateholder is not a United States person and providing the name and address of the Certificateholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except,


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



in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.


    New Withholding Regulations

      The Treasury Department has issued new regulations (the "New Withholding Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                             STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "United States Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                                   ERISA CONSIDERATIONS


      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on various other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which those ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").



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



      Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed in this Prospectus. Accordingly, assets of these plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code, collectively "Parties in Interest") who have specified relationships to the Plans, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Plan Asset Regulations

      An investment of the assets of a Plan in Certificates may cause the underlying Mortgage Loans, Mortgage Securities or any other assets included in a Trust to be deemed plan assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss. 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a Trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest", such as a Certificate, in that entity. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if: (1) the entity is an operating company; or (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" as defined in
Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, foreign plans and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of the rules described in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity, such as a Trust, or may be deemed merely to include its interest in the instrument evidencing the equity interest, such as a Certificate. Therefore, neither Plans nor the entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section "ERISA Considerations," the term "Plan Assets" or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of entities in which a Plan invests.

      The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Depositor, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become Parties in Interest with respect to an investing Plan, or of a Plan holding an interest in that entity. If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, a Trust, including the Mortgage Loans, Mortgage Securities or any other assets held in the Trust, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in those circumstances, especially if, with respect to the assets, the Depositor, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan Assets for a


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



fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the Plan Assets.

      Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to the Plan Assets for a fee (in the manner described above) is a fiduciary of the investing Plan. If the Mortgage Loans, the Mortgage Securities or any other assets in a Trust were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans, Mortgage Securities or any other assets in a Trust were to constitute Plan Assets, then the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

      The DOL issued an individual exemption, Prohibited Transaction Exemption 94-29 (59 Fed. Reg. 14674, March 29, 1994) as amended by PTE 97-34, 62 Fed. Reg.
39021 (July 21, 1997) (the "Exemption"), to Residential Funding and a number of its affiliates, which exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on the prohibited transactions under Section 4975(a) and (b) of the Code, various transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates issued by that trust as to which (i) the Depositor or any of its affiliates is the sponsor, and any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the underwriter, provided that conditions described in the Exemption are satisfied. For purposes of this section, the term "Underwriter" shall include (a) the Depositor and a number of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and a number of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the
Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Subservicer and any mortgagor with respect to assets of a Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor under the assignment of the assets to the related Trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicer must represent not more than reasonable compensation for that person's services under the related Pooling and Servicing Agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan-Asset Investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. In addition, except as otherwise specified in the related Prospectus Supplement, the exemptive relief afforded by the Exemption may not apply to any Certificates where the related Trust Fund contains a Swap.

      The   Exemption   also   requires  that  each  Trust  meet  the  following
requirements:


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



     o the Trust must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and

     o certificates in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

      A fiduciary or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions described above will be satisfied with respect to that Certificate.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by an Excluded Plan or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of the Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

      If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with
(1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust or (b) an affiliate of such a person, provided that, with respect to the acquisition of certificates in connection with the initial issuance of the certificates, a number of quantitative restrictions described in the Exemption are met, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the holding of Certificates by a Plan or with Plan Assets.

      Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools. Unless otherwise described in the related Prospectus Supplement, the Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan, or the investing entity holding Plan Assets, by virtue of providing services to the Plan or by virtue of having specified relationships to such a person, solely as a result of the Plan's ownership of Certificates.

      Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm that (a) the Certificates constitute "certificates" for purposes of the Exemption and (b) the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

      Any fiduciary or other Plan Asset investor that proposes to purchase Certificates on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first Mortgage Loans, the fiduciary or other Plan Asset investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trust Funds which include Cooperative Loans or some types of Mortgage Securities. In addition, the fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from a number of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The related Prospectus Supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemption with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of an investment.

Insurance Company General Accounts

      In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997, but the required final regulations (the "401(c) Regulations") have not been issued as of the date hereof. The 401(c) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA or Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for various breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Representation from Investing Plans

      It is not clear whether Certificates backed by Revolving Credit Loans with respect to which a number of Trust Balances of Revolving Credit Loans are included in the related Trust would constitute "certificates" for purposes of the Exemption. In promulgating the Exemption, the DOL did not have under consideration interests in mortgage pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Certificates representing interests as described in this paragraph should not be purchased by or on behalf of a Plan or with Plan Assets based solely upon the Exemption. In addition, the exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinate Certificates and may not apply to any Certificates where the related Trust contains a Funding Account during the period in which additional Mortgage Loans are permitted to be transferred to the Trust.

      To the extent Certificates are backed by Revolving Credit Loans or are Subordinate Certificates or the related Trust contains a Funding Account, except as otherwise specified in the respective Prospectus Supplement, transfers of the Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the Plan Assets to effect the acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer that the purchase of the Certificates by or on behalf of the Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee and the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing
Agreement. In lieu of an opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of Certificates by or on behalf of Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase that Certificates is an "insurance company general account" (as that term is defined in PTCE 95-60) and (b) the conditions described in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the Certificates.

Tax Exempt Investors

      A Plan that is exempt from federal income taxation under Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "United States Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

Consultation with Counsel

      There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified in the Exemption were satisfied, that the exemption would apply to transactions involving a Trust. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions described in the Exemption or in one of the Class Exemptions would be satisfied and (b) in the case of a Certificate purchased under the Exemption, the Certificate constitutes a "certificate" for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or in any of the Class Exemptions, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan.

                                 LEGAL INVESTMENT MATTERS

      Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will evidence an interest in Mortgage Loans primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments for them.

      All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, a number investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of some investors either to purchase some classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                      USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans or Mortgage Securities underlying the Certificates or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  METHODS OF DISTRIBUTION

      The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from that sale.

      The Depositor intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the Depositor with institutional investors through dealers; and

     o    by direct placements by the Depositor with institutional investors.

      In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part to the Seller of the related Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool securing the Certificates.

      If underwriters are used in a sale of any Certificates, other than in connection with an underwriting on a best efforts basis, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as described in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be described on the cover of the Prospectus Supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related Prospectus Supplement.

      In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with the Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against a number of civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made.

      The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of Certificates of that series.

      The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                       LEGAL MATTERS

      Certain legal matters, including a number of federal income tax matters, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or by Stroock & Stroock & Lavan, as specified in the Prospectus Supplement.

                                   FINANCIAL INFORMATION

      The Depositor has determined that its financial statements are not material to the offering made hereby. The Certificates do not represent an interest in or an obligation of the Depositor. The Depositor's only obligations with respect to a series of Certificates will be to repurchase Mortgage Loans or Mortgage Securities upon any breach of the limited representations and warranties made by the Depositor, or as otherwise provided in the applicable Prospectus Supplement.

                                  ADDITIONAL INFORMATION

      The Depositor has filed the Registration Statement with the Commission. The Depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and its exhibits, and reports and other information filed by the Depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

                               REPORTS TO CERTIFICATEHOLDERS

      Monthly reports which contain information concerning the trust for a series of certificates will be sent by or on behalf of the master servicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports with respect to the trust for a series of certificates as are required under the Exchange Act.

                     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this Prospectus, there are incorporated in this Prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of certificates, that relate specifically to the related series of certificates. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of that series of certificates, upon written or oral request of the person, a copy of any or all reports incorporated in this Prospectus by reference, in each case to the extent those reports relate to one or more of those classes of that series of certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

                              INDEX OF PRINCIPAL DEFINITIONS

                                      Page                                 Page
401(C) Regulations..........................................................84
Account Balance.............................................................10
Accrual Certificates........................................................21
Additional Balance..........................................................10
Additional Charges..........................................................10
Advance     ................................................................30
Affiliated Sellers...........................................................5
Appraised Value..............................................................6
ARM Loans   .................................................................8
Audit Guide ................................................................45
Balloon Amount...............................................................9
Balloon Loans................................................................8
Bankruptcy Loss.............................................................36
Bankruptcy Losses...........................................................39
Beneficial Owner............................................................21
Book-Entry Certificates.....................................................21
Call Class  ................................................................49
Call Price  ................................................................49
CEDEL       ................................................................21
CEDEL Participants..........................................................22
CERCLA      ................................................................60
Certificate Account.........................................................26
Certificate Administrator....................................................7
Certificate Registrar.......................................................21
Certificateholder...........................................................21
Certificates.................................................................4
Clearance Cooperative.......................................................22
Closed-End Loans.............................................................4
Closing Date................................................................67
CLTV        .................................................................6
Combined Loan-to-Value Ratio.................................................6
Commission  .................................................................6
Committee Report............................................................67
Conservation Act............................................................60
Contributions Tax...........................................................77
Convertible Mortgage Loan....................................................9
Cooperative ................................................................55
Cooperative Loans............................................................4
Cooperative Note............................................................55
Cooperative Notes............................................................4
Counterparties..............................................................42
Credit Enhancer.............................................................37
Credit Limit................................................................10
Credit Line Agreements......................................................10
Credit Scores...............................................................14
Credit Utilization Rate......................................................7
Crime Control Act...........................................................63
Custodial Account...........................................................17
Custodian   ................................................................24
Cut-off Date.................................................................5
Debt Service Reduction......................................................39
Defaulted Mortgage Loss.....................................................36
Deficient Valuation.........................................................39
Deleted Mortgage Loan.......................................................17
Depositaries................................................................21
Depositor   .................................................................4
Designated Seller............................................................5
Designated Seller Transaction................................................5
Determination Date..........................................................29
DIDMC       ................................................................65
Direct Puerto Rico Mortgage.................................................24
Disqualified Persons........................................................81
Distribution Amount.........................................................29
Distribution Date...........................................................21
DOL         ................................................................81
DOL Regulations.............................................................81
Draw        ................................................................10
Draw Period ................................................................10
DTC         ................................................................21
DTC Participants............................................................21
Eligible Account............................................................27
Endorsable Puerto Rico Mortgage.............................................24
Environmental Lien..........................................................61
ERISA       ................................................................81
ERISA Plans ................................................................81
Euroclear   ................................................................21
Euroclear Operator..........................................................22
Euroclear Participants......................................................22
Excess Interest.............................................................40
Excess Spread...............................................................25
Exchange Act................................................................88
Excluded Balance............................................................11
Excluded Plan...............................................................83
Excluded Spread.............................................................25
Exemption   ................................................................82
Exemption Rating Agencies...................................................82
Extraordinary Losses........................................................37
FDIC        ................................................................15
Finance Charge..............................................................10
Financial Guaranty Insurance Policy.........................................38
Fraud Loss  ................................................................36
Funding Account.............................................................31
Garn-St Germain Act.........................................................61
Gross Margin.................................................................8
Guide       ................................................................12
High Cost Loans.............................................................60
Home Equity Program.........................................................12
Indirect Participants.......................................................21
Insurance Proceeds..........................................................26
Insurer     ................................................................38
Issue Premium...............................................................73
Junior Ratio.................................................................7
Letter of Credit............................................................38
Letter of Credit Bank.......................................................38
LIBOR       ................................................................42
Liquidated Mortgage Loan....................................................34
Liquidation Proceeds........................................................26
Manager     .................................................................6
Manufactured Homes...........................................................4
Mark-to-Market Regulations..................................................75
Master Commitments..........................................................12
Master Servicer............................................................. 5
MERS        ................................................................23
MERS(R) System................................................................23
Mezzanine Certificates......................................................20
Modified Mortgage Loan.......................................................7
Modular Housing..............................................................4
Mortgage    ................................................................10
Mortgage Loans...............................................................4
Mortgage Notes...............................................................4
Mortgage Pool............................................................... 6
Mortgage Rate................................................................8
Mortgage Securities..........................................................4
Mortgaged Properties.........................................................4

Net Mortgage Rate...........................................................50
Nonrecoverable Advance......................................................28
OID Regulations.............................................................65
Overcollateralization.......................................................40
Participants................................................................21
Parties in Interest.........................................................81
Pass- Through Rate..........................................................29
Paying Agent................................................................28
Percentage Interest.........................................................29
Permitted Investments.......................................................27
Plan Assets ................................................................81
Plans       ................................................................81
Pooling and Servicing Agreement..............................................4
Prepayment Assumption.......................................................67
Prohibited Transactions Tax.................................................77
Prospectus Supplement........................................................4
PTCE        ................................................................84
PTCE 83-1   ................................................................84
Puerto Rico Mortgage Loans...................................................4
Purchase Obligation.........................................................43
Purchase Price..............................................................17
Qualified Insurer...........................................................41
Qualified Substitute Mortgage Loan..........................................17
Realized Loss...............................................................37
Record Date ................................................................28
Registration Statement......................................................20
Relief Act  ................................................................63
REMIC       ................................................................47
REMIC Provisions............................................................65
REMIC Regular Certificates..................................................66
REMIC Regulations...........................................................66
REMIC Residual Certificates.................................................66
REO Mortgage Loan...........................................................34
Reserve Fund................................................................40
Residential Funding..........................................................5
Revolving Credit Loans.......................................................4
RICO        ................................................................63
Sellers     .................................................................5
Senior Certificates.........................................................20
Senior Percentage...........................................................39
Senior/Subordinate Series...................................................20
Servicing Advances..........................................................27
Simple Interest Mortgage Loan................................................9
Single Certificate..........................................................32
SMMEA       ................................................................86
Special Hazard Instrument...................................................37
Special Hazard Insurance Policy.............................................38
Special Hazard Loss.........................................................36
Special Servicer............................................................33
Spread Account..............................................................40
Stated Principal Balance....................................................37
Stated Value.................................................................7
Statistical Valuation........................................................6
Strip Certificate...........................................................20
Subordinate Certificates....................................................20
Subservicers.................................................................7
Subservicing Account........................................................25
Subservicing Agreement......................................................19
Swaps       ................................................................42
Tax Favored Plans...........................................................81
Tax-Exempt Investor.........................................................85
Terms and Conditions........................................................22
Tiered REMICs...............................................................67
Title V     ................................................................62
Title VIII  ................................................................63
Trust       .................................................................4
Trust Balance...............................................................11
UBTI        ................................................................85
UCC         ................................................................58
Unaffiliated Sellers.........................................................5
Yield Supplement Agreements.................................................42

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT DATED April 30, 1999
 Prospectus Supplement dated  _______, ___ (to prospectus dated ____________)

                                $_____________

               Residential Funding Mortgage Securities II, Inc.
                                  Depositor

                       Residential Funding Corporation
                               Master Servicer

       Home Equity Loan Pass-Through Certificates, Series ____________

You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement and page __ in the prospectus.
The certificates will represent ownership interests only in the trust created for Series ____________. The certificates will also have the benefit of a certificate guaranty insurance policy. None of the certificates represent ownership interests in or obligations of Residential Funding Mortgage Securities II, Inc., Residential Funding Corporation or any of their affiliates.
This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Offered Certificates

The trust created for the Series ____________ Certificates will hold a pool of home equity mortgage loans, which are closed-end, fixed-rate and either fully-amortizing or balloon payment mortgage loans. The mortgage loans are secured primarily by second liens on one- to four-family residential properties. The trust will issue [eight] classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and some other characteristics, on page S-__ of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

o a portion of interest paid by the borrowers in excess of what is necessary to pay interest on the certificates;

o overcollateralization consisting of the excess of the balance of the mortgage loans over the balance of the offered certificates; and

o an irrevocable and unconditional certificate guaranty insurance policy issued by _________________.

                               [Insurer's logo]
Underwriting

_________________ will offer to the public the [Class A-I-1] Certificates through [Class A-I-6] Certificates, the [Class A-II] Certificates and the [Class IO] Certificates at varying prices to be determined at the time of sale. _________________'s commission will be the difference between the price it pays to the depositor for the certificates and the amount it receives from the sale of the certificates to the public. The proceeds to the depositor from the sale of the offered certificates to _________________ will be approximately ___% of the principal balance of the offered certificates plus accrued interest, before deducting expenses. See "Method of Distribution" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                             [Name of Underwriter]
                                  Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

                               Table of Contents

Summary.....................................................................S-
Risk Factors................................................................S-
    Risks Associated with the Mortgage Loans................................S-
    Limited Obligations.....................................................S-
    Liquidity Risks.........................................................S-
    Special Yield and Prepayment Considerations.............................S-
Introduction................................................................S-
Description of the Mortgage Pool............................................S-
    General.................................................................S-
    Payments on the Simple Interest Mortgage Loans..........................S-
    Balloon Loans...........................................................S-
    Mortgage Pool Characteristics...........................................S-
    Underwriting Standards..................................................S-
    Optional Repurchase of Defaulted Mortgage
      Loans.................................................................S-
    The Initial Subservicer.................................................S-
    Residential Funding.....................................................S-
    Delinquency and Loss Experience of the
      Master Servicer's Portfolio...........................................S-
    Additional Information..................................................S-
Description of the Certificates ............................................S-
    General.................................................................S-
    Book-Entry Registration of the Offered
      Certificates..........................................................S-
    Distributions...........................................................S-
    Available Distribution Amount...........................................S-
    Interest Distributions..................................................S-
    Principal Distributions.................................................S-
    Overcollateralization Provisions........................................S-
    Excess Loss Amounts.....................................................S-
    Certificate Guaranty Insurance Policy...................................S-

The Credit Enhancer.........................................................S-
Year 2000 Considerations....................................................S-
    Overview of the Year 2000 Issue.........................................S-
    Overview of Residential Funding's Y2K
      Project...............................................................S-
    Y2K Project Status......................................................S-
    Risks Related to Y2K....................................................S-
Certain Yield and Prepayment Considerations.................................S-
    General.................................................................S-
    Fixed Strip Certificate Yield Considerations............................S-
Pooling and Servicing Agreement.............................................S-
    General.................................................................S-
    The Master Servicer.....................................................S-
    Servicing and Other Compensation and
      Payment of Expenses...................................................S-
    Refinancing of Senior Lien .............................................S-
    Collection and Liquidation Practices; Loss
      Mitigation............................................................S-
    Voting Rights...........................................................S-
    Termination.............................................................S-
Certain Federal Income Tax Consequences.....................................S-
Method of Distribution......................................................S-
Legal Opinions..............................................................S-
Experts.....................................................................S-
Ratings.....................................................................S-
Legal Investment............................................................S-
ERISA Considerations........................................................S-
Annex I:  Global Clearance, Settlement
          and Tax Documentation Procedures.................................I-1

                                    SUMMARY

The following summary is a general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuer.........................  RFMSII Series _______ Trust.

Title of securities............  Home Equity Loan Pass-Through Certificates,
                                 Series _______.

Depositor..................... Residential Funding Mortgage Securities II, Inc.,
                                an affiliate of Residential Funding Corporation.

Master servicer................  Residential Funding Corporation.

Trustee........................  ______________.

Credit enhancer................  ______________.

Mortgage  pool.......___ closed end,  fixed-rate,  fully-amortizing  and balloon payment home equity mortgage loans with an aggregate principal balance of approximately $_______ as of the close of business on day prior to the cut-off date. The mortgage loans are secured primarily by second liens on one- to four-family residential properties.

Cut-off date...................  _______.

Closing date...................  On or about _______.

Distribution dates..... ..........Beginning in _______ on the 25th of each month or, if the 25th is not a business day,
                                  on the next business day.

Scheduled final distribution date ..._______.   The  actual
                                 final distribution date could be substantially earlier.

Form of certificates...........  Book-entry.

                                 See         "Description         of         the
                                 Certificates--Book-Entry Registration of the Offered Certificates" in this prospectus supplement.

Minimum denominations..........  [Class A] Certificates:  $25,000.
                                 [Class IO] Certificates:  $2,000,000 (notional
                                  balance).

Legal investment...............  The certificates will not be "mortgage related securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984.

                                 See  "Legal   Investment"  in  this  prospectus
                                 supplement and "Legal Investment Matters" in the prospectus.

                             Offered Certificates


                    Pass-
       Class       Through  Initial Principal Initial Rating
                    Rate    Balance              _____/_____         Designation
--------------------------- ------------------------------ ---------------------
[Class A-I] Certificates:
--------------------------- ------------------------------ ---------------------
      [A-I-1         _____% $                 AAA/AAA      Senior/Fixed Rate]
--------------------------- ------------------------------ ---------------------
      [A-I-2         _____% $                 AAA/AAA      Senior/Fixed Rate]
--------------------------- ------------------------------ ---------------------
      [A-I-3         _____% $                 AAA/AAA      Senior/Fixed Rate]
--------------------------- ------------------------------ ---------------------
      [A-I-4         _____% $                 AAA/AAA      Senior/Fixed Rate]
--------------------------- ------------------------------ ---------------------
      [A-I-5         _____% $                 AAA/AAA      Senior/Fixed Rate]
--------------------------- ------------------------------ ---------------------
      [A-I-6         _____% $                 AAA/AAA      Senior/Lockout/Fixed
                                                           Rate
--------------------------- ------------------------------ ---------------------
Total [Class A-I]
Certificates:               $ __________
--------------------------- ------------------------------ ---------------------
[Class A-II] Certificates:
--------------------------- ------------------------------ ---------------------
                                                         Senior/Fixed Rate/Pass-
       [A-II         _____% $___________      AAA/AAA        Through]
--------------------------- ------------------------------ ---------------------
Total Class A
Certificates:               $__________
--------------------------- ------------------------------ ---------------------
[Class IO] Certificates:
--------------------------- ------------------------------ ---------------------
                                                      Senior/Interest Only/Fixed
        [IO          _____% $ _____           AAA/AAAr             Rate]
--------------------------- ------------------------------ ---------------------
Total offered
certificates:                $__________
--------------------------- ------------------------------ ---------------------
                            Non-offered Certificates
--------------------------------------------------------------------------------
Class R Certificates:
--------------------------- ------------------------------ ---------------------
       R[-I]         _____%  $0                NA/NA     Subordinate/Residual
--------------------------- ------------------------------ ---------------------
       [R-II         _____%  $0                NA/NA     Subordinate/Residual]
--------------------------- ------------------------------ ---------------------
Total offered and non-       $__________
offered certificates:
--------------------------- ------------------------------ ---------------------

The Trust

The depositor will establish a trust with respect to the Series ________ Certificates, under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust.

Each certificate will represent a partial ownership interest in the trust. The trust will also include a certificate guaranty insurance policy issued by
________.

The Mortgage Pool

The mortgage loans to be deposited in the trust consist of two groups, group I and group II, of which ________% and ________%, respectively, are secured by second mortgages or deeds of trust. The remainder of the mortgage loans are secured by first mortgages or deeds of trust. The group I loans have the following aggregate characteristics as of the cut-off date:



                                                  Weighted
                     Range                        Average

Principal balance     $         to      $         $      *
Mortgage rate                %  to    %                   %
Original term to
 maturity (months)              to
Remaining term to
 maturity (months)              to
Combined loan-to-            %  to   %                    %
 value ratio

*Indicates average principal balance.

The group II loans have the following aggregate characteristics as of the cut-off date:



                                                       Weighted
                              Range                    Average
Principal balance     $       to     $                 $         *
Mortgage rate               % to          %                      %
Original term to
 maturity (months)            to
Remaining term to
 maturity (months)            to
Combined loan-to-           % to          %                      %
 value ratio

See "Description of the Mortgage Pool" in this prospectus supplement.


Distributions on the offered certificates

Amounts available for monthly distribution. On each monthly payment date, the trustee will make distribu tions to investors. The amount available for distribu tion will include:

                o    collections of monthly payments on the mort
                    gage loans, including prepayments and other unscheduled collections minus
                o    the fees and expenses of the subservicer and
                    the master servicer.

The  aggregate  amount of monthly  collections  is  described  under the heading
"Description  of  the  Certificates--Available   Distribution  Amount"  in  this
prospectus supplement.

Priority of distributions. Distributions to the offered certificates and the credit enhancer will be made from available amounts as follows:

                o   Distribution of interest to the offered certificates
                o   Distribution of principal to the Class A Certificates(1)
                o Distribution of principal to the Class A Certificates in respect of specified losses
                o Payment to the credit enhancer of its premium for the certificate guaranty insurance policy and any previously unpaid premiums with interest
                o Reimbursement to the credit enhancer for prior draws made on the certificate guaranty insurance policy with interest
                o Distribution of additional principal to the Class A Certificates if the overcollateralization falls below the required level
                o Payment to the credit enhancer for other amounts owed
                o Distribution of any remaining funds to the Class R Certificates

(1) Each of Class A-I Certificates and Class A-II Certificates represents rights to receive principal primarily from its respective loan group. Not all outstanding classes of Class A-I Certificates will receive distributions of principal on each distribution date.

Interest distributions. The amount of interest owed to each class of offered certificates on each distribution date will equal:

   o the pass-through rate for that class of certificates multiplied by
   o the principal balance, or notional amount, of that class of certificates as of the day immediately prior to the related distribution date multiplied by
   o  1/12th minus
   o the share of some interest shortfalls allocated to that class to the extent not covered by the certifi cate guaranty insurance policy as described in this prospectus supplement.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocation of principal. Principal distributions on the [Class A-I] Certificates will be based primarily on principal received with respect to the group I loans. These distribu tions will be allocated among the various classes of [Class A-I] Certificates as described in this prospectus supple ment. Not all outstanding [Class A-I] Certificates will receive principal on each distribution date. Principal distributions on the [Class A-II] Certificates will be based primarily on principal received with respect to the group II loans.

Principal distributions on the Class A Certificates may be adjusted in order to maintain the required overcollateralization amount, as described under "Descrip tion of the Certificates -- Overcollateralization Provisions" in this prospectus supplement. These provisions may shorten the weighted average life of the Class A Certifi cates by increasing the rate at which principal is distributed to the Class A Certificates.

The  Class  IO   Certificates   are  not  entitled  to  receive  any   principal
distributions.

In addition, payments to holders of the offered certificates may be made on each distribution date from draws on the certificate guaranty insurance policy. These draws will cover shortfalls in amounts available to pay interest on the offered certificates at the applicable pass-through rate plus any losses allocated to the offered certificates.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Interest. Mortgagors are generally required to pay more interest on their mortgage loans than is necessary to pay the interest earned on the certificates. Therefore, there will generally be excess interest. Any excess interest will be available to cover interest shortfalls, except for some interest shortfalls that are covered by the certificate guaranty insurance policy, and will be used to pay principal on the certificates up to specified amounts of some losses. In addition, if the level of overcollateralization described below is less than what is required, any remaining excess interest will be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

Overcollateralization. On the cut-off date, the aggregate principal balance of the mortgage loans will be approximately $______ less than the aggregate principal balance of the certificates. On each distribution date, excess interest, if available, will be used to make payments with respect to principal on the Class A Certificates to reduce this undercollateralization amount and then to build up overcollateralization, until the aggregate principal balance of the mortgage loans exceeds the aggregate principal balance of the Class A Certificates by the amount specified in this prospectus supplement. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. Any loss amounts not covered by excess interest or overcollateralization will be covered by the policy as described below.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Certificate Guaranty Insurance Policy. On the closing date, the credit enhancer will issue the certificate guaranty insurance policy in favor of the trustee. This policy will unconditionally and irrevocably guarantee interest on the offered certificates at the pass-through rates shown on page S- __ of this prospectus supplement, any losses allocated to the offered certificates and any unpaid principal on the offered certificates on the final distribution date.

See "Description of the Certificates--Certificate Guaranty Insurance Policy" in this prospectus supplement and "Description of Credit

Enhancement--Certificate Guaranty Insurance Policy" in the prospectus.

Optional Termination

On any distribution date on which the principal balances of the mortgage loans, after applying payments received in the related collection period, is less than 10% of their principal balances as of the cut-off date, the master servicer or the depositor will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o  purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. Any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement
and  "The   Pooling  and   Servicing   Agreement--Termination;   Retirement   of
Certificates" in the prospectus.

Ratings

When issued, the certificates will receive ratings which are not lower than those listed in the table on page __ of this prospectus supplement. The ratings on the certificates address the likelihood that the holders of the certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus for important information concerning possible restrictions on ownership of the certificates by regulated institutions.

ERISA Considerations

Subject to important considerations, the offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The offered certificates will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on the certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.

For  further  information  regarding  the  federal  income tax  consequences  of
investing  in  the  offered  certificates,   see  "Certain  Federal  Income  Tax
Consequences" in this prospectus supplement and in the prospectus.

                                 RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:


Risks Associated with the Mortgage Loans

The return on your certificates may be affected by losses on the mortgage loans, which are more likely because they are junior liens.


                    _____% of the mortgage loans are secured by second mortgages or deeds of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the mortgage loans only if the claims of any senior mortgages have been satisfied in full. In circumstances when it is determined to be uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. The foregoing risks are particularly applicable to mortgage loans secured by second liens that have high loan-to-value ratios, when combined with the first lien mortgage, or low ratios of the principal amount of the mortgage loan to the sum of the principal amounts of the mortgage loans secured by the first and second liens, because the master servicer is more likely to determine that foreclosure is uneconomical.



Delay in payment on your certificates may result because the master servicer is not required to advance delinquent monthly payments on the mortgage loans.


                    The master servicer is not obligated to advance scheduled monthly payments of principal or interest on mortgage loans that are delinquent or in default. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Some of the mortgage loans do not require principal payments until maturity.


                    ____% of the mortgage loans are balloon loans, which will require substantial principal payments, known as balloon payments, at their stated maturity. Balloon payments increase the risk associated with mortgage loans because a mortgagor's ability to make a balloon payment typically depends on the mortgagor's ability either to refinance the loan or to sell the related mortgaged property in a timely manner.

                    See "Description of the Mortgage Pool--Balloon Loans" in this prospectus supplement.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific areas.

               One risk associated with investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. If the regional economy or housing market of any state, or other region, having a significant concentration of the properties underlying the mortgage loans weakens, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. Concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without this concentration. Concentrations material to an individual offering will be disclosed.

               See   "Description   of   the   Mortgage    Pool--Mortgage   Pool
               Characteristics" in this prospectus supplement.

The origination disclosure practices of the mortgage loans could create liabilities that may affect your interest in your certificates.
               ____% of the mortgage loans are subject to special rules, disclosure requirements and other regulatory provisions because they:
                    o    were originated on or after October 1, 1995,
                    o were not made to finance the purchase of the mortgaged property, and
                    o have interest rates or origination costs in excess of some levels.

               Purchasers or assignees of these type of mortgage loans, including the trust, could be liable for all claims and subject to all defenses arising under the provisions that the mortgagors could assert against the originators of the mortgage loans. Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. Any federal and state law violations that would result in liability to the trust would be a breach of Residential Funding Corporation's representations and warranties, and Residential Funding Corporation would be obligated to cure, repurchase or, if permitted by the pooling and servicing agreement, substitute another mortgage loan for the mortgage loan in question. Residential Funding Corporation's obligation to repurchase or substitute for any mortgage loan will be the only remedy available to the certificateholders if any breach occurs.

               See  "Certain   Legal  Aspects  of  Mortgage  Loans  and  Related
               Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

The return on your certificates may be affected by an economic downturn.

               The type of mortgage loans included in the mortgage pool has been available to mortgagors for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the severity of the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Your interest in the notes may be adversely affected by changes in bankruptcy laws.

               The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. This Commission delivered a report on October 20, 1997 recommending that Congress amend the Bankruptcy Code in some respects with respect to mortgage loans such as the mortgage loans in the trust.

               Congress adjourned in 1998 without passing any significant bankruptcy reform legislation addressing the report or the Truth-in-Lending Act with respect to claims secured by a debtor's principal residence. Congress continues to debate possible changes to the Bankruptcy Code. These bills may result in bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the mortgage loans. Any of these changes to the Bankruptcy Code could have a negative effect on the mortgage loans and the enforcement of the rights of the trust in the mortgage loans.

Limited Obligations

Payments on the mortgage loans, together with the certificate guaranty insurance policy, are the sole source of payments on your certificates.


               Credit enhancement will be provided for the offered certificates in the form of excess interest collections, if available, overcollateralization, and by the certificate guaranty insurance policy. None of the depositor, the master servicer, the trustee, the sellers, the subservicers, the credit enhancer, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating on the certificates. If losses incurred on the mortgage loans are not covered by the credit enhancement described above, the holders of the certificates will bear all risk of the losses resulting from default by mortgagors.


Liquidity Risks

You may have to hold your certificates to maturity if their marketability is limited.

               A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your offered certificates.

               Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Special Yield and Prepayment Considerations

The yield on your certificates will vary depending on the rate of prepayment.

               The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

                    o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;
                    o    the pass-through rate for that class; and
                    o    the purchase price of that class.

               The rate of prepayments is one of the most important and least predictable of these factors.

               In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.


The rate of prepayments on the mortgage loans will vary depending on future market conditions, and other factors.


                    Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificate are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

                    See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

                    ____% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment period. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.


The yield on your certificates will be affected by the specific forms that apply to that class discussed below.


                    The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of some yield considerations and prepayment sensitivities of each class.

                    See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

[Class  A-I  Certificates and Class A-II Certificates

                    The Class A-I Certificates will receive principal payments primarily from the group I mortgage loans. The Class A-II Certificates will receive principal payments primarily from the group II loans. Therefore, the yields on the Class A-I Certificates and Class A-II Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in their respective loan groups.]


[Class A-I Certificates

                    The Class A-I Certificates are subject to various priorities for payment of principal as described in this Prospectus Supplement. Distributions of principal on the Class A-I Certificates having an earlier priority of payment will be affected by the rates of prepayment of the group I loans early in the life of the mortgage pool. Those classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the group I loans experienced both before and after the commencement of principal distributions on those classes.]

                    See    "Description    of    the     Certificates--Principal
                    Distributions" in this prospectus supplement.


[Class A-I-6  Certificates

                    It is not expected that the Class A-I-6 Certificates will receive any distributions of principal until the distribution date in __________. Until the distribution date in ____________, the Class A-I-6 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal payments from the mortgage loans.]



 [Class IO  Certificates

                    An extremely rapid rate of principal prepayments on the mortgage loans could result in the failure of investors in the Class IO Certificates to fully recover their initial investments.]

                    See  "Certain  Yield  and  Prepayment   Considerations"  and
                    especially "--Fixed Strip Certificate Yield Considerations" in this prospectus supplement.

                                 INTRODUCTION

      The Depositor will establish a trust (the "Trust") with respect to the Series _______ Certificates the Closing Date, under a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee, dated as of the Cut-off Date. On the Closing Date, the Depositor will deposit into the Trust a pool of mortgage loans (the "Mortgage Pool") secured by closed end, fixed-rate, fully amortizing and balloon payment mortgage loans.

      You can find a listing of the pages where capitalized terms used both in the prospectus and this prospectus supplement are defined under the caption "Index" beginning on page __ in the prospectus.

                       DESCRIPTION OF THE MORTGAGE POOL
General

      The Mortgage Pool will consist of approximately _______ mortgage loans (the "Mortgage Loans") having an aggregate principal balance outstanding as of the close of business on the day prior to the Cut-off Date (the "Cut-off Date Balance") of $_______. The Mortgage Pool will consist of two groups of Mortgage Loans ("Loan Group I" and "Loan Group II," and each, a "Loan Group"), designated as the "Group I Loans" and "Group II Loans." _______% of the Mortgage Loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential real properties (each, a "Mortgaged Property") and the remainder are secured by first liens. The Mortgage Loans will consist of fixed-rate, fully-amortizing and balloon payment Mortgage Loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to __%, __%, __%, __% and __% of the Mortgage Loans, respectively, from the date of origination or modification. With respect to Mortgage Loans which have been modified, references in this Prospectus Supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described in this Prospectus Supplement are approximate percentages by aggregate Cut-off Date Balance unless otherwise indicated.

      All of the Mortgage Loans were acquired by Residential Funding (in that capacity, the "Seller") from banks, savings and loan associations, mortgage bankers, investment banking firms and other home equity loan originators and sellers (the "Program Sellers"), under the Seller's Home Equity Program (the "Home Equity Program"), on a servicing released basis. __% of the Mortgage Loans were acquired by the Seller from HomeComings Financial Network, Inc., an affiliate of the Seller. No Unaffiliated Seller sold more than __% of the Mortgage Loans to Residential Funding. All of the Mortgage Loans will be serviced by GMAC Mortgage Corporation. See "--The Initial Subservicer" below.

      All of the Mortgage Loans were generally underwritten in conformity with or in a manner generally consistent with the Home Equity Program. See "--Underwriting Standards" below.

      The Depositor and Residential Funding will make some limited representations and warranties regarding the Mortgage Loans as of the Closing Date. The Depositor and Residential Funding will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs if the breach materially adversely affects the interests of the Certificateholders or the Credit Enhancer (as defined in this Prospectus Supplement) under "Description of the Certificates-Certificate Guaranty Insurance Policy" in that Mortgage Loan. Each Seller has made or will make some limited representations and warranties regarding the related Mortgage Loans, as of the date of their purchase by Residential Funding. However, the representations and warranties will not be assigned to the Trustee for the benefit of the holders of the Certificates, and therefore a breach of the representations and warranties will not be enforceable on behalf of the Trust. See "Mortgage Loan Program--Qualifications of Sellers" and "--Representations Relating to Mortgage Loans" and "Description of the Certificates--Review of Mortgage Loans" in the Prospectus.

Payments on the Simple Interest Mortgage Loans

      __% and __% of the Group I Loans and Group II Loans, respectively, are Simple Interest Mortgage Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that Mortgage Loan multiplied by the Mortgage Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that Mortgage Loan. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

      Accordingly, if a Mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

      On the other hand, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Mortgage Loan.

      The remaining __% and __% of the Group I Loans and Group II Loans, respectively, are Actuarial Mortgage Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

Balloon Loans

      __% and __% of the Group I Loans and Group II Loans, respectively, are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a "Balloon Payment"). The existence of a Balloon Payment will require the related Mortgagor to refinance the Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the Depositor, the Master Servicer or the Trustee is obligated to refinance any Balloon Loan. The Policy (as defined in this Prospectus Supplement under "Description of the Certificates-Certificate Guaranty Insurance Policy) issued by the Credit Enhancer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a Mortgagor to make its Balloon Payment.

Mortgage Pool Characteristics

      All of the Mortgage Loans have principal and interest payable monthly on various days of each month as specified in the Mortgage Note (the "Due Date").

      In connection with each Mortgage Loan that is secured by a leasehold interest, the related Seller will have represented to Residential Funding that, among other things: (i) the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; (ii) residential property in the area consisting of leasehold estates is readily marketable; (iii) the lease is recorded and no party is in any way in breach of any provision of the lease; (iv) the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and (v) the remaining term of the lease does not terminate less than ten years after the maturity date of that Mortgage Loan.

      __% of the Group I Loans and __% of the Group II Loans provide for payment of a prepayment charge, if these loans prepay within a specified time period. The prepayment charge generally is the maximum amount permitted under applicable state law. __% of the Group I Loans and __% of the Group II Loans provide for payment of a prepayment charge for full prepayments made within approximately three years of the origination of the Mortgage Loans in an amount calculated in accordance with the terms of the related Mortgage Note. With respect to the remainder of the Mortgage Loans with a prepayment charge, the prepayment charge is calculated in a different manner. No prepayment charges or late payment charges received on the Mortgage Loans will be available for payment on the Certificates.

      As of the Cut-off Date, no Mortgage Loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio," below.

      As of the Cut-off Date, __% and __% of the Group I Loans and Group II Loans, respectively, were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors--Risk of Loss" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

      No Mortgage Loan provides for deferred interest, negative amortization or future advances.

      With respect to each Mortgage Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of (A) the sum of
(i) the original principal balance of the Mortgage Loan and (ii) any outstanding principal balance, at the time of origination of the Mortgage Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to (B) the Appraised Value, or, to the extent permitted by the Guide (as defined in this Prospectus Supplement), the Stated Value. The "Appraised Value" for any Mortgage Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of the Mortgage Loan, which may have been obtained at an earlier time; provided that if the Mortgage Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the Mortgaged Property. However, with respect to not more than __% and __% of the Group I Loans and Group II Loans, respectively, the "Stated Value" will be the value of the Mortgaged Property as stated by the related Mortgagor in his or her loan application. With respect to each Mortgage Loan, the "Junior Mortgage Ratio" is the ratio, expressed as a percentage, of the original principal balance of the Mortgage Loan to the sum of
(A) the original principal balance of the Mortgage Loan, and (B) the unpaid principal balance at the time of origination of the Mortgage Loan of any mortgage loan secured by a senior lien on the related Mortgaged Property. See
"Mortgage Loan Program--Underwriting Standards" in the Prospectus and "Description of the Mortgage Pool--Underwriting Standards" in this Prospectus Supplement.

      __% and __% of the Group I Loans and Group II Loans, respectively, were originated under full documentation underwriting programs.

Group I Loans

      None of the Group I Loans were originated prior to ____________ or has a maturity date later than ____________. No Group I Loan has a remaining term to stated maturity as of the Cut-off Date of less than __ months. The weighted average remaining term to stated maturity of the Group I Loans as of the Cut-off Date is approximately __ months. The weighted average original term to stated maturity of the Group I Loans as of the Cut-off Date is approximately __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of these

Group I Loans of __ months. The Balloon Loans in Loan Group I have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of __ months.

      Below is a description of some additional characteristics of the Group I Loans as of the Cut-off Date, unless otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the Cut-off Date and are rounded to the nearest dollar.

        Original Mortgage Loan Principal Balances of the Group I Loans


                                           Number of       Cut-off Date  Percent of
Original Mortgage Loan Principal Balances  Mortgage Loans   Balance      Group-I-Loans
---------------------------------------------------        ___________________________

  $          -    $                                         $               %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  $          -    $                                                         %
  Greater than $                                             $                       %
                                      ----------            ------------------------

      Total........................                         $                       %
                                      ==========            =========      =========

      As of the Cut-off Date, the average unpaid principal balance of the Group I Loans was approximately $_____.

                      Mortgage Rates of the Group I Loans


                                      Number of      Cut-off Date    Percent of
Mortgage Rate (%)                   Mortgage-Loans   Balance         Group-I-Loans
---------------------------------------------------  _____________________________

          -                                         $                     %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                                %

             Total.................                 $                     %
                                      =======       ======================


      As of the Cut-off Date, the weighted average Mortgage Rate of the Group I Loans was approximately _____% per annum.


          Original Combined Loan-to-Value Ratios of the Group I Loans


                                      Number of      Cut-off Date    Percent of
Combined Loan-to-Value Ratio(%)     Mortgage-Loans      Balance    Group-I-Loans
-------------------------------------------------- ---------------- ------------

          -                                         $                     %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %
          -                                                               %

             Total.................                 $                     %
                                      =======       ======================

      The weighted average original Combined Loan-to-Value Ratio of the Group I Loans was approximately __% as of the Cut-off Date.

                  Junior Mortgage Ratios of the Group I Loans


                                       Number of   Cut-off Date    Percent of
Junior Mortgage Ratio(%)(1)          Mortgage-Loans  Balance      Group-I-Loans
-------------------------------------------------------------------------------


          -                                         $                      %
          -                                                                %
          -                                                                %
          -                                                                %
          -                                                                %
          -                                                                %
          -                                                                %
          -                                                                %
          -                                                                %
          -                                                                %

             Total...................               $                      %
                                       =======      =======         =======

(1) Excludes Mortgage Loans secured by first liens on the related Mortgaged Property. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property, the Junior Mortgage Ratio is the ratio of the original principal balance of the the Mortgage Loan to the sum of (i) the original principal balance of that Mortgage Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of that Mortgage Loan.

      The weighted average Junior Mortgage Ratio as of the Cut-off Date was approximately __%.


     Geographic Distribution of Mortgaged Properties of the Group I Loans


                                      Number of      Cut-off Date    Percent of
State                               Mortgage-Loans   Balance       Group-I-Loans
-------------------------------------------------------------------------------

California..........................                 $                 %
Virginia............................                                   %
Maryland............................                                   %
New Jersey..........................                                   %
Colorado............................                                   %
Other(1)............................                                   %
                                       ---           ---            ---

   Total............................                 $                 %
                                       ===           ===            ===

(1) "Other" includes states and the District of Columbia that contain less than 2.00% of the Group I Loans.


                 Mortgaged Property Types of the Group I Loans


                                      Number of    Cut-off Date  Percent of
Property                            Mortgage-Loans Balance       Group-I Loans
--------------------------------------------------------------------------------

Single Family Residence.............                 $                  %
PUD Detached........................                                    %
PUD Attached........................                                    %
Condominium.........................                                    %
Multifamily (2-4 Units).............                                    %
Townhouse/Rowhouse Attached.........                                    %
Townhouse/Rowhouse Detached.........                                    %
Manufactured Home...................                                    %
                                       ---           ---             ---

Total...............................                 $                         %
                                       ===           ===             ===========


                     Occupancy Types of the Group I Loans


                                      Number of     Cut-off Date Percent of
Occupancy (as indicated by Mortgagor)Mortgage-Loans Balance      Group-I Loans
-------------------------------------------------------------------------------

Primary Residence...................                 $                  %
                                       ---           ---             ---
Total...............................                 $                  %
                                       ===           ===             ===

                      Lien Priority of the Group I Loans


                                      Number of     Cut-off Date  Percent of
Lien Priority                       Mortgage-Loans  Balance       Group-I-Loans
-------------------------------------------------------------------------------

Second Lien.........................                  $                 %
                                       ---            ---            ---
      Total.........................                  $                 %
                                       ===            ===            ===


           Remaining Term of Scheduled Maturity of the Group I Loans



                                        Number of     Cut-off Date  Percent of
Months Remaining to Scheduled Maturity  Mortgage-Loans  Balance    Group-I-Loans
-------------------------------------------------------------------------------

                                                            $                  %
                                                                               %
                                                                               %
                                                                               %
                                                                               %
                                                                               %
                                                                               %

      Total.........................                        $                  %
                                                ===============================

      The weighted average remaining term to maturity of the Group I Loans as of the Cut-off Date was approximately ___ months.


                   Year of Origination of the Group I Loans



                                       Number of    Cut-off Date   Percent of
Year of Origination                  Mortgage-Loans    Balance    Group-I Loans
--------------------------------------------------------------------------------


                                                      $                 %
                                                                        %
                                                                        %
                                                                        %

      Total.........................                  $                 %
                                        ===           ===            ==========


Group II Loans

      None of the Group II Loans were originated prior to _______ or has a maturity date later than _______. No Group II Loan has a remaining term to stated maturity as of the Cut-off Date of less than __ months. The weighted average remaining term to stated maturity of the Group II Loans as of the Cut-off Date is approximately __ months. The weighted average original term to stated maturity of the Group II Loans as of the Cut-off Date is approximately __ months. __% of the Group II Loans are fully amortizing and have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing and have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing and have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. The Balloon Loans in Loan Group II have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of __ months.

      Below is a description of some additional characteristics of the Group II Loans as of the Cut-off Date unless otherwise indicated. Unless otherwise specified, all principal balances of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the Cut-off Date and are rounded to the nearest dollar.


        Original Mortgage Loan Principal Balances of the Group II Loans



                                                  Number of      Cut-off Date     Percent of
Original Mortgage Loan Principal Balances Loans   Mortgage Loans    Balance     Group II Loans
----------------------------------------------------------------------------------------------

     $        -      $                                           $                   %
     $        -      $
     $        -      $
     $        -      $
     $        -      $
     $        -      $
     $        -      $
     $        -      $
     $        -      $
     $        -      $
     Greater than $

       Total.......................                              $                   %
                                         =======                 =======      -------

      As of the Cut-off Date, the average unpaid principal balance of the Group II Loans was approximately $____.

                     Mortgage Rates of the Group II Loans



                            Number of Mortgage    Cut-off Date    Percent of
Mortgage Rate (%)                  Loans             Balance     Group-II-Loans
-------------------------------------------------------------------------------

                                                 $                         %















        Total.....................               $                         %
                                                ===========================

      As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Loans was approximately ___% per annum.


         Original Combined Loan-to-Value Ratios of the Group II Loans


                                 Number of Mortgage  Cut-off Date  Percent of
Combined Loan-to-Value Ratio(%)  Loans                 Balance    Group-II Loans
-------------------------------------------------------------------------------

                                                     $                       %













        Total......................                  $                       %
                                                =============================

      The weighted average original Combined Loan-to-Value Ratio of the Group II Loans was approximately ___% as of the Cut-off Date.

                 Junior Mortgage Ratios of the Group II Loans



                                       Number of    Cut-off Date   Percent of
Junior Mortgage Ratio(%)(1)         Mortgage-Loans     Balance    Group-II-Loans
--------------------------------------------------------------------------------

                                                  $                         %













        Total......................               $                         %
                                                 ===========================
------------------
(1)Excludes Mortgage Loans secured by first liens on the related Mortgaged Property. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property, the Junior Mortgage Ratio is the ratio of the original principal balance of the Mortgage Loan to the sum of (i) the original principal balance of that Mortgage Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of that Mortgage Loan.

      The weighted average Junior Mortgage Ratio of the Group II Loans as of the Cut-off Date was approximately
---%.


     Geographic Distribution of Mortgaged Properties of the Group II Loans



                                                               Percent of
State                      Number of           Cut-off Date     Group-II
                         Mortgage Loans            Balance        Loans
------------------------------------------------------------------------

California..............                    $                                %
Virginia................
Maryland................
Washington..............
Florida.................
Colorado................
Michigan................
Georgia.................
Other(1)................

    Total...............                    $                                %
                            =================================================

(1) "Other" includes states and the District of Columbia that contain less than ___% of the Group II Loans.

                Mortgaged Property Types of the Group II Loans



                                                                     Percent of
Property                             Number of       Cut-off Date     Group-II
                                     Mortgage Loans     Balance        Loans
                                    -------------------------------------------

Single Family Residence.............                    $                    %
PUD Detached........................
Condominium.........................
PUD Attached........................
Townhouse/Rowhouse Attached.........
Manufactured Home...................

Total...............................                    $                    %
                                        =====================================


                     Occupancy Types of the Group II Loans



                                                                     Percent of
Occupancy (as indicated by Mortgagor) Number of      Cut-off Date     Group-II
                                     Mortgage Loans     Balance        Loans
                                     ------------------------------------------
Primary.............................                    $                     %
Second/Vacation.....................

    Total...........................                    $                     %
                                        ======================================


                      Lien Priority of the Group II Loans


                                                                     Percent of
                                     Number of       Cut-off Date    Group-II
Lien Priority                       Mortgage Loans      Balance        Loans
-------------------------------------------------------------------------------

First Lien..........................                     $                     %
Second Lien.........................

    Total...........................                     $                     %
                                        =======================================

          Remaining Term of Scheduled Maturity of the Group II Loans



                                                                     Percent of
                                        Number of     Cut-off Date    Group-II
Months Remaining to Scheduled Maturity Mortgage-Loans    Balance       Loans
-------------------------------------------------------------------------------

                                                    $                        %









      Total.........................                $                        %
                                                =============================

      The weighted average remaining term to maturity of the Group II Loans of the Cut-off Date was approximately ___ months.


                   Year of Origination of the Group II Loans



                                                                     Percent of
                                        Number of     Cut-off Date    Group-II
Year of Origination                  Mortgage-Loans     Balance        Loans
------------------------------------------------------------------------------

                                                      $                      %





Total...............................                  $                      %
                                                =============================

      Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the Seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the Combined Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans or that any Mortgagor's Credit Score would not be lower if obtained as of the date of this Prospectus Supplement.

      The following tables described information as to the Credit Scores of the related Mortgagors as used in the origination of the Group I Loans and Group II Loans.

Credit Score Distribution of the Group I Loans


                                       Number of    Cut-off Date    Percent of
Credit Score Range                   Mortgage-Loans   Balance     Group-I-Loans
-------------------------------------------------------------------------------

                                                  $                      %








                                                                         %

Total for Loan Group I..............              $                      %
                                         ================================


                Credit Score Distribution of the Group II Loans


                                       Number of    Cut-off Date   Percent of
Credit Score Range                   Mortgage-Loans    Balance    Group-II Loans
-------------------------------------------------------------------------------

                                                    $                       %










     Total for Loan Group II........                $                       %
                                         =================================== ==

Underwriting Standards

      The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. For a more detailed description of the underwriting standards and procedures applicable to the Mortgage Loans, see "Mortgage Loan Program--Underwriting Standards" in the Prospectus.

      Residential Funding's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the Client Guide (together with its Servicer Guide, the "Guide," as modified from time to time), including the provisions of the Guide applicable to the Home Equity Program. The underwriting standards as described in the Guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. Under the Guide, the Mortgage Loans are generally underwritten by the related Seller or by a designated third party, and Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether Mortgage Loans purchased by it were underwritten in accordance with applicable standards.

      Each Seller is an entity approved by Residential Funding for participation in the Home Equity Program. Each Seller was required at the time of its approval to meet eligibility requirements, including minimum origination and net worth levels determined by Residential Funding. However, there can be no assurance that any Seller currently meets these standards. Generally, the Seller will have originated the Mortgage Loans sold by it to Residential Funding either directly or through correspondents or loan brokers, and will have underwritten each Mortgage Loan prior to funding.

      The underwriting standards described in the Guide with respect to Mortgage Loans originated under the Home Equity Program generally require that the Mortgage Loans be fully documented or that the Mortgage Loans be supported by alternative documentation. For fully documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

      In determining the adequacy of the mortgaged property as collateral for a Mortgage Loan originated under the Home Equity Program, an appraisal is made of each property considered for financing. Mortgage Loans included in the Mortgage Pool generally were originated subject to a maximum CLTV of 100%. The Mortgage Loans were also subject to a maximum total monthly debt to income ratio of 55%. There can be no assurance that the CLTV or the debt to income ratio for any Mortgage Loans will not increase from the levels established at origination.

      The underwriting standards described in the Guide with respect to Mortgage Loans originated under the Home Equity Program may be varied in appropriate cases. There can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Mortgage Loans will be equivalent under all circumstances.

Optional Repurchase of Defaulted Mortgage Loans

      Under the Pooling and Servicing Agreement, the Master Servicer will have the option to purchase from the Trust any Mortgage Loan that is 60 days or more delinquent at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus its accrued interest.

The Initial Subservicer

      GMAC Mortgage Corporation (the "Initial Subservicer" or "GMACMC"), an affiliate of the Depositor and the Master Servicer, is the Initial Subservicer of the Mortgage Loans. GMACMC will act as Initial Subservicer for the Mortgage Loans under a Subservicing Agreement with the Master Servicer. GMACMC is a wholly-owned indirect subsidiary of General Motors Acceptance Corporation. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

      GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

Residential Funding

      Residential Funding will be responsible for master servicing the Mortgage Loans. Responsibilities of Residential Funding will include the receipt of funds from Subservicers, the reconciliation of servicing activity, investor reporting and remittances to the Trustee to accommodate distributions to Certificateholders. In addition, Residential Funding will take over the primary servicing of any Mortgage Loans currently subserviced by GMACMC, if the Mortgage Loans become delinquent. Residential Funding is not required to make advances relating to delinquent payments of principal and interest on the Mortgage Loans.

      For information regarding foreclosure procedures, see "Description of the Certificates--Realization Upon Defaulted Mortgage Loans" in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Residential Funding's business judgment, changes in Residential Funding's portfolio of real estate secured home equity mortgage loans that it services for its clients and applicable laws and regulations, and other considerations.

Delinquency and Loss Experience of the Master Servicer's Portfolio

      The following tables summarize the delinquency and loss experience for all closed-end home equity loans ("Closed-End Home Equity Loans") originated or acquired by the Master Servicer. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that described below.

      As used in this Prospectus Supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this Prospectus Supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

      The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Master Servicer's home equity mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of these home equity mortgage loans serviced for each period would be higher than those shown if some of the home equity mortgage loans were artificially isolated at a point in time and the information showed the activity only with respect to the home equity mortgage loans.

      There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the Mortgage Loans serviced by the Initial Subservicer.

                       [INSERT DELINQUENCY TABLES HERE]

Additional Information

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. Prior to the issuance of the Offered Certificates Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems the removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Depositor believes that the information in this Prospectus Supplement will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and some other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

      A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.


                        DESCRIPTION OF THE CERTIFICATES

General

      The Series _______ Home Equity Loan Pass-Through Certificates will include the following eight classes (the "Offered Certificates"):
      [     o     Class A-I-1 Certificates
            o     Class A-I-2 Certificates
            o     Class A-I-3 Certificates
            o     Class A-I-4 Certificates
            o     Class A-I-5 Certificates
            o     Class A-I-6  Certificates  (the "Lockout  Certificates");  and
                  together  with  the  Class  A-I-1  Certificates,  Class  A-I-2
                  Certificates,    Class   A-I-3   Certificates,   Class   A-I-4
                  Certificates  and Class  A-I-5  Certificates,  the  "Class A-I
                  Certificates")
            o     Class A-II Certificates; and
            o     Class IO Certificates (the "Fixed Strip Certificates")].

      In addition to the Offered Certificates, the Series _______ Home Equity Loan Pass-Through Certificates will include two classes of subordinate certificates which are designated as the Class R-I Certificates and Class R-II Certificates (together, the "Class R Certificates" or "Residual Certificates" and, together with the Class A-I, Class A-II and Class IO Certificates, the "Certificates"). The Class A-I Certificates and Class A-II Certificates are referred to in this Prospectus Supplement together as the "Class A Certificates." Only the Offered Certificates are offered by this Prospectus Supplement.

The Certificates will evidence the entire beneficial ownership interest in the Trust. The Trust will consist of:
                    o    the Mortgage Loans
                    o the assets as from time to time that are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust
                    o property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure
                    o    any applicable insurance policies
                    o    the Policy; and
                    o    all proceeds of the foregoing.

      The Class A-I Certificates and Class A-II Certificates correspond to the Group I Loans and Group II Loans, respectively, as described in the tables in this Prospectus Supplement under "Description of the Mortgage Pool--Mortgage Pool Characteristics."

      The Offered Certificates will be issued in minimum denominations of $25,000, or a $2,000,000 Notional Amount, in the case of the Fixed Strip Certificates, and integral multiples of $1 in excess thereof.

Book-Entry Registration of the Offered Certificates

      General. Holders of the Offered Certificates (so long as the Offered Certificates are registered in the name of Cede & Co., the "DTC Registered Certificates" and the holders, "DTC Registered Certificateholders") may elect to hold their DTC Registered Certificates through DTC in the United States, or Cedelbank, formerly Cedel Bank, societe anonyme, a professional depository which holds securities for its participating organizations ("Cedel

Customers") or Euroclear in Europe, if they are Euroclear Participants or Cedel Customers, as applicable, of their systems, or indirectly through organizations which are Participants or Customers, as applicable, in their systems.

      The DTC Registered Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance (or Notional Amount) of the DTC Registered Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through Customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries") which in turn will hold these positions in Customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no DTC Registered Certificateholder will be entitled to receive a physical certificate representing that security (a "Definitive Certificate"). Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described in this Prospectus Supplement, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references in this Prospectus Supplement to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. DTC Registered Certificateholders will not be "Holders" as that term is used in the Pooling and Servicing Agreement.

      The DTC Registered Certificateholder's ownership of a DTC Registered Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the DTC Registered Certificateholder's account for that purpose. In turn, the Financial Intermediary's ownership of the DTC Registered Certificates will be recorded on the records of DTC, or of a firm that is a Participant and acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the DTC Registered Certificateholder's Financial Intermediary is not a DTC Participant and on the records of Cedelbank or Euroclear, as appropriate.

      DTC Registered Certificateholders will receive all payments of principal and interest on the DTC Registered Certificates from the Trustee through DTC and DTC Participants. While the DTC Registered Certificates are outstanding , except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the DTC Registered Certificates and is required to receive and transmit payments of principal and interest on the DTC Registered Certificates. Participants and Indirect Participants with whom DTC Registered Certificateholders have accounts with respect to DTC Registered Certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective DTC Registered Certificateholders. Accordingly, although DTC Registered Certificateholders will not possess physical certificates, the Rules provide a mechanism by which DTC Registered Certificateholders will receive payments and will be able to transfer their interest.

      Unless and until Definitive Certificates are issued, DTC Registered Certificateholders who are not Participants may transfer ownership of DTC Registered Certificates only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer the DTC Registered Certificates, by book-entry transfer, through DTC for the account of the purchasers of the DTC Registered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of DTC Registered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC Registered Certificateholders.

      Under a book-entry format, DTC Registered Certificateholders of the DTC Registered Certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede. Payments with respect to DTC Registered Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customer or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a DTC Registered Certificateholder to pledge DTC Registered Certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions relating to the DTC Registered Certificates, may be limited due to the lack of physical certificates for the DTC Registered Certificates. In addition, issuance of the DTC Registered Certificates in book-entry form may reduce the liquidity of the DTC Registered Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the DTC Registered Certificates are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the DTC Registered Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of DTC Registered Certificates under the Pooling and Servicing Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some DTC Registered Certificates which conflict with actions taken with respect to other DTC Registered Certificates.

      Definitive Certificates will be issued to DTC Registered Certificateholders of the DTC Registered Certificates, or their nominees, rather than to DTC, if (a) the Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC Registered Certificates and the Trustee is unable to locate a qualified successor, (b) the Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, under the Pooling and Servicing Agreement, DTC Registered Certificateholders of any class aggregating at least a majority of the outstanding Voting Rights, as defined in this Prospectus Supplement, of the DTC Registered Certificates advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the DTC Registered Certificateholders.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all DTC Registered Certificateholders of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC Registered Certificates and instructions for re-registration, the Trustee will issue and authenticate Definitive Certificates, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Holders under the Pooling and Servicing Agreement.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC Registered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I hereto and "Description of the Certificates--Form of Certificates" in the Prospectus.

      DTC has advised the Depositor that management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000" problems. DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades with DTC ("DTC Services") continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting and will continue to contact third party vendors from whom DTC acquires services to (i) impress upon them the importance of those services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year

2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      None of the Depositor, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      For   additional   information   regarding  DTC  and  the  DTC  Registered
Certificates, see "Description of the Certificates--Form of Certificates" in the Prospectus.

Distributions

      Distributions on the Certificates will be made by the Trustee on the 25th day of each month or, if that day is not a Business Day, then the next succeeding Business Day, commencing in April 1999. Distributions on the Certificates will be made to the persons in whose names the Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer DTC Registered Certificates, on the Record Date. See "Description of the Certificates--Distributions" in the Prospectus. Distributions will be made by check or money order mailed, or upon the request of a Certificateholder owning Certificates having denominations, by principal balance or notional amount, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC Registered Certificates, will be DTC or its nominee, as it appears on the Trustee's register in amounts calculated as described in this Prospectus Supplement on the Determination Date. However, the final distribution relating to the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of the final distribution. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

Available Distribution Amount

      The "Available Distribution Amount" for any Distribution Date is equal to:
            o the aggregate amount of actual payments on the Mortgage Loans received during the related Collection Period after deduction of the related servicing fees and any subservicing fees (collectively, the "Servicing Fees")
            o some unscheduled collections, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the Mortgage Loans, received during the related Collection Period.

      In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat these amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described in this Prospectus Supplement, under "--Principal Distributions," any amount with respect to which this election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. With respect to any Distribution Date, the "Collection Period" is the calendar month preceding the month in which that Distribution Date occurs.

Interest Distributions

      Holders of each class of Offered Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each Distribution Date to the extent described in this Prospectus

Supplement. The aggregate amount of the Accrued Certificate Interest to be distributed to the holders of the Offered Certificates on any Distribution Date is referred to in this Prospectus Supplement as the "Senior Interest Distribution Amount" for that Distribution Date.

      With respect to any Distribution Date, "Accrued Certificate Interest" will be equal to (a) in the case of each class of Offered Certificates (other than the Fixed Strip Certificates), interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates of that class immediately prior to that Distribution Date at the per annum rate at which interest accrues on that class (the "Pass-Through Rate"); and (b) in the case of the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount thereof for that Distribution Date at the Pass-Through Rate on that class for that Distribution Date, in each case less interest shortfalls from the Mortgage Loans, if any, allocated thereto for that Distribution Date, including:

     (i) any Prepayment Interest Shortfall to the extent not covered by Excess Cash Flow;

     (ii) the interest portions of Realized Losses; and

     (iii) any other interest shortfalls on the Mortgage Loans, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated as described below;

provided,  however,  that in the event that any  shortfall  described in clauses
(i), (ii) and (iii) above is allocated to the Offered Certificates, or the Available Distribution Amount on any Distribution Date is less than the Senior Interest Distribution Amount for that date, the amount of any shortfall will be drawn under the Policy and distributed to the holders of the Offered
Certificates. Notwithstanding the foregoing, if payments are not made as required under the Policy, any interest shortfalls may be allocated to the Certificates as described above. See "--Certificate Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of Offered Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Accrual Period" for all classes of Certificates is the calendar month preceding the month in which the Distribution Date occurs.

      The "Prepayment Interest Shortfall" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rates, resulting from Mortgagor prepayments on the Mortgage Loans during the related Collection Period. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls during the related Collection Period will be offset first by Excess Cash Flow to the extent available and then by the Policy.

      The Pass-Through Rates on all classes of Offered Certificates are fixed and are listed on page S-__ hereof. The Pass-Through Rates on all classes of the Class A Certificates will increase by __% per annum for each Distribution Date after the first Distribution Date on which the Master Servicer and the Depositor are permitted to exercise their option to purchase the Mortgage Loans from the Trust as described under "Pooling and Servicing Agreement--Termination," in this Prospectus Supplement. Notwithstanding the foregoing, the Pass-Through Rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the Certificateholders on or prior to any Distribution Date. The holders of the Fixed Strip Certificates will not be entitled to any distributions of principal and will not be entitled to any distributions of interest after the Distribution Date in _________.

      The "Certificate Principal Balance" of any class of Class A Certificates as of any date of determination is equal to the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this Prospectus Supplement, unless these amounts have been paid under the Policy. The Certificate Principal Balance of the Class R-II Certificates in the aggregate, as of any date of determination, is equal to the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A Certificates. The Class R[-I] Certificates will have no Certificate Principal Balance. The "Notional Amount" of the Fixed Strip Certificates as of any Distribution Date prior to the Distribution Date in _______ will be equal to the sum of (i) the lesser of (a) $________ and (b) the aggregate Certificate Principal Balance of the Class A-I Certificates on that Distribution Date and (ii) the lesser of (a) $_________ and
(b) the aggregate Certificate Principal Balance of the [Class A-II] Certificates on that Distribution Date. The Notional Amount of the Fixed Strip Certificates as of any Distribution Date after the Distribution Date in ________ will be equal to $0. References in this Prospectus Supplement to the Notional Amount are used solely for some calculations and do not represent the right of the Fixed Strip Certificates to receive distributions allocable to principal.

Principal Distributions

      Holders of the Class A Certificates will be entitled to receive on each Distribution Date, in the priority described in this Prospectus Supplement and to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount for that Distribution Date is distributed, a distribution allocable to principal (the "Class A Principal Distribution Amount") equal to the lesser of:

            (a) the excess of (i) the Available Distribution Amount over (ii) the Senior Interest Distribution Amount; and

            (b) the sum of:

            (i) the portion allocable to principal of all scheduled monthly payments on the Mortgage Loans received with respect to the related Collection Period;

            (ii) the principal portion of all proceeds of the repurchase of any Mortgage Loans,or, in the case of a substitution, some amounts representing a principal adjustment, as required by the Pooling and Servicing Agreement during the related Collection Period;

            (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the related Collection Period, or deemed to be received during the related Collection Period, including, without limitation, full and partial principal prepayments made by the respective Mortgagors, to the extent not previously distributed;

            (iv) to the extent covered by Excess Cash Flow for that Distribution Date, as described under "--Overcollateralization Provisions" below, (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any Mortgage Loans in the related Collection Period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding Distribution Date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Certificates by means of a draw on the Policy or were reflected in the reduction of the Outstanding Reserve Amount, the aggregate amount so distributed under this clause (iv) on any Distribution Date, a "Realized Loss Distribution Amount"); and

            (v) the amount of any Reserve Increase Amount for that Distribution Date;

      minus

            (vi)  the  amount  of  any   Reserve   Reduction   Amount  for  that
Distribution Date.

      In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Certificate Principal Balances of the Class A Certificates.

      On any Distribution Date, if (a) Realized Losses, other than Excess Loss Amounts, have occurred during the related Collection Period that are not covered by the Realized Loss Distribution Amount described in clause (b)(iv) above or the Outstanding Reserve Amount, as defined under "--Overcollateralization Provisions" below, or (b) there is an Excess Loss Amount with respect to that Distribution Date, a draw will be made on the Policy and these amounts will be distributed to the Class A Certificateholders on that Distribution Date, in reduction of the Certificate Principal Balances thereof, in the manner described below. In addition, if on the Distribution Date in _______, the aggregate Stated Principal Balance of the Mortgage Loans is less than the aggregate Certificate Principal Balance of the Certificates, after giving effect to distributions to be made on that Distribution Date, the amount of the deficiency (the "Undercollateralization Amount") will be drawn on the Policy and will be distributed to the Class A Certificateholders on that Distribution Date, in reduction of its Certificate Principal Balances, in the manner described below.

      On each Distribution Date, the Credit Enhancer shall be entitled to receive, after payment to the Senior Certificateholders of the Senior Interest Distribution Amount and the Class A Principal Distribution Amount for the Certificates, as applicable, for that Distribution Date ,but before application of any Reserve Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of
(i) the premium payable to the Credit Enhancer with respect to the Policy on that Distribution Date and any previously unpaid premiums with respect to the Policy, together with its interest, and (ii) the aggregate of any payment made with respect to the Offered Certificates ("Cumulative Insurance Payments") by the Credit Enhancer under the Policy to the extent not previously reimbursed, plus its interest. On each Distribution Date, the amount of the premium (the "Premium Fee") payable to the Credit Enhancer with respect to the Policy is equal to one-twelfth of the product of a percentage specified in the Insurance and Indemnity Agreement, dated ________, among the Credit Enhancer, the Depositor, the Master Servicer and the Trustee (the "Insurance Agreement") and the Certificate Principal Balance of the Class A Certificates.

      Distributions of principal on the Class A Certificates on each Distribution Date will be made after distribution of the Senior Interest Distribution Amount as described under "--Interest Distributions" above. The Class A Principal Distribution Amount plus any amount drawn on the Policy relating to principal shall be distributed concurrently to the Class A-I Certificates and Class A-II Certificates, in each case in accordance with the percentage of the amounts described in clauses (b)(i) through (iii) in the definition of the Class A Principal Distribution Amount derived from the related Loan Group, until the Certificate Principal Balances of the Class A-I Certificates or Class A-II Certificates have been reduced to zero. Thereafter, the Class A Principal Distribution Amount shall be distributed to the remaining class or classes of Class A Certificates, and in the case of the Class A-I Certificates, in accordance with the priorities described below, until its Certificate Principal Balances have been reduced to zero.

      The Class A Principal Distribution Amount plus any amount drawn on the Policy relating to principal distributable to the Class A-I Certificates shall be distributed as follows:

            (a) first, to the Lockout Certificates, in reduction of its Certificate Principal Balance, an amount equal to the Lockout Distribution Percentage of the Class A Principal Distribution Amount distributable to the Class A-I Certificates, until its Certificate Principal Balance has been reduced to zero;

            (b) second, the balance of the Class A Principal Distribution Amount distributable to the Class A-I Certificates remaining after the distribution, if any, described in clause (A) above, shall be distributed as follows:

            (i) first, to the Class A-I-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (ii) second, to the Class A-I-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (iii) third, to the Class A-I-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (iv) fourth, to the Class A-I-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (v) fifth, to the Class A-I-5 Certificates, until its Certificate Principal Balance has been reduced to zero; and

            (vi) sixth, to the Lockout Certificates, until its Certificate Principal Balance has been reduced to zero.

The Class A Principal Distribution Amount distributable to the Class A-II Certificates shall be distributed to the Class A-II Certificates, until its Certificate Principal Balance has been reduced to zero.

      The "Lockout Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in _________ will be equal to 0%. The Lockout
Distribution Percentage for any Distribution Date occurring after the first three years following the Closing Date will be as follows:

          o for any Distribution Date during the fourth and fifth years after the Closing Date, 45%

          o for any Distribution Date during the sixth year after the Closing Date, 80%
          o for any Distribution Date during the seventh year after the Closing Date, 100%
          o for any Distribution Date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%.

Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A-I Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%. The "Lockout Certificate Percentage" will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A-I Certificates.

      The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the Mortgagors, received in any calendar month as included in the Available Distribution Amount and the Class A Principal Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

Overcollateralization Provisions

      On each Distribution Date, Excess Cash Flow, if any, is applied on that Distribution Date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. "Excess Cash Flow" for a Distribution Date is equal to the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum of (i) the Senior Interest Distribution Amount payable to the Class A Certificateholders on that Distribution Date and (ii) the sum of the amounts relating to the Mortgage Loans described in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount. The Excess Cash Flow for any Distribution Date will derive primarily from the amount of interest collected on the Mortgage Loans in excess of the sum of (a) the Senior Interest Distribution Amount, (b) the premium payable on the Policy and (c) accrued Servicing Fees, in each case relating to that Distribution Date. Excess Cash Flow will be applied on any Distribution Date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Distribution Amount for that Distribution Date; third, to the payment of the Premium Fee with respect to that Distribution Date and any previous Distribution Date, to the extent not previously paid, together with its interest; fourth, to the payment of Cumulative Insurance Payments plus its interest; fifth, to pay any Reserve Increase Amount; sixth, to pay some other reimbursement amounts owed to the Credit Enhancer; and last, to pay to the holder of the Class R-II Certificates.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following that Distribution Date over (b) the Certificate Principal Balance of the Class A Certificates as of that date, after taking into account the payment to the Class A Certificates of the amounts described in clauses (b)(i)-(iv) of the definition of Class A Principal Distribution Amount on that Distribution Date, is the "Outstanding Reserve Amount" as of that Distribution Date. The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Reserve Amount Target exceeds the Outstanding Reserve Amount as of that Distribution Date. Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates is a "Reserve Increase Amount."

      The required level of the Outstanding Reserve Amount with respect to a Distribution Date is the "Reserve Amount Target" with respect to that Distribution Date. As to any Distribution Date prior to the Distribution Date in ________, the Reserve Amount Target will be __% of the aggregate Cut-off Date Balance. As to any Distribution Date on or after the Distribution Date in _________, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the Cut-off Date and (b) __% of the aggregate Stated Principal Balance of the Mortgage Loans immediately preceding that Distribution Date, but not lower than $________, __% of the aggregate Cut-off Date Balance, plus __% of the outstanding Stated Principal Balance of all of the Mortgage Loans that are 90 or more days delinquent as of that Distribution Date; provided, however, that any scheduled reduction to the Reserve Amount Target described above shall not be made as of any Distribution Date unless (i) the outstanding Stated Principal Balance of the Mortgage Loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the Mortgage Loans averaged over the last six months does not exceed __%, (ii) the aggregate cumulative Realized Losses on the Mortgage Loans prior to any Distribution Date occurring during the first year and the second year, or any year thereafter, after the Distribution Date in ______ are less than __% and __%, respectively, of the aggregate Cut-Off Date Balance and (iii) there has been no draw on the Policy on that Distribution Date that remains unreimbursed. In addition, the Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

      In the event that the Reserve Amount Target is permitted to decrease or "step down" on a Distribution Date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on that Distribution Date shall not be distributed to the holders of the Class A Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Outstanding Reserve Amount. With respect to any Distribution Date, the excess, if any, of (a) the Outstanding Reserve Amount on that Distribution Date over (b) the Reserve Amount Target is the "Excess Reserve Amount" with respect to that Distribution Date. If, on any Distribution Date, the Excess Reserve Amount is, or, after taking into account all other distributions to be made on that Distribution Date would be, greater than zero, i.e., the Outstanding Reserve Amount is or would be greater than the related Reserve Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on that Distribution Date shall instead be distributed to the holders of the Class R-II Certificates in an amount equal to the lesser of (x) the Excess Reserve Amount and (y) the amount available for distribution specified in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount on that Distribution Date; that amount being the "Reserve Reduction Amount" for that Distribution Date.

      The  aggregate  Cut-off  Date  Balance  will be  $_______  less  than  the aggregate  Certificate  Principal  Balance  of  the  Certificates.  If,  on  the
Distribution Date in _____, after application of the Class A Principal Distribution Amount and any amounts drawn on the Policy to be distributed on that Distribution Date, the Stated Principal Balance of the Mortgage Loans would be less than the Certificate Principal Balance of the Class A Certificates, the Credit Enhancer will be required to deposit in the Certificate Account the amount  of  that  difference,  unless  available  funds  are on  deposit  in the
Certificate Account. These funds will be distributed to the Class A Certificateholders entitled to receive a distribution of principal on that Distribution Date, in proportion to the amount of the Class A Principal Distribution Amount payable to the Certificateholders on that Distribution Date, in reduction of the their Certificate Principal Balances.

Excess Loss Amounts

      On any Distribution Date, the "Excess Loss Amount" will be equal to the sum of (i) any Realized Losses, other than as described in clauses (ii)-(v) below, for the related Collection Period which, when added to the aggregate of the Realized Losses for all preceding Collection Periods exceed $________, (ii) any Special Hazard Losses in excess of the Special Hazard Amount, (iii) any Fraud Losses in excess of the Fraud Loss Amount, (iv) any Bankruptcy Losses in excess of the Bankruptcy Loss Amount, and (v) some losses occasioned by war, civil insurrection, some governmental actions, nuclear reaction and some other risks as described in the Pooling and Servicing Agreement ("Extraordinary Losses"). Excess Loss Amounts will not be covered by any Realized Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts, however, will be covered by the Policy, and in the event payments are not made as required under the Policy, these losses will be allocated to the Certificates pro rata based on their outstanding Certificate Principal Balances.

      The "Special Hazard Amount" shall initially be equal to $________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $________ less the sum of (A) the aggregate of any

Realized Losses on the Mortgage Loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the Pooling and Servicing Agreement.

      The "Fraud Loss Amount" shall initially be equal to $________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal
(X) prior to the first anniversary of the Cut-off Date, an amount equal to __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date minus the aggregate of any Realized Losses on the Mortgage Loans due to Fraud Losses up to that date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Realized Losses on the Mortgage Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to that date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Realized Losses on the Mortgage Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to thatdate of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

      The "Bankruptcy Amount" will initially be equal to $________. As of any date of determination, the Bankruptcy Amount shall equal $________ less the sum of any Realized Losses on the Mortgage Loans due to Bankruptcy Losses up to that date of determination.

      With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that Mortgage Loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the Master Servicer or the Subservicer for expenses, including attorneys' fees, towards interest and principal owing on the Mortgage Loan. The Master Servicer will treat any Mortgage Loan that is 180 days or more delinquent as having been finally liquidated. The amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses, except for Bankruptcy Losses that result from an extension of the maturity of a Mortgage Loan, and Extraordinary Losses are referred to in this Prospectus Supplement as "Realized Losses."

Certificate Guaranty Insurance Policy

      On the Closing Date, __________ (the "Credit Enhancer") will issue its Certificate Guaranty Insurance Policy (the "Policy") in favor of the Trustee on behalf of the Certificateholders. The Policy will unconditionally and irrevocably guarantee some payments on the Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which accrued interest on the Certificates at the respective Pass-Through Rates for that Distribution Date exceeds the amount on deposit in the Certificate Account available for interest distributions on that Distribution Date, (b) any Realized Losses, other than any Excess Loss Amount, for that Distribution Date, to the extent not currently covered by a Realized Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and (c) any Excess Loss Amount for that Distribution Date. In addition, on the Distribution Date in _______, a draw will be made on the Policy to cover the Undercollateralization Amount, if any, if that amount is not otherwise available in the Certificate Account. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance of the Certificates on the final Distribution Date. In the absence of payments under the Policy, Certificateholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Reserve Amount or otherwise.

      The Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Offered Certificates.

                              THE CREDIT ENHANCER

      The following information has been supplied by the Credit Enhancer for inclusion in this Prospectus Supplement. No representation is made by the Depositor, ________ or any of their affiliates as to the accuracy or completeness of this information.

      The Credit Enhancer is a ________-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of _______ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Credit Enhancer primarily insures newly issued municipal and structured finance obligations. The Credit Enhancer is a wholly owned subsidiary of ___________, a 100% publicly held company. Moody's Investors Service, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the Credit Enhancer.

      The consolidated financial statements of the Credit Enhancer and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of ___________ (which was filed with the Commission on _________; Commission File Number _________), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part of this Prospectus Supplement. Any statement contained in a document incorporated in this Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus
Supplement by reference in this Prospectus Supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of the Credit Enhancer and its subsidiaries included in documents filed ____________ with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part of this Prospectus Supplement from the respective dates of filing those documents.

      The following table describe the Credit Enhancer's capitalization as of December 31, 1996, December 31, 1997 and December 31, 1998, respectively, in conformity with generally accepted accounting principles.


                       Consolidated Capitalization Table
                             (Dollars in Millions)



                                    December 31,  December 31,   December 31,
                                        1996          1997          1998
                                    -----------------------------------------

Unearned premiums..................    $            $              $
Other liabilities..................
Total liabilities..................
Stockholder's equity:(1)...........
   Common Stock....................
   Additional paid-in capital......
   Accumulated other comprehensive income
   Retained earnings...............
Total stockholder's equity.........
Total liabilities and stockholder's equity          $              $
                                      ===================================

(1)Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Credit Enhancer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the Credit Enhancer's financial position or results of operations.

      For additional financial information concerning the Credit Enhancer, see the audited financial statements of the Credit Enhancer incorporated by reference in this Prospectus Supplement. Copies of the financial statements of the Credit Enhancer incorporated in this Prospectus Supplement by reference and copies of the Credit Enhancer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the Credit Enhancer. The address of the Credit Enhancer's administrative offices and its telephone number are ______________________.

      The Credit Enhancer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Credit Enhancer and presented under the headings "The Credit Enhancer" and "Description of the Certificates--Certificate Guaranty Insurance Policy" and in the financial statements incorporated in this Prospectus Supplement by reference.


                           YEAR 2000 CONSIDERATIONS

Overview of the Year 2000 Issue

      The Year 2000 ("Y2K") issue is the term generally used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

      The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding on or after January 1, 2000. The responsibilities of Residential Funding as the Master Servicer include collecting payments from the Subservicers relating to the Mortgage Loans, calculating the Available Distribution Amount for each Distribution Date, remitting that amount to the Trustee prior to each Distribution Date, calculating the amount of principal and interest payments to be made to the Certificateholders on each Distribution Date, and preparing the monthly statement to be sent to Certificateholders on each Distribution Date.

Overview of Residential Funding's Y2K Project

      In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential
Funding established a formal Y2K project team (the "Y2K Project Team") to address Y2K issues. The Y2K Project Team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K Project Team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

      Members of the Y2K Project Team, together with relevant personnel from Residential Funding's business units have developed and implemented a six-phase management strategy, as discussed below, which is being applied to information technology and non-information technology components ("Components") throughout the organization.
Residential Funding's Components primarily consist of the following:

     o hardware, including mainframe computers, desktop computers and network devices;

     o facilities equipment, including elevators, telephone systems, heating systems and security systems;

     o    software  applications,   including  vendor  purchased   applications,
          in-house developed applications and end-user developed applications;

     o business partner communication links, which primarily provide data transmissions to and from business partners; and

     o business partners data systems, which primarily process data for Residential Funding.

      The six phases by which the Y2K Project Team will seek to achieve Y2K readiness throughout Residential Funding are as follows:


          Phase                        Objective
------------------------------------------------------------------------------

Phase I - Awareness       To promote  Y2K  awareness  throughout
                          Residential  Funding.  Emphasis  has  been  placed  on
                          ensuring that Components recently purchased,  or to be
                          purchased,  by business  units are Y2K-ready  prior to
                          the implementation of those Components.
Phase II -  Inventory     To (i)  create  an  inventory  of all
                          Components  and (ii)  assess the Y2K risks  associated
                          with  those   Components.   To  (i)  determine   which
                          Components are not Y2K-
Phase  III - Assessment   ready and (ii) decide  whether those
                          Components should be replaced, retired or repaired.
Phase IV -  Renovation    To  execute  Component  replacement,
                          retirement or repair to ensure Y2K readiness.
Phase V -  Validation     To test  Components  that  have  been
                          repaired to ensure Y2K readiness and validate "mission critical" Components that were assessed as Y2K-ready in Phase III.
Phase VI - Implementation To deploy repaired and validated Components.

       In order to execute the six-phase plan, a combination of internal resources and external contractors have been, and will be, employed by the Y2K Project Team.

Y2K Project Status

       As of November 30, 1998, the Y2K Project Team had substantially completed the six phases for internal "mission critical" Components. However, several software applications used by Residential Funding in its role as Master Servicer are still in the final three phases of the six-phase management plan described above. Residential Funding expects that all phases with respect to those applications will be substantially completed by March 31, 1999.

       The Y2K Project Team anticipates that its efforts with respect to all internal Components will be substantially complete by March 31, 1999. This includes substantial completion of (i) renovation and validation of any non-mission critical Components that the Y2K Project Team and related business units determine to be necessary, (ii) validation of any remaining "mission critical" Components that are either completing in-house remediation or waiting for a vendor upgrade, and (iii) Y2K business continuity planning activities discussed below.

       The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K Project Team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential

Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as Master Servicer, will have a significant impact upon Residential Funding. These entities include, among others, Subservicers, the Trustee, the Custodian and some depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding is communicating with some of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

       Due to the various dates by which Residential Funding's business partners anticipate being Y2K-ready, it is expected that the Y2K Project Team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any Subservicer, the Trustee and the Custodian, that (i) has not provided Residential Funding appropriate documentation supporting its Y2K efforts, (ii) has not responded in a timely manner to Residential Funding's inquiries regarding their Y2K efforts or (iii) does not expect to be Y2K-ready until after June 30, 1999, has been, and will be, placed in an "at risk" category. Residential Funding will carefully monitor the efforts and progress of its "at risk" business partners, and if additional steps are necessary Residential Funding will reassess the risk and act accordingly.

       During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding's business continuity plan has the following four phases:


                Phase                            Objective
-----------------------------------------------------------------------------
Phase I - Business Impact Assessment  To assess
                                      the  impact   upon   Residential   Funding
                                      business   units  if  "mission   critical"
                                      Components  were suddenly not available or
                                      significantly  impaired  as a result  of a
                                      natural   disaster   or   other   type  of
                                      disruption, including as a result of Y2K.
Phase II  -  Strategic  Development   To  develop
                                      broad,   strategic   plans  regarding  the
                                      manner in which  Residential  Funding will
                                      operate  in  the  aftermath  of a  natural
                                      disaster  or  other  type  of  disruption,
                                      including as a result of Y2K.
Phase III - Business Continuity Planning To develop
                                      detailed  procedures  on  how  Residential
                                      Funding and individual business units will
                                      continue to operate in the  aftermath of a
                                      natural   disaster   or   other   type  of
                                      disruption, including as a result of Y2K.
Phase IV  -   Validation              To  test  the   plans
                                      developed in Phases II and III above.


       As of December 15, 1998, Residential Funding had substantially completed Phases I and II of its business continuity plan. Residential Funding anticipates that Phase III will be substantially complete by March 31, 1999 and Phase IV will be substantially complete by June 30, 1999.

Risks Related to Y2K

       Although Residential Funding's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, there could be significant disruptions in its normal business operations. These disruptions could have a material adverse effect on Residential Funding's ability to (i) collect, and monitor any Subservicer's collection of, payments on the Mortgage Loans, (ii) distribute those collections to the Trustee and (iii) provide reports to Certificateholders as described in this Prospectus Supplement. Furthermore, if any Subservicer, the

Trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K- ready, the ability to (a) service the Mortgage Loans, in the case of any Subservicer or any of their respective vendors or third party service providers, and (b) make distributions to Certificateholders, in the case of the Trustee or any of its vendors or third party service providers, may be materially and adversely affected.

       This section entitled "Year 2000 Considerations" contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to some risks and uncertainties. Important factors that could cause results to differ materially from the forward-looking statements include, among other things, the ability of Residential Funding to successfully identify Components that may pose Y2K problems, the nature and amount of programming required to fix the affected Components, the costs of labor and consultants related to these efforts, the continued availability of resources, both personnel and technology, and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.


                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

       The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments on the Mortgage Loans by the Mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to some breaches of representations.

       The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, as described more fully in this Prospectus Supplement and in the Prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

       A Subservicer may allow the refinancing of a Mortgage Loan by accepting prepayments on the Mortgage Loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the Subservicer or the Master Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the Trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Subservicer or the Master Servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, Subservicers or the Master Servicer may encourage assumptions of Mortgage Loans, including defaulted Mortgage Loans, under which creditworthy borrowers assume the outstanding indebtedness of those Mortgage Loans which may be removed from the Trust. As a result of these programs (i) the rate of principal prepayments of the Mortgage Loans may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the Mortgage Loans remaining in the Trust may decline.

       The Mortgage Loans in most cases may be prepaid by the Mortgagors at any time. However, in some circumstances the prepayment of some of the Mortgage Loans will be subject to a prepayment penalty, which may discourage Mortgagors from prepaying their Mortgage Loans during the period during which the prepayment penalty applies.

       Most of the Mortgage Loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions" in this Prospectus Supplement, during specified periods all or a disproportionately large percentage of principal collections on the Mortgage Loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the Mortgage Loans.

       The Class A Certificates are subject to various priorities for payment of principal as described in this Prospectus Supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Reserve Reduction Amount is released. See "Description of the Certificates--Overcollateralization Provisions" in this Prospectus Supplement.

       The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of Mortgage Loans with high CLTVs or low Junior Mortgage Ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" and "Risk Factors" in the Prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans.
See "Risk Factors" in this Prospectus Supplement.

       To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the Realized Loss Distribution Amount, a reduction in the Outstanding Reserve Amount or the Policy, holders of the Certificates will bear all risk of the losses resulting from default by Mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, this coverage may accelerate principal payments on the Class A
Certificates,   thus  reducing  the  weighted   average  life  of  the  Class  A
Certificates.

       Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, the rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline.

       Class A-I Certificates and Class A-II Certificates: The rate and timing of principal payments on and the weighted average lives of the Class A-I Certificates and Class A-II Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the Mortgage Loans in the related Loan Group.

     Sequentially Paying Classes: The Class A-I Certificates, other than the Fixed Strip Certificates, are subject to various priorities for payment of principal as described in this Prospectus Supplement. Distributions of principal on classes of Class A-I Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Group I Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the Group I Loans experienced both before and after the commencement of principal distributions on these classes.

       Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the Distribution Date occurring in ________ and prior to the Distribution Date occurring in ________ will receive a disproportionately small portion of payments of principal, unless the Certificate Principal Balances of the Class A-I Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Certificates entitled to these distributions. However, beginning with the Distribution Date occurring in _______, the Lockout Certificates may receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

       In addition, the yield to maturity on each class of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and its principal distributions occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of Offered Certificates is purchased at a discount and principal distributions on that class of Offered Certificates occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

       Assumed Final Distribution Date: The assumed final Distribution Date with respect to the Class A Certificates is __________, which date is six months after the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

       The actual final Distribution Date with respect to each class of Class A Certificates could occur significantly earlier than the assumed final Distribution Date for that class because (i) Excess Cash Flow will be used to make accelerated payments of principal, i.e. Reserve Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,
(ii) prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Class A Certificates and (iii) the Master Servicer or the Depositor may cause a termination of the Trust when the aggregate Stated Principal Balance of the Mortgage Loans in the Trust is less than 10% of the aggregate Cut-off Date Balance.

       Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

       The prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.1818182% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 28% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

       The tables below entitled "Percent of Initial Principal Balance Outstanding of the Class A-I Certificates at the Following Percentages of the Prepayment Assumption" and "Percent of Initial Certificate Principal Balance Outstanding of the Class A-II Certificates at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust as described under "Description of the Mortgage Pool" in this Prospectus Supplement and their performance. The tables assume, among other things, that: (i) as of the date of issuance of the Class A Certificates, the Mortgage Loans have the following characteristics:

Group I Loans



                                                                        Original      Remaining
                                                                        Term to        Term to
Range of Original Terms to Maturity    Aggregate                        Maturity      Maturity
          (in years)                 Principal Balance   Mortgage Rate  (in months)  (in months)
------------------------------------------------------------------------------------------------

                                       $                         %
                                       $                         %
                                       $                         %
                                       $                         %
                                       $                         %
                                       $                         %



                                                                        Original      Remaining
                                                                        Term to        Term to
Range of Original Terms to Maturity    Aggregate                        Maturity      Maturity
          (in years)                 Principal Balance   Mortgage Rate  (in months)  (in months)
------------------------------------------------------------------------------------------------

                                       $                         %
                                       $                         %
                                       $                         %
                                       $                         %
                                       $                         %
                                       $                         %



      (ii) with respect to each Mortgage Loan, the aggregate Servicing Fee rate and policy premium rate will be __% per annum; (iii) except with respect to the Balloon Loans, the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the Mortgage Loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iv) none of the Sellers, the Master Servicer or the Depositor will repurchase any Mortgage Loan, as described under "Mortgage Loan Program--Representations Relating to Mortgage Loans" and "Description of the Certificates--Assignment of Trust Fund Assets" in the Prospectus, and neither the Master Servicer nor the Depositor exercises any option to purchase the Mortgage Loans and thereby cause a termination of the Trust;
      (v) there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of the Prepayment Assumption described in the table; (vi) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vii) payments on the Certificates will be received on the 25th day of each month, commencing ____________; (viii) payments on the Mortgage Loans earn no reinvestment return; (ix) there are no additional ongoing Trust expenses payable out of the Trust; and (x) the Certificates will be purchased on ____________ (collectively, the "Structuring Assumptions").

      The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Class A Certificates, and describe the percentages of the initial Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

                           [Insert DEC Tables here]

Fixed Strip Certificate Yield Considerations

      Investors should note that the Fixed Strip Certificates are only entitled to distributions prior to the Distribution Date in _________. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, including prepayments, defaults and liquidations, under some extremely rapid rate of prepayment scenarios. In addition, if prior to the Distribution Date in _________, the Master Servicer or the Depositor effects an optional termination of the Mortgage Loans, the Fixed Strip Certificates will receive no further distributions. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of these investors to fully recover their investments.

      The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price described below. Any differences between the assumptions and the actual characteristics and performance of the Mortgage Loans and of the Fixed Strip Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

           Pre-Tax Yield to Maturity of the Fixed Strip Certificates at the Following Percentages of the Prepayment Assumption


Assumed Purchase Price      %               %              %              %
------------------------------------------------------------------------------
                            %               %              %              %

      Each pre-tax yield to maturity described in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the Certificates.

      There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described in this Prospectus Supplement. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of the investors to fully recover their investments.

      For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.


                        POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued under a Pooling and Servicing Agreement dated as of ________, among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that described in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee. The Trustee will appoint _____________ to serve as Custodian in connection with the Certificates. The Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder, without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. In addition to the circumstances described in the Prospectus, the Depositor may terminate the Trustee for cause under some circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

The Master Servicer

      Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the Depositor, will act as Master Servicer for the Certificates under the Pooling and Servicing Agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the Prospectus and "Description of the Mortgage Pool--Residential Funding" in this Prospectus Supplement.

Servicing and Other Compensation and Payment of Expenses

      The Servicing Fees for each Mortgage Loan are payable out of the interest payments on that Mortgage Loan. The weighted average Servicing Fee as of the Cut-off Date will be approximately __% per annum. The Servicing Fees consist of
(a) servicing compensation payable to the Master Servicer relating to its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer. The Master Servicer is obligated to pay somen ongoing expenses associated with the Trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Administration" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Subservicers and for information regarding expenses payable by the Master Servicer.

Refinancing of Senior Lien

      The Master Servicer may permit the refinancing of any existing lien senior to a Mortgage Loan, provided that some conditions described in the Pooling and Servicing Agreement are satisfied and the resulting Combined Loan-to-Value Ratio does not exceed 100%.

Collection and Liquidation Practices; Loss Mitigation

      The Master Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Mortgage Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the Master Servicer determines that the action is not materially adverse to the interests of the holder of the Offered Certificates or the Credit Enhancer and is generally consistent with the Master Servicer's policies with respect to similar loans; and provided further that some of the modifications, including reductions in the Mortgage Rate, partial forgiveness or a maturity extension, may only be taken if the Mortgage Loan is in default or if default is reasonably foreseeable. With respect to Mortgage Loans that come into and continue in default, the Master Servicer may take a variety of actions including foreclosure on the Mortgaged Property, writing off the balance of the Mortgage Loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Certificates--Collection and Other Servicing Procedures" and "--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

Voting Rights

      Some actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust may be taken by holders of Certificates entitled in the aggregate to that percentage of the outstanding voting rights ("Voting Rights"). __% of all Voting Rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, and __%, __% and __% of all Voting Rights will be allocated among holders of the Fixed Strip Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates. So long as there does not exist a failure by the Credit Enhancer to make a required payment under the Policy (this event, a "Credit Enhancer Default"), the Credit Enhancer shall have the right to exercise all rights of the holders of the Offered Certificates under the Pooling and Servicing Agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the Credit Enhancer except as provided in the Pooling and Servicing Agreement.

Termination

      The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate relating to the Offered Certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the Prospectus. The Master Servicer or the Depositor will have the option on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Cut-off Date Balance (i) to purchase all remaining Mortgage Loans and other assets in the Trust, except for the Policy, thereby effecting early retirement of the Offered Certificates, or (ii) to purchase in whole, but not in part, the Certificates. Any purchase of Mortgage Loans and other assets of the Trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan, or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to the Mortgaged Properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus (b) its accrued interest at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and (c) any amounts due to the Credit Enhancer under the Insurance Agreement. Distributions on the Certificates relating to any optional termination will be paid, first, to the Offered Certificates, in an amount equal to the Certificate Principal Balance of each class plus one month's interest accrued on those Offered Certificates at the related Pass-Through Rate, plus any previously unpaid Accrued Certificate Interest and second, except as described in the Pooling and Servicing Agreement, to the Residual Certificates. Any purchase of Mortgage Loans and termination of the Trust requires the consent of the Credit Enhancer if it would result in a draw on the Policy. Any purchase of the Certificates, will be made at a price equal to 100% of its Certificate Principal Balance plus the sum of one month's interest accrued on those Certificates at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Offered Certificates, ____________, counsel to the Depositor, will deliver an opinion to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code.

      For federal income tax purposes:
     o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I
     o each class of Offered Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and
     o the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II.

See "United States Federal Income Tax Consequences--REMICS" in the Prospectus.

      For federal income tax reporting purposes, the Offered Certificates, other than the [Class A-I-1 Certificates and Fixed Strip Certificates], will not and the [Class A-I-1 Certificates and Fixed Strip Certificates] will be treated as having been issued with original issue discount. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to __% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "United States Federal Income Tax Consequences--General" and "--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, in particular the Fixed Strip Certificates, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

      In some circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

      Some classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of Certificates will be treated as holding a certificate with amortizable bond premium will depend on the Certificateholder's purchase price and the distributions remaining to be made on the Certificate at the time of its acquisition by the Certificateholder. Holders of those classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "United States Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the Prospectus.

      The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A), formerly Section 856(c)(5)(A), of the Code generally in the same proportion that the assets of the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding that treatment, any repurchase of Certificate under the right of the Master Servicer or the Depositor to repurchase the Offered Certificates may adversely affect any REMIC that holds the Offered Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--REMICS--Characterization of Investments in REMIC Certificates" in the Prospectus.

      Residential Funding will be designated as the "tax matters person" with respect to REMIC I and REMIC II as defined in the REMIC Provisions, and in connection therewith will be required to hold not less than 0.01% of each of the Class R-I Certificates and Class R-II Certificates.

New Withholding Regulations

      The Treasury Department has issued new regulations (the "New Regulations") which make some modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      For further information regarding federal income tax consequences of investing in the Offered Certificates, see "United States Federal Income Tax Consequences--REMICS" in the Prospectus.


                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement, dated ________ (the "Underwriting Agreement"), __________ (the "Underwriter") has agreed to purchase and the Depositor has agreed to sell the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

      In connection with the Offered Certificates, the Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase all of the Offered Certificates if any of its Offered Certificates are purchased thereby.

      The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately __% of the aggregate Certificate Principal Balance of the Offered Certificates plus its accrued interest from the Cut-off Date.

      The Underwriter may effect these transactions by selling the Offered Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against some civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of this information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                LEGAL OPINIONS

      Certain legal matters relating to the Offered  Certificates will be passed
upon  for  the  Depositor  by  ________________   and  for  the  Underwriter  by
_________________.


                                    EXPERTS

      The consolidated financial statements of ____________ and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of __________, independent certified public accountants, incorporated by reference in this Prospectus Supplement, and upon the authority of said firm as experts in accounting and auditing.


                                    RATINGS

      It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by _______________. and _________________. It is a condition to the issuance of the Fixed Strip Certificates that they be rated "AAAr" by _____________ and "AAA" by ______________.

      [The ratings assigned by _____________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the Pooling and Servicing Agreement. ____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Offered Certificates. ___________'s rating on the Offered Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this Prospectus Supplement. The "r" of the "AAAr" rating of the Fixed Strip Certificates by ___________ is attached to highlight derivative, hybrid, and some other obligations that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of these obligations are:

     o securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and
     o    interest only and principal only mortgage securities.

      The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.]

      [The ratings assigned by _____________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure.
__________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction described in the operative documents. ___________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Fixed Strip Certificates does not address whether investors therein will recoup their initial investments.]

      The Depositor has not requested a rating on the Offered Certificates by any rating agency other than________ and ___________. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by ___________ and ____________.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Fixed Strip Certificates do not address the possibility that the holders of those Certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.


                               LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the Mortgage Pool includes Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the Prospectus.

      One or more classes of the Offered Certificates may be viewed as 'complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

      The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the Prospectus.


ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA, or Section 4975 of the Code (a "Plan") or any insurance company, whether through its general or separate accounts, or any other person investing "Plan Assets" of any Plan, as defined under "ERISA Considerations-Plan Asset Regulations" in the Prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by, on behalf of or with "Plan Assets" of, a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations-Prohibited Transaction Exemptions" in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. See "ERISA Considerations" in the Prospectus.

      Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the Prospectus. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this Prospectus Supplement.

      Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment.

      The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                    ANNEX I

                     GLOBAL CLEARANCE, SETTLEMENT AND TAX
                           DOCUMENTATION PROCEDURES

      Except in some limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through
Certificates, Series _______: [Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-II and Class IO] Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank Customers or Euroclear and DTC Participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear, in that capacity, and as DTC Participants.

     Beneficial Owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the Beneficial Owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their Customers and Participants, respectively, through their Relevant Depositary which in turn will hold these positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Participant Sellers and Cedelbank Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser must send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear, as the case may be, will instruct the Relevant Depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedelbank Customers and Euroclear Participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Cedelbank or Euroclear. Under this approach, a Purchaser may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Cedelbank or Euroclear has extended a line of credit to a Purchaser, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds. Because settlements occur during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the applicable European Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedelbank Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable Depositary, to a DTC Participant. The Seller must send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the applicable Depositary, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Cedelbank Customer or Euroclear Participant the following business day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Cedelbank Customer or Euroclear Participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may be substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedelbank or Euroclear and purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Cedelbank or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding these securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds Customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or any successor form. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

      Exemption for Non-U.S.  Persons with  effectively  connected  income (Form
4224). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate) or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or any successor form. Form 1001 may be filed by Certificateholders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his or her agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, (iii) an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in
Section 7701(a)(30)(E) of the Code. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign Beneficial Owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

               Residential Funding Mortgage Securities II, Inc.

                                 $_____________


                  Home Equity Loan Pass-Through Certificates,
                                Series _______


                            Prospectus Supplement


                             ---------------------

                                 [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _____________.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION                April 30, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
Asset-Backed Notes
Residential Funding Mortgage Securities II, Inc.
Depositor


You should carefully consider the risk factors discussed in the accompanying prospectus supplement under the heading "Risk Factors."

The notes of any series offered by this prospectus and the accompanying prospectus supplement will represent indebtedness in the trust created for the related series and will not represent interests in or obligations of Residential Funding Mortgage Securities, II, Inc., Residential Funding Corporation or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the related prospectus supplement.

The depositor may periodically issue notes representing indebtedness in a specific trust and the notes will be paid only from the assets of that trust. Each trust will consist primarily of assets as described in this prospectus and in the accompanying prospectus supplement. The notes will be issued in series and each series of notes will represent indebtedness in a different trust established by the depositor.

Offered Notes

The notes for any series may consist of multiple classes and each class may:

       o    receive a specified fixed or variable rate of interest;

       o have a higher or lower priority relative to other classes in the series with respect to distributions of principal and/or interest from the trust and/or allocations of any losses;

       o represent the right to receive payments from a part or all of the trust assets;

       o receive distributions of principal and/or interest at specified times; and

       o    have a specified form of credit enhancement.

You can find specific information regarding each class of offered notes in the accompanying prospectus supplement.

Trust Assets

Each trust will consist primarily of one of the following types of assets grouped into one or more pools that are described in detail in the accompanying prospectus supplement. The types of assets include:

     o one- to four-family first or junior lien home equity revolving lines of credit acquired under the home equity program;

     o one- to four-family first or junior lien closed end home equity loans acquired under the home equity program;

     o one- to four-family first or junior lien closed end home loans acquired under the 125 loan program;

     o home improvement installment sales contracts and installment loan agreements, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed thereby;

     o manufactured housing installment sales contracts and installment loan agreements secured by security interests in manufactured homes;

     o    partial balances of any of the assets described above; and

     o    interests in securities and whole or partial participations in assets.

Credit Enhancement

Credit enhancement for a series of securities may include any one or any combination of one or more classes of subordinate securities, financial guaranty insurance policy, derivative products, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of overcollateralization of the notes to the extent the principal balance of the assets is greater than the principal balance of the notes.

Underwriting

The notes may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

 ______________, 1999

                   Important notice about information presented in this
                  prospectus and the accompanying prospectus supplement


We provide information to you about the notes in two separate documents that provide progressively more detail:

      o this prospectus, which provides general information, some of which may not apply to your series of notes; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of notes.


If the description of your notes in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.


You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Noteholders" and "Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities II, Inc. by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.


You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page ____.

                               TABLE OF CONTENTS



INTRODUCTION.................................................................1


THE TRUSTS...................................................................1
General......................................................................1
Revolving Credit Loans.......................................................4
The Closed-End Loans.........................................................5


TRUST ASSET PROGRAM..........................................................6
Qualifications of Sellers....................................................9
Representations Relating to Trust Assets.....................................9
Subservicing................................................................11


DESCRIPTION OF THE NOTES....................................................12
General.....................................................................12
Form of Notes...............................................................12
Assignment of the Trust Assets..............................................14
Review of Trust Assets......................................................15
Excess Spread and Excluded Spread...........................................16
Payments on Trust Assets; Deposits to Payment Account.......................16
Withdrawals from the Custodial Account......................................18
Payments....................................................................18
Funding Account.............................................................19
Reports to Noteholders......................................................19
Hazard Insurance and Related Claims.........................................20


DESCRIPTION OF CREDIT ENHANCEMENT...........................................21
Financial Guaranty Insurance Policy.........................................22
Letter of Credit............................................................22
Subordination...............................................................23
Overcollateralization.......................................................23
Reserve Funds...............................................................23
Maintenance of Credit Enhancement...........................................24
Reduction or Substitution of Credit Enhancement.............................24


OTHER FINANCIAL OBLIGATIONS RELATED TO THE NOTES............................25
Swaps and Yield Supplement Agreements.......................................25
Purchase Obligations........................................................25


DESCRIPTION OF FHA INSURANCE UNDER TITLE I..................................26


THE DEPOSITOR...............................................................27


RESIDENTIAL FUNDING CORPORATION.............................................27


SERVICING OF TRUST ASSETS...................................................28
Subservicing................................................................28
Collection and Other Servicing Procedures...................................28
Special Servicing and Special Servicing Agreements..........................30
Realization Upon Defaulted Loans............................................30
Servicing Compensation and Payment of Expenses..............................31

Evidence as to Compliance...................................................31
Certain Matters Regarding the Master Servicer and the Depositor.............32

THE AGREEMENTS..............................................................32
Events of Default; Rights Upon Event of Default.............................32
Amendment...................................................................34
Termination; Redemption of Notes............................................35
The Owner Trustee...........................................................35
The Indenture Trustee.......................................................35


YIELD AND PREPAYMENT CONSIDERATIONS.........................................36


CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS
      AND RELATED MATTERS...................................................40
General; Trust Assets Secured by Mortgages on Mortgaged Property............40
Cooperative Loans...........................................................40
Tax Aspects of Cooperative Ownership........................................41
Manufactured Housing Contracts..............................................41
Foreclosure on Loans and Certain Contracts .................................43
Foreclosure on Shares of Cooperatives.......................................44
Repossession with Respect to Manufactured Housing Contracts ................45
Rights of Redemption........................................................46
Notice of Sale; Redemption Rights with Respect to Manufactured Homes .......46
Anti-Deficiency Legislation and Other Limitations on Lenders................46
Environmental Legislation...................................................47
Consumer Protection Laws with Respect to Manufactured Housing Contracts.....48
Enforceability of Certain Provisions........................................49
Transfer of Manufactured Homes..............................................50
The Home Improvement Contracts..............................................50
Security Interests in Home Improvements.....................................50
Applicability of Usury Laws.................................................52
Alternative Mortgage Instruments............................................52
Formaldehyde Litigation with Respect to Manufactured Housing Contracts .....52
Soldiers' and Sailors' Civil Relief Act of 1940.............................53
Forfeitures in Drug and RICO Proceedings....................................53
Junior Mortgages; Rights of Senior Mortgagees...............................53


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............................54
General.....................................................................54


STATE AND OTHER TAX CONSEQUENCES............................................59


ERISA CONSIDERATIONS........................................................59
Plan Asset Regulations......................................................59
Prohibited Transaction Exemptions...........................................60
Insurance Company General Accounts..........................................60
Representation from Plans Investing in Notes with "Substantial Equity
          Features" ........................................................61
Tax Exempt Investors........................................................61
Consultation with Counsel...................................................61


LEGAL INVESTMENT MATTERS....................................................61


USE OF PROCEEDS.............................................................62


METHODS OF DISTRIBUTION.....................................................62

LEGAL MATTERS...............................................................63


FINANCIAL INFORMATION.......................................................63


ADDITIONAL INFORMATION......................................................63


REPORTS TO NOTEHOLDERS......................................................63


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................63


INDEX OF PRINCIPAL DEFINITIONS..............................................65

                                 INTRODUCTION

      The Asset-Backed Notes (the "Notes") offered by this Prospectus may be sold from time to time in series, as described in the related supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Notes in the aggregate will represent indebtedness, excluding any interest retained by Residential Funding Mortgage Securities II, Inc. (the "Depositor") or any other entity specified in the accompanying Prospectus Supplement, in a trust consisting primarily of assets (the "Trust Assets") described below, which were acquired by the Depositor from one or more affiliated or unaffiliated institutions. The Trust Assets will be held in a trust (each, a "Trust") under a trust agreement (the "Trust Agreement") and pledged under an indenture (the "Indenture") to secure a series of Notes as described in this Prospectus and in the accompanying Prospectus Supplement. The ownership of the Trust Fund will be evidenced by certificates (the "Certificates") issued under the Trust Agreement, which are not offered by this Prospectus.

                                  THE TRUSTS

General

      As specified in the accompanying Prospectus Supplement, the Trust for a series of Notes and the related Certificates (together with the Notes, "the Securities") will consist primarily of a segregated pool of assets (a "Pool"). The Trust Assets will primarily include:

      o one- to four-family first or junior lien home equity revolving lines of credit acquired under the home equity program (the "Revolving Credit Loans");

      o one- to four-family first or junior lien closed end home equity loans acquired under the home equity program (the "Home Equity Loans");

      o one -to four-family first or junior lien closed end home loans acquired under the 125 loan program (the "Home Loans", and together with the Home Equity Loans, the "Closed-End Loans");

      o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed thereby (the "Home Improvements");

      o manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts" and together with the Home Improvement Contracts, the "Contracts") secured by security interests in manufactured homes (the "Manufactured Homes");

      o     partial balances of any of the assets described above; and/or

      o interests in any of the assets described above (which may include pass-through certificates or other instruments evidencing interests in or secured by Revolving Credit Loans, Closed-End Loans, Home Improvement Contracts and Manufactured Housing Contracts, or all or a portion of balances of any of the assets described above ("Private Securities").

      The Revolving Credit Loans and the Closed-End Loans are sometimes referred to in this Prospectus as the "Loans." The home equity program and the 125 loan program are described in this Prospectus under "Trust Asset Program--Underwriting Standard Applicable to the Loans."

     To the extent specified in the accompanying prospectus supplement, the Contracts may be partially insured by the Federal Housing Administration (the "FHA") under Title I (as defined in this Prospectus) (the "Title I Contracts"). The Loans and, if applicable, Contracts will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments (collectively, "Mortgages") creating first or junior liens on one- to four-family residential properties. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, modular pre-cut/panelized housing ("Modular Housing"), Manufactured Homes which are permanently affixed to the real property on which they are located and the fee, leasehold or other interests in the underlying real property. The underlying real property (the "Mortgaged Properties") will be located in any of the fifty states, the District of Columbia or the commonwealth of Puerto Rico (the "Puerto Rico Trust Assets") and may include vacation, second and non-owner-occupied homes. If specified in the accompanying prospectus supplement relating to a series of Notes, a Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this Prospectus, unless otherwise specified, "Revolving Credit Loans," "Home Loans," "Home Equity Loans" and, if applicable, "Contracts" include Cooperative Loans, "Mortgaged

Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note.

      Each Trust Asset will be selected by the Depositor for inclusion in a Pool from among those purchased by the Depositor, either directly or through its affiliates, including Residential Funding Corporation (the "Master Servicer" or "Residential Funding"), GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc. ("Affiliated Sellers"), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Depositor ("Unaffiliated Sellers"); (Unaffiliated Sellers and Affiliated Sellers are collectively referred to in this Prospectus as "Sellers"), all as described below under "Trust Asset Program." If a Pool is composed of Trust Assets acquired by the Depositor directly from Sellers other than Residential Funding, the accompanying prospectus supplement will specify the extent of Trust Assets so acquired. The characteristics of the Trust Assets are as described in the accompanying prospectus supplement. No more than five percent (5%) of the Trust Assets (as they are constituted as of the Cut-off
Date) by aggregate principal balance as of the Cut-off Date will have characteristics that deviate from those characteristics described in the accompanying prospectus supplement. Other Trust Assets available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Pool but were not selected for inclusion in a Pool at that time.

      The Trust Assets may be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the accompanying prospectus supplement, concurrently with the issuance of the series of Notes (a "Designated Seller Transaction"). These Notes may be sold in whole or in part to any Seller identified in the accompanying prospectus supplement in exchange for the related Trust Assets, or may be offered under any of the other methods described in this Prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related Seller (the "Designated Seller"), about the Designated
Seller, the Trust Assets and the underwriting standards applicable to these Trust Assets. None of the Depositor, Residential Funding, GMAC Mortgage Group, Inc. ("GMAC Mortgage") or any of their affiliates will make any representation or warranty with respect to these Trust Assets, or any representation as to the accuracy or completeness of the information provided by the Designated Seller.

      If specified in the accompanying prospectus supplement, the Trust securing a series of Notes may include Private Securities. The Private Securities may have been issued previously by the Depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In this case, the accompanying prospectus supplement will include a description of any Private Securities and any related credit enhancement, and the assets underlying the Private Securities will be described together with any other Trust Assets included in the Pool relating to the series.

      In addition, as to any series of Notes secured by Private Securities, the Private Securities may consist of an ownership interest (an "Ownership Interest") in a structuring entity formed by the Depositor for the limited purpose of holding the Trust Assets relating to the series of Notes (a "Special Purpose Entity"). A Special Purpose Entity may be organized in the form of a trust, limited partnership or limited liability Depositor, and will be structured in a manner that will insulate the holders of Notes from liabilities of the Special Purpose Entity. The provisions governing the Special Purpose Entity will restrict the Special Purpose Entity from engaging in or conducting any business other than the holding of Trust Assets and any related assets and the issuance of ownership interests in the Trust Assets and some incidental activities. Any Ownership Interest will evidence an ownership interest in the related Trust Assets as well as the right to receive specified cash flows derived from the Trust Assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any Ownership Interest will be limited to some representations and warranties with respect to the Trust Assets, as described in this Prospectus. Credit support of any of the types described in this Prospectus under "Description of Credit Enhancement" may be provided for the benefit of any Ownership Interest, if so specified in the accompanying prospectus supplement. As to any series of Notes, the term "Pool" includes the Trust Assets underlying the Private Securities.

     The Prospectus Supplement for each series of Notes will contain information appropriate to describe the type of Trust Assets which will be included in the related Pool. Each Prospectus Supplement applicable to a series of Notes will include information to the extent then available to the Depositor, as of the related cut-off date ("Cut-off Date"), if appropriate, on an approximate basis. The information may include, if applicable, (i) the aggregate principal balance of the Trust Assets, (ii) the type of property securing the Trust Assets and related lien priority, if any, (iii) the original or modified and/or remaining terms to maturity of the Trust Assets, (iv) the earliest origination or modification date and latest maturity date of the Trust Assets, (v) the
Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as defined in this Prospectus) of the Trust Assets, as applicable, (vi) the interest rate (the "Loan Rate") or range of Loan Rates borne by the Trust Assets, (vii) the applicable Index (as defined in this Prospectus), the range of Gross Margins (as defined in this Prospectus), the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (viii) the geographical distribution of the Mortgaged Properties, (ix) the aggregate Credit Limits (as defined in this Prospectus) of the related Credit Line Agreements, (x) the number and percentage of Contracts that are partially insured by the FHA under Title I, (xi) the weighted average Junior Ratio and Credit Utilization Rate, (xii) the range of debt-to-income ratios, (xiii) the distribution of loan purposes and (xiv) the range of Credit Scores (as defined in this Prospectus). A Current Report on Form 8-K will be available upon request to holders of the related series of Notes and will be filed, together with the related Trust Agreement, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Notes. The composition and characteristics of a Pool that contains Revolving Credit Loans may change from time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in the Pool. If Trust Assets are added to or deleted from the Trust after the date of the accompanying Prospectus Supplement other than as a result of any Draws with respect to the Revolving Credit Loans, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the Closing Date.

     As to each Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of (A) the sum of (i) the original principal balance or the Credit Limit, as applicable, and (ii) the principal balance of any related senior mortgage loan at origination of the Loan together with any mortgage loan subordinate to it, to (B) the Appraised Value (as defined in this Prospectus) of the related Mortgaged Property, or, if permitted by the Guide (as defined in this Prospectus), a Statistical Valuation (as defined in this Prospectus) or the Stated Value (as defined in this Prospectus). The "Appraised Value" for any Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of the Loan, which may have been obtained at an earlier time; provided that if the Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the Mortgaged Property. The "Statistical Valuation" will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The "Stated Value" will be value of the property as stated by the related Mortgagor in his or her application.

      As to each Loan, the "Junior Ratio" will be the ratio, expressed as a percentage, of the original principal balance or the Credit Limit, as applicable, of the Loan to the sum of (i) the original principal balance or the Credit Limit, as applicable, of the Loan and (ii) the principal balance of any related senior mortgage loan at origination of the Loan. As to each Contract, the CLTV and Junior Ratio will be computed in the manner described in the accompanying Prospectus Supplement. The "Credit Utilization Rate" for any Revolving Credit Loan is determined by dividing the Cut-off Date Principal Balance of the Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

     As to each Loan, the "Loan-to-Value Ratio" or "LTV" generally will be the ratio, expressed as a percentage, of (A) the original principal balance or the Credit Limit, as applicable, to (B) the Appraised Value of the related Mortgaged Property Loan, or, if permitted by the Guide, a Statistical Valuation or the Stated Value.

      As specified in the Prospectus Supplement, a Pool may include Balloon loans ("Balloon Loans"), which are fixed-rate loans having original or modified terms to maturity of 15 years in most cases as described in the accompanying Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which the remaining outstanding principal balance on the Balloon Loan will be due and payable (the "Balloon Amount").

      Mortgaged Properties consisting of Modular Housing (also known as pre-assembled, pre-fabricated, sectional or pre-built homes) are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

      Mortgaged Properties consisting of Manufactured Homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The Manufactured Homes will also have certain other characteristics as specified in the Prospectus Supplement.

      A Pool may include Trust Assets that have been modified (each, a "Modified Trust Asset"). The modifications may include conversions from an adjustable to a fixed Loan Rate (discussed below) or other changes in the related mortgage note. If a Trust Asset is a Modified Trust Asset, references to origination shall be deemed to be references to the date of modification.

     The Depositor will cause the Trust Assets constituting each Pool (or Private Securities evidencing interests therein) to be assigned to the Owner Trustee named in the accompanying Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the accompanying Prospectus Supplement will service the Trust Assets, either directly or through other mortgage servicing institutions ("Subservicers"), under a Servicing Agreement (as defined in this Prospectus) and will receive a fee for its services. See "Trust Asset Program" and "Description of the Notes." As to those Trust Assets serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing the Trust Assets. In addition to or in place of the Master Servicer for a series of Notes, the accompanying Prospectus Supplement may identify an Administrator for the Trust. The Administrator may be an affiliate of the Depositor. All references in this Prospectus to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

      The Depositor's assignment of the Trust Assets to the Owner Trustee on behalf of the Trust will be without recourse. See "Description of the Notes--Assignment of Trust Assets." The Master Servicer's obligations with respect to the Trust Assets will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described in this Prospectus under "Trust Asset Program--Representations Relating to Trust Assets," and "--Subservicing" and "Description of the Notes--Assignment of Trust Assets" or under the terms of any Private Securities. Residential Funding (or other entity specified in the accompanying Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date.

      A Mortgaged Property securing a Loan and, if applicable, a Contract may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any junior lien or senior lien will likely not be included in the related Pool, but the Depositor, an affiliate of the Depositor or an Unaffiliated Seller may have an interest in the mortgage loan. Loans and Contracts that are secured by junior liens will not be required by the Depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the Trust Assets.

Revolving Credit Loans

      The Revolving Credit Loans will be originated under loan agreements (the "Credit Line Agreements") subject to a maximum amount (the "Credit Limit"). Interest on each Revolving Credit Loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have a Loan Rate that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of
(a) the Index on the day specified in the accompanying Prospectus Supplement, and (b) a fixed percentage specified in the related Mortgage Note (the "Gross Margin"), subject to the maximum rate specified in the Mortgage Note and permitted by applicable law. Notwithstanding the forgoing, if so specified in the accompanying Prospectus Supplement, a Revolving Credit Loan may have an introductory rate that is lower than the rate that would be in effect if the applicable Index and Gross Margin were used to determine the Loan Rate ("Teaser Loans") and as a result of the introductory rate, interest payments on the Notes may initially be lower than expected. Commencing on their first adjustment date, the Loan Rates on the Teaser Loans will be based on the applicable Index and Gross Margin.

      The "Index" for a particular Pool will be specified in the accompanying Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled Note Rate adjustment date which will be specified in the accompanying Prospectus Supplement or (vi) the weekly average of secondary market Note Rates on six-month negotiable certificates of deposit.

      Unless specified in the accompanying Prospectus Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an "Additional Balance" or a "Draw") under the related Credit Line Agreement at any time during the period specified in the Credit Line Agreement (the "Draw Period"). Unless specified in the accompanying Prospectus Supplement, the Draw Period will not be more than 15 years. If the Draw Period is less than the full term of the Revolving Credit Loan, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date (the "Repayment Period"). The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments on the Revolving Credit Loan in a minimum amount as specified in the related Mortgage Note, which usually will not be less than the Finance Charge for the related billing cycle. The Mortgagor for each Revolving Credit Loan will be obligated to payoff the remaining Account Balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under the Mortgage Note at the time of the Draw.

     Unless specified in the accompanying Prospectus Supplement, (a) the Finance Charge (the "Finance Charge") for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the Revolving Credit Loan for the billing cycle at the related Loan Rate, (b) the Account Balance (the "Account Balance") on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of the day, plus all related Draws funded on such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, "Additional Charges") that are due on the Revolving Credit Loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day, and (c) the "principal balance" on any day usually will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on the Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Revolving Credit Loan generally will be applied, first, to any unpaid Finance

Charges that are due on the Revolving Credit Loan, second, to any unpaid Additional Charges that are due on the Revolving Credit Loan, and third, to any related Draws outstanding.

      In most cases, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, and the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the Revolving Credit Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will usually contain a customary "due-on-sale" clause.

      As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, as to each Revolving Credit Loan, generally the suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit Loan, at the discretion of the Master Servicer, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

      The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to the Mortgaged Properties.

The Closed-End Loans

      As specified in the accompanying Prospectus Supplement, the Closed-End Loans will be secured by first or junior liens on the related Mortgaged Properties and may be mortgage loans for property improvement, debt consolidation and/or home equity purposes. The Closed-End Loans will be either fully amortizing or Balloon Loans and may have fixed Loan Rates or adjustable Loan Rates and may provide for other payment characteristics as described in the accompanying Prospectus Supplement.

      A portion of the Closed-End Loans underlying a series of Certificates may provide for payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Loan"). Other Closed-End Loans may provide for payments in monthly installments including interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with any remainder of the payment applied to principal (an "Actuarial Loan").

      A Simple Interest Loan provides the amortization of the amount financed under the Loan over a series of equal monthly payments except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Loan multiplied by the stated Loan Rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the Loan. As payments are received under a Simple Interest Loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Loan is made on or prior to its scheduled due date, the principal balance of the Loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Loan will amortize more slowly than scheduled. If a Simple Interest Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Such variable allocations among principal and interest of a Simple Interest Loan may affect the distributions of principal and interest on the Notes, as described in the accompanying Prospectus Supplement.

      The Closed-End Loans may provide for payment of a prepayment charge if the related Mortgagor prepays the Closed-End Loan within a specified time period.

The Contracts

      Unless specified in the accompanying Prospectus Supplement, the Contracts will be fully amortizing and may have fixed Loan Rates or adjustable Loan Rates and may provide for other payment characteristics as described in the accompanying Prospectus Supplement.

     The Manufactured Housing Contracts will be secured by Manufactured Homes, located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. As specified in the accompanying Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured primarily by (i) Mortgages on one-to four-family residential properties that are generally subordinate to other mortgages on the same Mortgaged Property, or (ii) purchase money security interests in the Home Improvements financed thereby. The Contracts will be conventional contracts or contracts partially insured by the FHA under Title I.

      The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place such home, or cooperative interest in the home and/or lot.

      As specified in the accompanying Prospectus Supplement, the Manufactured Homes underlying the Manufactured Housing Contracts will consist of manufactured homes within the meaning of Title 42 of the United States Code, Section 5402(6).
Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width, forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this]
paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of HUD and complies with the standards established under [this] chapter."

      Manufactured Homes and Home Improvements, unlike Mortgaged Properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

                              TRUST ASSET PROGRAM

      The Trust Assets will have been purchased by the Depositor, either directly or indirectly through Residential Funding from Sellers. The Loans will generally have been originated in accordance with the Depositor's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards Applicable to the Loans" or as described in the accompanying Prospectus Supplement. The Contracts generally will have been originated in accordance with the underwriting standards described in the accompanying Prospectus Supplement.

Underwriting Standards Applicable to the Loans

   General Standards

      The Depositor's underwriting standards for the Loans will generally conform to those published in Residential Funding's Client Guide (together with Residential Funding's Servicer Guide, the "Guide," as modified from time to time), including the provisions of the Guide applicable to the Depositor's Home Equity Program (the "Home Equity Program") or the 125 loan program (the "125 Loan Program"), as applicable. The Home Equity Program may include Revolving Credit Loans and Home Equity Loans. The 125 Loan Program may include Home Loans and Home Improvement Contracts. The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Loans may be underwritten by Residential Funding or by a designated third party. In some circumstances, however, the Loans may be underwritten only by the Seller with little or no review performed by Residential Funding. See "Underwriting Standards Applicable to the Loans--Guide Standards" and "Qualifications of Sellers." Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Loans in any Pool were underwritten in accordance with applicable standards.

     The Depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any Loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

      In addition, the Depositor purchases Loans which do not conform to the underwriting standards contained in the Guide. A portion of the Loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Loans by Residential Funding, from Sellers who will represent that the Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Depositor or a designated third party, will normally review only a limited portion of the Loans in any delivery from the related Seller for conformity with the applicable underwriting standards. A portion of Loans may be purchased from Sellers who may represent that the Loans were originated under underwriting standards acceptable to Residential Funding.

      The level of review, if any, by Residential Funding or the Depositor of any Loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific Loan, including the original principal balance or Credit Limit, as applicable, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable Credit Score of the related Mortgagor used in connection with the origination of the Loan, as determined based on a credit scoring model acceptable to the Depositor. Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level may depend on the mortgagor's Credit Score.

      The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Loans underlying Private Securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Loans included in any Pool, the accompanying Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Loans nor describe any review for compliance with applicable underwriting standards performed by the Depositor or Residential Funding. Moreover, there can be no assurance that every Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated Seller or of the originator of the Loans, and will be described in the accompanying Prospectus Supplement.

      The Depositor, either directly or indirectly through Residential Funding, will also purchase Loans from its affiliates, including GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., with underwriting standards in accordance with the Guide or as otherwise agreed to by the Depositor. However, in some limited circumstances, the Loans may be employee or preferred customer loans with respect to which, in accordance with the affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in limited circumstances preferential Note Rates may be allowed. Neither the Depositor nor Residential Funding will review any affiliate's loans for conformity with the underwriting standards contained in the Guide.

   Guide Standards

     The following is a brief description of the underwriting standards under both the Home Equity Program and the 125 Loan Program described in the Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the Home Equity Program, the borrower normally must show, among other things, a minimum of two years' credit history reported on the credit report and under the 125 Loan Program, the borrower normally must show a minimum of three years' credit history. Under both programs, the borrower normally must show that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Under both programs, borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Revolving Credit Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

     Unless specified in the accompanying Prospectus Supplement, the value of the Mortgaged Property securing each Loan will be determined by either an appraisal, or if permitted by the Guide, a Statistical Valuation or the Stated Value. Appraisals may be performed by appraisers independent from or affiliated with the Depositor, Residential Funding or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under both programs, each appraisal is required to be dated no more than 360 days prior to the date of origination of the Loan; provided, that depending on the original principal balance or the Credit Limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the Loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or Statistical Valuation is obtained. However, appraisals, Statistical Valuations, or Stated Values will not establish that the Mortgaged Properties provide assurance of repayment of the Loans. Title searches are undertaken in most cases, and title insurance is required on all Loans with an original principal balance or Credit Limit in excess of $100,000.

      The "Credit Scores" for a portion of the Loans underlying each series of Notes will be supplied in the accompanying Prospectus Supplement. Credit Scores are obtained by many lenders in connection with loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a loan if the Seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans in general, or the specific characteristics of the related loan (for example, the Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt-to-income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Loans or that any Mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying Prospectus Supplement.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home if applicable, such as property taxes and hazard insurance, as well as other financial obligations, including debt service on any mortgage loan secured by a senior lien on the related Mortgaged Property. In most cases, the monthly payment used to qualify borrowers for a Revolving Credit Loan will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Loan Rate in effect from the origination date of a Revolving Credit Loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. The monthly payment used to qualify borrowers for a Closed End Loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The Loans generally do not, but may provide for negative amortization. Payment of the full outstanding principal balance, if any, at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

      The underwriting standards set forth in the Guide also allow for Loans to be supported by alternative documentation. For alternatively documented Loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

     The underwriting standards contained in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Loan. For example, under Residential Funding's Stated Income limited mortgage loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan. Normally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors, including a relatively low Combined Loan-to-Value Ratio, or other favorable underwriting factors, must be present. The borrower's eligibility for the program may also be determined by use of a credit scoring model.

     The Home Equity Program sets forth some limitations with respect to the CLTV for the Revolving Credit Loans and the Home Equity Loans and restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program normally permit CLTV's as high as 100%; however, the maximum permitted CLTV may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines for the 125 Loan Program normally permit CLTV's as high as 125%; however, the maximum permitted CLTV may be reduced due to various underwriting criteria. The underwriting guidelines for both programs also include restrictions based on the borrower's debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by Residential Funding. Underwriting guidelines for both programs include minimum credit score levels that may apply depending on certain factors relating to the Loan. The required yields for fixed-rate Closed-End Loans and required Gross Margins for Revolving Credit Loans purchased under the Home Equity Program, as announced from time to time, vary based on a number of factors including CLTV, original principal balance or Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

      In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

Qualifications of Sellers

      Except with respect to Designated Seller Transactions or as specified in the accompanying Prospectus Supplement, each Seller, other than the Federal Deposit Insurance Corporation (the "FDIC"), and investment banking firms, will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust for a series of Notes, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a Seller. Any event of this type may adversely affect the ability of any Seller to repurchase the Trust Asset in the event of a breach of a representation or warranty which has not been cured.

      Residential Funding monitors Sellers that it knows to be under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Any Seller that is under control of the FDIC or insolvent may make no representations and warranties with respect to Trust Assets sold by it. The FDIC, either in its corporate capacity or as receiver for a depository institution, may also be a Seller of Trust Assets, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Trust Assets sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Trust Asset for a breach of a representation and warranty.

      As specified in the accompanying Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers. To the extent the Designated Seller fails to or is unable to repurchase the Trust Asset due to a breach of representation and warranty, neither the Depositor, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Noteholders or by the credit enhancement, if any.

Representations Relating to Trust Assets

      Except as described above, each Seller will have made representations and warranties to Residential Funding with respect to the Trust Assets sold by it. However, unless provided in the accompanying Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Indenture Trustee for the benefit of the holders of the related series of Notes, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust.

     In the case of a Pool consisting of Trust Assets purchased by the Depositor from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Trust Assets underlying any Private Securities or as specified in the accompanying Prospectus Supplement, will have made certain limited representations and warranties regarding the Trust Assets to the Depositor at the time that they are sold to the Depositor. The representations and warranties will generally include, among other things, that:

     o as of the Cut-off Date, the information contained in a listing of the related Trust Assets is true and correct in all material respects;

     o Residential Funding was the sole holder and owner of the Trust Assets free and clear of any and all liens and security interests;

     o each Trust Asset complied in all material respects with all applicable local, state and federal laws;

     o    except  as  otherwise   indicated  in  the   accompanying   Prospectus
          Supplement, no Trust Asset is one month or more delinquent in payment of principal and interest;


     o there is no delinquent tax, or to the best of Residential Funding's knowledge, assessment lien against any Mortgaged Property; and

     o to the best of Residential Funding's knowledge, any Contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

      In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Noteholders in a Trust Asset, Residential Funding will be obligated to repurchase or substitute for the affected Trust Asset as described below. In addition, Residential Funding will be obligated to repurchase or substitute for any Trust Asset secured by a lien on Mortgaged Property as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority set forth with respect to the Trust Asset, as applicable, in the listing of related Trust Assets, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage and certain other permissible title exceptions, (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property, and (d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Trust Asset as to which the Depositor delivers to the Indenture Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if the Trust Asset subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential Funding will be obligated to repurchase or substitute for the Trust Asset, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Trust Asset as described above if the circumstances giving rise to the requirement also constitute fraud in the origination of the related Trust Asset. Furthermore, because the listing of the related Trust Assets generally contains information with respect to the Trust Assets as of the Cut-off Date, prepayments and, in some limited circumstances, modifications to the Note Rate and principal and interest payments may have been made with respect to one or more of the related Trust Assets between the Cut-off Date and the date of the initial issuance of the Notes (the "Closing Date"). Residential Funding will not be required to purchase or substitute for any Trust Asset as a result of the prepayment or modification.

      In a Designated Seller Transaction, as specified in the accompanying Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Trust Assets to the Depositor generally similar to those made in the preceding paragraph by Residential Funding.

      The Depositor will assign to the Owner Trustee, or the Special Purpose Entity, if applicable, all of its right, title and interest in each agreement by which it purchased a Trust Asset from Residential Funding or a Designated Seller, insofar as the agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of the Trust Asset and any remedies provided for with respect to any breach of the representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Trust Asset which materially and adversely affects the interests of the Noteholders in the Trust Asset, within 90 days after notice from the Master Servicer, the Designated Seller or Residential Funding, as the case may be, will be obligated to purchase the Trust Asset at a price (the "Purchase Price") contained in the related agreement, which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Loan Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and if applicable, the Excluded Spread (as defined in this Prospectus)).

     Unless specified in the accompanying Prospectus Supplement, as to any Trust Asset required to be purchased by Residential Funding as provided above, rather than purchase the Trust Asset, Residential Funding may, at its sole option, remove the Trust Asset (a "Deleted Loan") from the Trust (or from the assets underlying any Private Securities, if applicable) and cause the Depositor to substitute in its place another Trust Asset of like kind (an "Eligible Substitute Loan"). The accompanying Prospectus Supplement will describe the conditions of any Eligible Substitute Loan. The related agreement may include additional requirements or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

      The Master Servicer will be required under the Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Noteholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor its obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Trust Assets, the Master Servicer, employing the standards contained in the preceding sentence, may negotiate and enter into one or more settlement agreements with the Designated Seller that may provide for, among other things, the purchase of only a portion of the affected Trust Assets or coverage of only certain loss amounts. Any settlement could lead to losses on the Trust Assets which would be borne by the Credit Enhancement supporting the related series of Notes, and to the extent not available, by the Noteholders of the series. Furthermore, if applicable, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related Trust Asset. If the Designated Seller fails to repurchase and no breach of either the
Depositor's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Depositor or Residential Funding. Unless otherwise specified in the accompanying Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Noteholders or the Indenture Trustee for a breach of any representation by a Designated Seller or by Residential Funding in its capacity as a seller of Trust Assets to the Depositor, or for any other event giving rise to the obligations as described above.

      Neither the Depositor nor the Master Servicer will be obligated to purchase a Trust Asset if a Designated Seller defaults on its obligation to do so, and no assurance can be given that a Designated Seller will carry out its obligations with respect to Trust Assets. The default by a Designated Seller is not a default by the Depositor or by the Master Servicer. Any Trust Asset not so purchased or substituted for shall remain in the related Trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available to the related Notes.

      However, if any Designated Seller requests Residential Funding's consent to transfer subservicing rights for any related Trust Assets to a successor servicer, Residential Funding may release the Designated Seller from liability under its representations and warranties described above, upon the assumption of the successor servicer of the Designated Seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which the successor servicer assumes the Designated Seller's liability will be assigned to the Owner Trustee, or the Special Purpose Entity, if applicable, and the successor servicer will be deemed to be the Designated Seller for purposes of the foregoing provisions.

Subservicing

      The servicing for each Trust Asset will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will then be serviced by the Subservicer under an agreement between the Master Servicer and the Subservicer (a "Subservicing Agreement"). The Master Servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation or its affiliates. While the Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Servicing Agreement applicable to any series of Notes will provide that, if for any reason the Master Servicer for the series of Notes is no longer the master servicer of the related Trust Assets, any successor Master Servicer must recognize the Subservicer's rights and obligations under the Subservicing Agreement. For further information relating to subservicing see "Servicing of Trust Assets--Subservicing" in this Prospectus.

                           DESCRIPTION OF THE NOTES

General

      The Notes will be issued in series. Each series of Notes will be issued under an Indenture between the related Trust and the entity named in the accompanying Prospectus Supplement as Indenture Trustee with respect to the series. A form of Indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the Notes (the "Registration Statement") of which this prospectus forms a part. Each Indenture and Trust Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Agreements below as well as other pertinent information included elsewhere in this Prospectus, and subject to the accompanying Prospectus Supplement, do not describe all terms thereof but reflect the material provisions relating to the Notes common to each Agreement.

      Each series of Notes may consist of a single class of Notes or any combination of the following:

      o two or more classes of Notes, of which one or more classes of Notes (collectively, the "Senior Notes") may be senior in right of payment to any class or classes of Notes (collectively the "Subordinate Securities"), and as to which some classes of Senior (or
            Subordinate) Notes may be senior to other classes of Senior (or Subordinate) Notes, as described in the accompanying Prospectus Supplement (any of these series, a "Senior/Subordinate Series");

      o one or more classes of Notes (collectively, the "Mezzanine Notes") which are Subordinate Notes but which are senior to certain other classes of Subordinate Notes in respect of distributions or losses;

      o one or more classes of Notes which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions (each, a "Strip Note");

     o two or more classes of Notes which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes"), or on the basis of collections from designated portions of the Pool, which series may include one or more classes of Notes with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof (the "Accrual Notes") on the day of the month specified in the accompanying Prospectus Supplement for distributions to occur (or, if that day is not a business day, the next business day) of each month, commencing in the month following the month in which the Cut-off Date occurs (each, a "Distribution Date"); or

     o other types of classes of Notes, as described in the accompanying Prospectus Supplement.

      Credit support for each series of Notes will be provided by a Financial Guaranty Insurance Policy, derivative products, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Surety Bond, by the subordination of one or more classes of Notes, Overcollateralization or other credit enhancement as described under "Description of Credit Enhancement," or by any combination of the foregoing.

Form of Notes

      As specified in the accompanying Prospectus Supplement, the Notes of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Notes will be in fully registered form only in the denominations specified in the accompanying Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related Agreement to register the Notes (the "Note Registrar"). No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Noteholder" as used in this Prospectus refers to the entity whose name appears on the records of the Note Registrar or, if applicable, a transfer agent, as the registered holder of a Note.

      If issued in book-entry form, the classes of a series of Notes will be initially issued through the book-entry facilities of The Depository Trust Depositor ("DTC"), or Cedelbank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe). Noteholders may hold Book Entry Notes directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying Prospectus Supplement. Any class of Notes issued in book-entry form via one of the facilities described above ("Book-Entry Notes"), will list DTC's nominee as the record holder. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (the "Depositaries"), which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the Cedel and Euroclear participating organizations "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (those institutions, "Indirect Participants") have indirect access to DTC's clearance system.

      Unless specified in the accompanying Prospectus Supplement, no person acquiring an interest in any Book-Entry Notes (each person, a "Beneficial Owner") will be entitled to receive a Note representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that Note and a successor depository is not obtained or (ii) the Indenture Trustee elects in its sole discretion to discontinue the registration of the Notes through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as holders of the related Notes for purposes of the related Agreement, and Beneficial Owners will be able to exercise their rights as owners of their Notes only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Notes may do so only through DTC, either directly if the Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Under the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Notes will be required to be made in minimum denominations specified in the accompanying Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to the Notes, may be limited because of the lack of physical certificates evidencing the Notes and because DTC may act only on behalf of Participants.

      Because of time zone differences, the securities account of a Cedel or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of Cedel or Euroclear) will be credited during subsequent securities settlement processing day, immediately following the DTC settlement date, which must be a business day for Cedel or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear Participant or Cedel Participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant (other than the depositary for Cedel or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Cedel, as a professional depository, holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal
                                   13

Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Payments on the Book-Entry Notes will be forwarded by the Indenture Trustee to DTC, and DTC will be responsible for forwarding those payments to Participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Notes. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Notes under the related Agreement only at the direction of one or more Participants to whose account the Book-Entry Notes are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Noteholders of any class to the extent that Participants authorize those actions. None of the Master Servicer, the Depositor, the Indenture Trustee, the Owner Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of the Trust Assets

      At the time of issuance of a series of Notes, the Depositor will cause the Trust Assets and any other assets being included in the related Trust to be assigned without recourse to the Owner Trustee or its nominee, which may be the Custodian (as defined in this Prospectus), on behalf of the related Trust, together with, unless specified in the accompanying Prospectus Supplement, all principal and interest received on or with respect to the Trust Assets after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Owner Trustee will, concurrently with that assignment, grant a security interest in the related Trust to the Indenture Trustee to secure the Notes. Each Trust Asset will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include, among other things, information as to the principal balance of each Trust Asset as of the Cut-off Date, as well as information respecting the Loan Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

      If so specified in the accompanying Prospectus Supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (together, "MERS"), assignments of the mortgages for any Trust Asset in the related Trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"). With respect to Trust Assets registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in any of those Trust Assets.

      The Depositor will, as to each Trust Asset other than Trust Assets underlying any Private Securities, deliver to an entity specified in the accompanying Prospectus Supplement, which may be the Indenture Trustee, a Custodian or another entity appointed by the Indenture Trustee, the legal documents relating to such Trust Assets that are in possession of the Depositor. The legal documents may include, as applicable, depending upon whether such Trust Asset is secured by a lien on Mortgaged Property:

      o the Mortgage Note and any modification or amendment made to the Mortgage Note, endorsed without recourse either in blank or to the order of the Owner Trustee or the Indenture Trustee or a nominee;

      o the Mortgage, except for any Mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

      o an assignment in recordable form of the Mortgage, or evidence that the Mortgage is held for the Trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements;

     o if applicable, any riders or modifications to the Mortgage Note and Mortgage, together with any other documents at such times as described in the related Agreement; and

      o if applicable, the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the property securing the Contract.


      The assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so specified in the accompanying Prospectus Supplement, the Depositor may not be required to deliver one or more of the documents if those documents are missing from the files of the party from whom the Revolving Credit Loans, Home Equity Loans and certain Contracts were purchased.

      In the event that, with respect to any Revolving Credit Loan, Home Equity Loan or Contract secured by a lien on Mortgaged Property, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Trust Agreement because of a delay caused by the public recording office, the Depositor will deliver or cause to be delivered to the Indenture Trustee, the Custodian or another entity appointed by the Indenture Trustee a true and correct photocopy of the Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Indenture Trustee or the Custodian the Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

      With respect to any Puerto Rico Trust Assets, the Mortgages with respect to those Trust Assets either (i) secure a specific obligation for the benefit of a specified person (a "Direct Puerto Rico Mortgage") or (ii) secure an instrument transferable by endorsement (an "Endorsable Puerto Rico Mortgage"). Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related Mortgage Note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the Trustee (or the Custodian).

      Assignments of the Loans and Contracts secured by a lien on Mortgaged Property will be recorded in the appropriate public recording office, except for Mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the Indenture Trustee or Owner Trustee, the recording is not required to protect the Indenture Trustee's or Owner Trustee's interests in the Loans and Contracts against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the Loans or Contracts, or except as otherwise specified in the accompanying Prospectus Supplement.

      Under certain circumstances, as to any series of Notes, the Depositor may have the option to repurchase Trust Assets from the Trust for cash, or in exchange for other Trust Assets or Permitted Investments. Alternatively, for any series of Notes secured by Private Securities, the Depositor may have the right to repurchase Loans and/or Contracts from the entity that issued the Private Securities. All provisions relating to these optional repurchase provisions will be described in the accompanying Prospectus Supplement.

Review of Trust Assets

      The Indenture Trustee will be authorized to appoint one or more custodians (each, a "Custodian") under a custodial agreement to maintain possession of and review documents relating to the Trust Assets as the agent of the Indenture Trustee or, following payment in full of the Notes and discharge of the Indenture, the Owner Trustee. The identity of such Custodian, if any, will be described in the accompanying Prospectus Supplement.

      The Indenture Trustee or the Custodian will hold such documents in trust for the benefit of the holders of the Securities (the "Securityholders") and, normally will review such documents within 90 days after receipt. If any document is found to be defective in any material respect, the Indenture Trustee or the Custodian shall notify the Master Servicer and the Depositor, and the Master Servicer, the Depositor or the Indenture Trustee shall notify Residential Funding or the Designated Seller. If Residential Funding or, in a Designated Seller Transaction, the Designated Seller cannot cure the defect within the period specified in the accompanying Prospectus Supplement after notice of the defect is given to Residential Funding or, if applicable, the Designated Seller, Residential Funding or, if applicable, the Designated Seller is required to, within the period specified in the accompanying Prospectus Supplement, either repurchase the related Trust Asset or any property acquired in respect of it from the Indenture Trustee, or if permitted substitute for the Trust Asset a new Trust Asset in accordance with the standards described in this Prospectus. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under "Trust Asset Program--Representations Relating to Trust Assets," but such obligation is subject to the provisions described below under "Servicing of Trust Assets--Realization Upon Defaulted Loans." There can be no assurance that the applicable Designated Seller will fulfill its obligation to purchase any Trust Asset as described above. Unless specified in accompanying Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Depositor will be obligated to purchase or substitute for such Trust Asset if the Designated Seller defaults on its obligation to do so. The obligation to repurchase or substitute for a Trust Asset constitutes the sole remedy available to the Noteholders or the Indenture Trustee for a material defect in a constituent document. Any Trust Asset not so purchased or substituted for shall remain in the related Trust.

     The Master Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Servicing Agreement. Upon a breach of any of these representations of the Master Servicer which materially adversely affects the interests of the Securityholders in a Trust Asset, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Trust Asset at its Purchase Price, less unreimbursed advances, if applicable, made by the Master Servicer with respect to the Trust Asset or, as specified in the accompanying Prospectus Supplement, to substitute for such Trust Asset an Eligible Substitute Loan in accordance with the provisions for such substitution described above under "Trust Asset Program-- Representations Relating to Trust Assets." This purchase obligation will constitute the sole remedy available to Noteholders or the Indenture Trustee for a breach of this type of representation by the Master Servicer. Any Trust Asset not so purchased or substituted for shall remain in the related Trust.

Excess Spread and Excluded Spread

      The Depositor, the Master Servicer or any of their affiliates, or any other entity specified in the accompanying Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Trust Assets. The payment of any portion of interest in this manner will be disclosed in the accompanying Prospectus Supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the Trust Assets. Any of these payments generated from the Trust Assets will represent a specified portion of the interest payable on the Trust Assets and as specified in the accompanying Prospectus Supplement, will either be part of the assets transferred to the related Trust (the "Excess Spread") or will be excluded from the assets transferred to the related Trust (the "Excluded Spread"). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Trust Assets will be allocated between the owners of any Excess Spread or Excluded Spread and the Noteholders entitled to payments of interest as provided in the applicable Agreement.

Payments on Trust Assets; Deposits to Payment Account

      Each Subservicer servicing a Trust Asset under a Subservicing Agreement will establish and maintain an account (the "Subservicing Account") which materially meets the requirements described in the Guide from time to time or is approved by Residential Funding. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Trust Assets, less its servicing or other compensation.

      As specified in the Subservicing Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Trust Assets that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the accompanying Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, with respect to Simple Interest Mortgage Loans, less its servicing or other compensation, on any Trust Asset for which payment was not received from the Mortgagor.

      The Master Servicer will deposit or will cause to be deposited into an account (the "Custodial Account") certain payments and collections received by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, as described in the related Agreement, which generally will include the following:

     o payments on account of principal on the Trust Assets comprising a Trust;

     o payments on account of interest on the Trust Assets comprising that Trust, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

     o amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer, received and retained in connection with the liquidation of any defaulted Trust Asset, by foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any hazard or other insurance policy or guaranty covering any Trust Asset in such Pool including proceeds from FHA insurance (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

     o proceeds of any Trust Asset in the Trust purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the Master Servicer, the Depositor, Residential Funding, any Subservicer or Seller or any other person under the terms of the related Agreement. See "Trust Asset Program--Representations Relating to Trust Assets," and "--Assignment of Trust Assets" above;

      o any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

     o any amounts required to be transferred from the Payment Account to the Custodial Account.

      In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Indenture Trustee for the benefit of the holders of each series of Notes, an account for the disbursement of payments on the Trust Assets evidenced by each series of Notes (the "Payment Account"). Both the Custodial Account and the Payment Account must be either:

      o maintained with a depository institution whose debt obligations at the time of any deposit to the account are rated by any Rating Agency that rated any Notes of the related series not less than a specified level comparable to the rating category of the Notes,

      o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Noteholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained,

      o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria,

     o in the case of the Payment Account, a trust account or accounts maintained with the Indenture Trustee, or

     o any other account or accounts acceptable to any applicable Rating Agency (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Agreement ("Permitted Investments").

      On the day described in the accompanying Prospectus Supplement, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid therefrom to Noteholders on the Payment Date, except as otherwise provided in the accompanying Prospectus Supplement. The Master Servicer or the Indenture Trustee will also deposit or cause to be deposited into the Payment Account (i) any payments under any Letter of Credit, Financial Guaranty Insurance Policy, derivative product, and any amounts required to be transferred to the Payment Account from a Reserve Fund, as described under "Credit Enhancement" below or
(iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Trust Assets as described under "Description of the Notes--Hazard Insurance and Related Claims" below, any payments received on any Private Securities included in the Trust and any other amounts as described in the related Agreement.

      The portion of any payment received by the Master Servicer in respect of a Trust Asset that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of Notes and will be paid as provided in the related Agreement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment Date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date. Unless specified in the accompanying Prospectus Supplement, all income and gain realized from any investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the Master Servicer out of its own funds upon realization of the loss.

Withdrawals from the Custodial Account

      The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically described in the related Agreement, which generally will include the following:

      o to make deposits to the Payment Account in the amounts and in the manner provided in the related Agreement and described above under "--Payments on Trust Assets; Deposits to Payment Account" or in the accompanying Prospectus Supplement;

      o to reimburse itself or any Subservicer for amounts advanced in respect of taxes, insurance premiums or similar expenses ("Servicing Advances") as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Trust Asset with respect to which such Servicing Advances were made;

     o to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Trust Asset;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Trust Assets, and, if so provided in the Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

      o to pay to itself, a Subservicer, Residential Funding, the Depositor or the Seller all amounts received with respect to each Trust Asset purchased, repurchased or removed under the terms of the related Agreement and not required to be paid as of the date on which the related Purchase Price is determined;

      o to pay the Depositor or its assignee, or any other party named in the accompanying Prospectus Supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Trust Asset, including any Trust Asset as to which title to the underlying Mortgaged Property was acquired;

      o to reimburse itself or the Depositor for certain other expenses incurred for which it or the Depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Designated Seller);

     o to reimburse itself or the Depositor for payment of FHA insurance premiums, if applicable, or against which it or the Depositor is indemnified under the related Agreement;

     o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein;

     o to pay to itself or any Subservicer for the funding of any Draws made on the Revolving Credit Loans, if applicable;

     o to make deposits to the Funding Account in the amounts and in the manner provided in the related Agreement, if applicable; and

      o     to  clear  the  Custodial   Account  of  amounts   relating  to  the
            corresponding Trust Assets in connection with the termination of the Trust.

Payments

      On each Payment Date, payments of principal and/or interest, as applicable, on each class of Notes entitled thereto will be made from amounts on deposit in the Payment Account by the Indenture Trustee, the Master Servicer acting on behalf of the Indenture Trustee or a paying agent appointed by the Indenture Trustee or the Issuer (the "Paying Agent"). Payments will be made to the persons who are registered as the holders of such Notes at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry, to the persons in whose names the Notes are registered at the close of business on the last business day of the preceding month (the "Record Date"). Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder has so notified the Indenture Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Note register. The final payment in redemption of the Notes will be made only upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee specified in the notice to Noteholders. Payments will be made to each Noteholder in accordance with the holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Note of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the Note by the aggregate initial amount or notional balance of all the Notes of the related class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Notes will be applied for the purposes described in the Agreements, as described in the accompanying Prospectus Supplement, including distributions on the related Certificates. Any amounts so distributed on the Certificates will be released from the lien of the Indenture.

   Principal and Interest on the Notes

      The method of determining, and the amount of, payments of principal and interest or, where applicable, of principal only or interest only, on a particular series of Notes will be described in the accompanying Prospectus Supplement. Payments of interest on each class of Notes will be made prior to payments of principal thereon. Each class of Notes, other than certain classes of Strip Notes, may have a different specified interest rate (each, a "Note Rate"), which may be a fixed, variable or adjustable Note Rate, or any combination of two or more such Note Rates. The accompanying Prospectus Supplement will specify the Note Rate or Rates for each class, or the initial Note Rate or Rates and the method for determining the Note Rate or Rates. As specified in the accompanying Prospectus Supplement, interest on the Notes will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

      On each Payment Date for a series of Notes, the Indenture Trustee or the Master Servicer on behalf of the Indenture Trustee will pay or cause the Paying Agent to pay, as the case may be, principal and interest to each holder of record on the Record Date of a class of Notes.

      In the case of a series of Notes which includes two or more classes of Notes, the timing, sequential order, priority of payment or amount of payments in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof shall be as described in the accompanying Prospectus Supplement. Payments of principal of any class of Notes will be made on a pro rata basis among all of the Notes of such class unless otherwise described in the accompanying Prospectus Supplement. In addition, as specified in the accompanying Prospectus Supplement, payments of principal on the Notes will be limited to monthly principal payments on the Trust Assets, any Excess Interest, if applicable, applied as principal payments on the Notes and any amount paid as a payment of principal under the related form of Credit Enhancement. If so specified in the accompanying Prospectus Supplement, a series of Notes may provide for a revolving period during which all or a portion of the principal collections on the Trust Assets otherwise available for payment to the Notes are reinvested in Additional Balances or additional Trust Assets or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying Prospectus Supplement or the occurrence of certain events specified in the accompanying Prospectus Supplement.

      On the day of the month specified in the accompanying Prospectus Supplement as the determination date (the "Determination Date"), the Master Servicer will determine the amounts of principal and interest which will be paid to Noteholders on the succeeding Payment Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Indenture Trustee setting forth, among other things, the amount to be paid on the next succeeding Payment Date.

Funding Account

      If so specified in the accompanying Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Trust Assets to the related Trust after the Closing Date. Such additional Trust Assets will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer. As specified in the accompanying Prospectus Supplement, the transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Notes of the related series or a portion of collections on the Trust Assets in respect of principal will be deposited in the Funding Account to be released as additional Trust Assets are transferred. As specified in the accompanying Prospectus Supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Notes. As specified in the accompanying Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Trust Assets will provide that all the transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Securities) or 12 months (as to amounts representing all or a portion of principal collections on the Trust Assets) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in the Prospectus Supplement.

Reports to Noteholders

      On each Payment Date, the Master Servicer will forward or cause to be forwarded to each Noteholder of record a statement or statements with respect to the related Trust listing the information described in the related Agreement. Except as otherwise provided in the related Agreement, such information generally will include the following, as applicable:

     o    the   aggregate   amount  of  interest   collections   and   principal
          collections;

     o    the amount, if any, of the payment allocable to principal;

     o the amount, if any, of the payment allocable to interest, and the amount, of any shortfall in the amount of interest and principal;

     o the aggregate unpaid principal balance of the Trust Assets after giving effect to the payment of principal on the Payment Date;

     o the outstanding principal balance or notional amount of each class of Notes after giving effect to the payment of principal on the Payment Date;

     o based on the most recent reports furnished by Subservicers, the number of Trust Assets in the related Pool that are delinquent (a) one month,
          (b) two months and (c) three months, and that are in foreclosure, and the aggregate principal balances of these groups of Trust Assets;

     o the book value of any property acquired by the Trust through foreclosure or grant of a deed in lieu of foreclosure;

     o the balance of the Reserve Fund, if any, at the close of business on the Payment Date;

     o the amount of credit enhancement remaining or credit enhancement payments made to cover default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

     o if applicable, any limited amounts available under the applicable credit support to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses, as of the close of business on the applicable Payment Date and a description of any change in the calculation of such amounts, as well as the aggregate amount of each type of loss;

     o in the case of Notes benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable Determination Date;

     o    the aggregate amount of Draws;

     o with respect to any series of Notes as to which the Trust includes Private Securities, certain additional information as required under the related Agreement; and

      o     the FHA Insurance Amount.

      Each amount listed under the first and second clauses above will be expressed as a dollar amount per Single Note. As to a particular class of Notes, a "Single Note" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Notes of a class, except as otherwise provided in the related Agreement. In addition to the information described above, reports to Noteholders will contain other information as is listed in the applicable Agreement, which may include, without limitation, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust.

      In addition, to the extent described in the related Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each holder of record of a class of Notes at any time during such calendar year. The report will include information as to the aggregate of amounts reported under the first and second clauses above for the calendar year or, in the event such person was a holder of record of a class of Notes during a portion of the calendar year, for the applicable portion of the year.

Hazard Insurance and Related Claims

     Unless specified in the accompanying Prospectus Supplement, each Loan and Contract that is secured by a lien on a Mortgaged Property, in each case, other than a Cooperative Loan, will be required to be covered by a hazard insurance policy, as described below. The following summary, as well as other pertinent information included elsewhere in this Prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Notes. The insurance is subject to underwriting and approval of individual Trust Assets by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

      The Servicing Agreement will generally require the Master Servicer to cause to be maintained for each Mortgaged Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the outstanding balance of the related Loan or Contract plus the outstanding balance on any mortgage loan senior to such Loan or Contract except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

      As described above, all amounts collected by the Master Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, will be deposited initially in the Custodial Account and ultimately in the Payment Account. The Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Trust Assets. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited therein but for such clause.

      Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Loans and Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

                       DESCRIPTION OF CREDIT ENHANCEMENT

      As described in the accompanying Prospectus Supplement, the credit support provided with respect to each series of Notes will include one or more of the following: subordination provided by the related Certificates, and by any other class of Subordinated Securities related to a series of Notes; Overcollateralization; a Reserve Fund; a Financial Guaranty Insurance Policy; derivatives products; a Letter of Credit; mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying Prospectus Supplement; or in such other form as may be described in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, the Contracts may be partially insured by the FHA under Title I.

      As to each series of Notes, each element of the credit support will cover losses or shortfalls incurred on the Trust Assets, or losses or shortfalls allocated to or borne by the Notes, as and to the extent described in the accompanying Prospectus Supplement and at the times as described therein. If so provided in the accompanying Prospectus Supplement, any element of the credit support may not be subject to limitations relating to the specific type of loss or shortfall incurred as to any Trust Asset. Alternatively, if so provided in the accompanying Prospectus Supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described below. Each such component may have a dollar limit and will generally provide coverage with respect to Realized Losses, as defined below, that are, as applicable:

     o attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (a "Defaulted Loan Loss");

     o of a type generally covered by a special hazard insurance policy (a "Special Hazard Loss") as described in the accompanying Prospectus Supplement;

     o attributable to certain actions which may be taken by a bankruptcy court in connection with a Trust Asset, including a reduction by a bankruptcy court of the principal balance of or the Loan Rate on a Trust Asset or an extension of its maturity (a "Bankruptcy Loss"); and

     o incurred on defaulted Trust Assets as to which there was fraud in the origination of the Trust Assets (a "Fraud Loss").


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


     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Notes and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Noteholders will bear their allocable share of deficiencies. In particular, if so provided in the accompanying Prospectus Supplement, Defaulted Loan Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any series of Notes is exhausted or unavailable for any reason, the Noteholders will bear all further risks of loss not otherwise insured against.

      With respect to any defaulted Trust Asset that is finally liquidated, the amount of loss realized, if any (as described in the related Agreement, a "Realized Loss"), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of expenses allocable to the Trust) towards interest and principal owing on the Trust Asset. With respect to a Trust Asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. The "Stated Principal Balance" of any Trust Asset as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are paid to Noteholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Notes on or before such date.

      Each Prospectus Supplement will include a description of:

     o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     o any conditions to payment thereunder not otherwise described in this Prospectus;

     o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

      Additionally, the accompanying Prospectus Supplement will describe certain information with respect to the issuer of any third-party credit enhancement (the "Credit Enhancer"). As to any series of Notes, the related Agreements may be modified from the descriptions in this Prospectus to provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer.

      The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Notes. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Notes.

Financial Guaranty Insurance Policy

      If so specified in the accompanying Prospectus Supplement, a financial guaranty insurance policy (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Notes. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the accompanying Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

      Unless specified in the accompanying Prospectus Supplement, a Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Notes that an amount equal to the full amount of payments due to these holders will be received by the Indenture Trustee or its agent on behalf of the holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be described in the accompanying Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Trust Asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the accompanying Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

Letter of Credit

     If any component of credit enhancement as to any series of Notes is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Trust Assets. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the accompanying Prospectus Supplement. On or before each Payment Date, the Letter of Credit Bank will be required to make payments after notification from the Indenture Trustee, to be deposited in the related Payment Account with respect to the coverage provided thereby.



Subordination

      With respect to each series of Notes, the related Certificates will be subordinate thereto as described in the Prospectus Supplement. A Senior/Subordinate Series of Notes will consist of one or more classes of Senior Notes and one or more classes of Subordinate Securities, as described in the accompanying Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for payment on each Payment Date, as well as the method for allocating the available amount among the various classes of Notes included in the series, will be described in the accompanying Prospectus Supplement. Generally, with respect to any Senior/Subordinate series the amount available for payment will be allocated first to interest on the Senior Notes of the series, and then to principal of the Senior Notes up to the amounts described in the accompanying Prospectus Supplement, prior to allocation of any amounts to the Subordinate Securities of the series.

      Realized Losses will be allocated to the Subordinate Securities of the related series in the order specified in the accompanying Prospectus Supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Notes. If the series includes more than one class of Notes, the additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Notes in proportion to their respective outstanding principal balances or as otherwise described in the accompanying Prospectus Supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the Subordinate Securities may be limited to an amount described in the accompanying Prospectus Supplement. In this case, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of Notes. Generally, any allocation of a Realized Loss to a Note will be made by reducing the outstanding principal balance thereof as of the Payment Date following the calendar month in which the Realized Loss was incurred.

      To the extent provided in the accompanying Prospectus Supplement, certain amounts otherwise payable on any Payment Date to holders of Subordinate Securities may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under "Description of Credit Enhancement -- Reserve Funds" in the accompanying Prospectus Supplement.

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the accompanying Prospectus Supplement.

Overcollateralization

      If so specified in the accompanying Prospectus Supplement, interest collections on the Trust Assets may exceed interest payments on the Securities for the related Payment Date (the excess referred to as "Excess Interest"). The Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Notes. To the extent Excess Interest is applied as principal payments on the Notes, the effect will be to reduce the principal balance of the Notes relative to the outstanding balance of the Trust Assets, thereby creating "Overcollateralization" and additional protection to the Noteholders, as specified in the accompanying Prospectus Supplement.

Reserve Funds

     If so specified in the accompanying Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying Prospectus Supplement and related Agreement. In the alternative or in addition to that deposit, to the extent described in the accompanying Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Securities, from the Excess Spread, Excluded Spread or otherwise. A Reserve Fund for a series of Notes which is funded over time by depositing therein a portion of the interest payment on each Trust Asset may be referred to as a "Spread Account" in the accompanying Prospectus Supplement and related Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Excess Spread, Excluded Spread or other cash flows attributable to the related Trust Assets or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of Notes as to which credit enhancement includes a Letter of Credit, if so specified in the accompanying Prospectus Supplement, under specified circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund.

     Amounts in a Reserve Fund may be paid to Noteholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying Prospectus Supplement. Unless otherwise provided in the accompanying Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust. A Reserve Fund may provide coverage to more than one series of Notes if described in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Payment Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the accompanying Prospectus Supplement and will not be available for further application to the Notes.

      The Indenture Trustee will have a perfected security interest for the benefit of the Noteholders in the assets in the Reserve Fund, unless the assets are owned by the related Trust. However, to the extent that the Depositor, any affiliate of the Depositor or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Noteholders. These delays could adversely affect the yield to investors on the related Notes.

      Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the accompanying Prospectus Supplement. As specified in the accompanying Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for the series, and any loss resulting from such investments will be charged to such Reserve Fund. However, the reinvestment income may be payable to the Master Servicer or another service provider as additional compensation.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of Notes, the Indenture Trustee or Master Servicer, as specified in the related Agreement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable Agreements, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made, or as otherwise described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer, on behalf of itself, the Indenture Trustee and Noteholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw any applicable credit enhancement.

      The Master Servicer or any other entity specified in the accompanying Prospectus Supplement will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the related insurer ceases to be a "Qualified Insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the original policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Notes associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Noteholders.

      For Trust Assets secured by a lien on Mortgaged Property, if any property securing a defaulted Trust Asset is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of Noteholders on liquidation of such Trust Asset after reimbursement of the Master Servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted Trust Asset and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

     The amount of credit support provided with respect to any series of Notes and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related Agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Noteholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Notes will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Notes may be downgraded to a corresponding level, and, unless specified in the accompanying Prospectus Supplement, neither the Master Servicer nor the Depositor will be obligated to obtain replacement credit support in order to restore the rating of the Notes. The Master Servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of Notes is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Depositor, the Master Servicer or any other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

               OTHER FINANCIAL OBLIGATIONS RELATED TO THE NOTES


Swaps and Yield Supplement Agreements

      The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of Noteholders from adverse changes in interest rates (collectively, "Swaps"), and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts (collectively, "Yield Supplement Agreements").

      An Interest rate Swap is an agreement between two parties ("Counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the Counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the Counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit Counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the Notes of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a Trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying Prospectus Supplement.

      There can be no assurance that the Trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous to the Trust to do so.

Purchase Obligations

      Some types of Trust Assets and some classes of Notes of any series, as specified in the accompanying Prospectus Supplement, may be subject to a purchase obligation (a "Purchase Obligation") that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Noteholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the accompanying Prospectus Supplement. A Purchase Obligation with respect to Trust Assets may apply to those Trust Assets or to the related Notes. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Noteholders of the related series. As specified in the accompanying Prospectus Supplement, each Purchase Obligation with respect to Trust Assets will be payable solely to the Trustee for the benefit of the Noteholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Notes to which such obligation relate.

                 DESCRIPTION OF FHA INSURANCE UNDER TITLE I

     Certain of the Contracts contained in a Trust may be loans insured under the Title I Program (the "Title I Loans") as described below and in the accompanying Prospectus Supplement. The regulations, rules and procedures promulgated by the FHA under the Title I (the "FHA Regulations") contain the requirements under which lenders approved for participation in the Title I Program (the "Title I Lenders") may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in such Title I Lender's FHA Reserve, as described below and in the accompanying Prospectus Supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. While FHA
Regulations  permit  the  Secretary  of the  Department  of  Housing  and  Urban
Development ("HUD"), subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges. In general, an insurance claim against the FHA will be denied if the Title I Loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

      Unlike certain other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I Loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I Loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan.

      The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot (or cooperative interest in a manufactured home and/or lot) on which to place such home.

      Subject to certain limitations described below, eligible Title I Loans are generally insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I Loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

      Under Title I, the FHA maintains an FHA insurance coverage reserve account (a "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Title I Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I Lender will submit such loans for FHA insurance coverage within its FHA Reserve by delivering a transfer of note report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations (the "Transfer Report"). The increase in the FHA insurance coverage for such loans in the Title I Lender's FHA Reserve will occur on the date following the receipt and acknowledgment by the FHA of the Transfer Report for such loans. The insurance available to any Trust will be subject to the availability, from time to time, of amounts in each Title I Lender's FHA Reserve, which will initially be limited to the amount specified in the accompanying Prospectus Supplement (the "FHA Insurance Amount").

     Under the Title I, the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA insurance claims approved for payment related to such loans and (ii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. This

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

insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA.

      In general, the FHA will insure Home Improvement Contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

     Following a default on a Home Improvement Contract partially insured by the FHA, the Master Servicer, either directly or through a subsidiary, may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the Contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Contract in default and submitting a claim to FHA, the Master Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Master Servicer or other entity as specified in the accompanying Prospectus Supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

                                 THE DEPOSITOR

      The Depositor is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Depositor was incorporated in the State of Delaware on May 5, 1995. The Depositor was organized for the purpose of acquiring first or junior lien home equity mortgage loans, home improvement contracts, home loans, manufactured housing contracts and mortgage securities and issuing securities backed by these mortgage loans, contracts and mortgage securities. The Depositor anticipates that it will in many cases have acquired Trust Assets indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Notes do not represent an interest in or an obligation of the Depositor. The Depositor's only obligations with respect to a series of Notes will be limited to certain representations and warranties made by the Depositor or as otherwise provided in the accompanying Prospectus Supplement.

      The Depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

      If  specified  in  the  accompanying  Prospectus  Supplement,  Residential
Funding, an affiliate of the Depositor, will act as the Master Servicer or Administrator for a series of Notes.

      Residential Funding, either directly or through affiliates, buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and Texas. At December 31, 1998, Residential Funding was master servicing a first lien loan portfolio of approximately $55.0 billion and a second lien loan portfolio of approximately $2.9 billion.

      Residential Funding's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which information is available on the portfolio of loans for which it acts as master servicer, including loans that were originated under its modified loan purchase criteria, will be summarized in each Prospectus Supplement relating to a Mortgage Pool for which Residential Funding will act as Master Servicer. There can be no assurance that this experience will be representative of the results that may be experienced with respect to any particular series of Certificates.


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


                           SERVICING OF TRUST ASSETS

      The Master Servicer will be required to service and administer the Trust Assets in a manner generally consistent with the terms of the servicing agreement entered into by the Master Servicer with the Depositor, an affiliate of the Depositor or other applicable entity (each, a "Servicing Agreement") and the Guide with respect to the Loans or with respect to a Designated Seller Transaction, as specified in the accompanying Prospectus Supplement.

      As to any series of Notes secured by Private Securities, the applicable procedures for servicing of the related Loans, Home Improvement Contracts and Manufactured Housing Contracts will be described in the accompanying Prospectus Supplement.

Subservicing

     In connection with any series of Securities the Master Servicer may enter into one or more Subservicing Agreements. See "Trust Asset Program--Subservicing." Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor under the Trust Asset, if applicable; processing of assumptions or substitutions (although, as specified in the accompanying Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Trust Assets. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the Securityholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the accompanying Prospectus Supplement. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Trust Assets.

      Unless specified in the accompanying Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

      Each  Subservicer  will be  required  to agree  to  indemnify  the  Master
Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each Subservicer will be required to service each Trust Asset under the terms of the Subservicing Agreement for the entire term of such Trust Asset, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon giving notice upon specified events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of specified amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Trust Assets or enter into one or more new Subservicing Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements.

      The Master Servicer may either assume the primary servicing responsibility from the related Subservicer, and may perform all collections, loss mitigation and other servicing functions with respect to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted with respect to any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

Collection and Other Servicing Procedures

     The Master Servicer will have the option to allow an increase in the Credit Limit applicable to any Revolving Credit Loan (a "Credit Limit Increase") in certain limited circumstances. The Master Servicer will have an unlimited ability to obtain increases provided that the following conditions are met: (i) a new appraisal is obtained, (ii) the new CLTV is less than or equal to the original CLTV, (iii) verbal verification of employment is obtained and (iv) the payment history of the related borrower is within the underwriting parameters as specified in the Guide. If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the Master Servicer will have the option to allow a Credit Limit Increase for any Revolving Credit Loan, provided that the CLTV of the Revolving Credit Loan

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


following the Credit Limit Increase will be limited to 100% and at no time shall the aggregate Principal Balance of such Revolving Credit Loans exceed 10% of the current Pool Balance: provided further, however, that for Revolving Credit Loans with original CLTV's in excess of 80%, the CLTV resulting from such Credit Limit Increase must be less than or equal to the original CLTV and at no time shall the aggregate Principal Balance of the Revolving Credit Loans exceed 5% of the current Pool Balance.

      The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Trust Assets and will, consistent with the related Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Trust Assets. Consistent with the foregoing, the Master Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Trust Asset or extend the Due Dates for payments due on a Trust Asset, provided that the insurance coverage for such Trust Asset or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Notes as to which the Trust includes Private Securities, the Master Servicer's servicing and administration obligations will be governed by the terms of such Private Securities.

     The Master Servicer, in its discretion, may, or may allow a Subservicer to, extend relief to Mortgagors whose payments become delinquent. The Master Servicer or Subservicer, without the prior approval of the Master Servicer, may grant a period of temporary indulgence, generally up to three months, to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan. Other types of forbearance generally require Master Servicer approval. Neither indulgence nor forbearance with respect to a Trust Asset will affect the Note Rate or rates used in calculating payments to Securityholders. See "Description of the Notes--Payments."

      In certain instances in which a Trust Asset is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer to be in the best interests of the related Noteholders, the Master Servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making such determination, the estimated Realized Loss that might result if the Trust Asset were liquidated would be taken into account. Modifications may have the effect of reducing the Loan Rate or extending the final maturity date of the Trust Asset. Any modified Trust Asset may remain in the related Trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related Notes.

      In any case in which property subject to a Trust Asset is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of such Trust Asset under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of the due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person will become liable under the Mortgage Note subject to specified conditions. The original Mortgagor may be released from liability on a Trust Asset if the Master Servicer or Subservicer shall have determined in good faith that the release will not adversely affect the likelihood of full and timely collections on the related Trust Asset. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise described in the accompanying Prospectus Supplement. See "Certain Legal Aspects of Trust Assets and Related Matters--Enforceability of Certain Provisions" in this Prospectus. In connection with any assumption, the Loan Rate borne by the related Mortgage Note may not be altered.

      Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Trust Asset, that the approval will not adversely affect the security for, and the timely and full collectability of, the related Trust Asset. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation.

      The Master Servicer is required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Servicing Agreement. The Master Servicer may be subject to restrictions under the Servicing Agreement with respect to the refinancing of a lien senior to a Loan or a Contract secured by a lien on the related Mortgaged Property.

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


Special Servicing and Special Servicing Agreements

      The Servicing Agreement for a series of Notes may name a special servicer (a "Special Servicer"), which will be responsible for the servicing of certain delinquent Trust Assets. The Special Servicer may have discretion to extend relief to certain Mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a Mortgagor or may enter into a repayment plan providing for repayment of arrearages by such Mortgagor, in each case without the prior approval of the Master Servicer or the Subservicer. Other types of forbearance generally may require the approval of the Master Servicer or Subservicer, as applicable.

      In addition, the Master Servicer may enter into various agreements with holders of one or more classes of Subordinate Notes or of a class of securities representing interests in one or more classes of Subordinate Notes. Under the terms of these agreements, the holder may, with respect to certain delinquent Trust Assets:

      o instruct the Master Servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the Master Servicer which will be available for distribution to Noteholders in the event that liquidation proceeds are less than they otherwise may have been had the Master Servicer acted under its normal servicing procedures;

     o instruct the Master Servicer to purchase such Trust Assets from the Trust prior to the commencement of foreclosure proceedings at the Purchase Price and to resell such Trust Assets to such holder, in which case any subsequent loss with respect to such Trust Assets will not be allocated to the Noteholders;

      o become, or designate a third party to become, a Subservicer with respect to such Trust Assets so long as (i) the Master Servicer has the right to transfer the subservicing rights and obligations of such Trust Assets to another Subservicer at any time or (ii) such holder (or its servicing designee) is required to service the Trust Assets according to the Master Servicer's servicing guidelines; or

     o the accompanying Prospectus Supplement may provide for the other types of special servicing arrangements.


Realization Upon Defaulted Loans

      With respect to a Loan or a Contract secured by a lien on a Mortgaged Property in default, the Master Servicer or the related Subservicer may take a variety of actions including foreclosing upon the Mortgaged Property or with respect to any such Trust Asset, write off the principal balance of the Trust Asset as a bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or modification as described above, or take an unsecured note. Realization on other defaulted Contracts may be accomplished through repossession and subsequent resale of the underlying Manufactured Home or Home Improvement. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a Loan or a Contract secured by a lien on a Mortgaged Property is junior to another lien on the related Mortgaged Property, following any default thereon, unless foreclosure proceeds for such Trust Asset are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Trust Asset will be written off as bad debt with no foreclosure proceeding. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Trust Asset, the Loan or Contract secured by a lien on a Mortgaged Property (an "REO Loan") will be considered for most purposes to be an outstanding Trust Asset held in the Trust until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Trust Asset (a "Liquidated Loan"). To the extent provided in the related Agreement and related Servicing Agreement, any income, net of expenses and other than gains described below, received by the Subservicer or the Master Servicer on such Mortgaged Property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Noteholders.

     With respect to a Loan or a Contract secured by a lien on a Mortgaged Property in default, the Master Servicer may pursue foreclosure (or similar remedies) subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Trust Assets and Related Matters--Foreclosure on Loans and Certain Contracts" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, such Trust Asset will be removed from the related Trust. The Master

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


Servicer may elect to treat a defaulted Trust Asset as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Trust Asset thereafter incurred will be reimbursable to the Master Servicer, or any Subservicer, from any amounts otherwise payable to the related Noteholders, or may be offset by any subsequent recovery related to such Trust Asset. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be paid to Noteholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Trust Asset.

      With respect to certain series of Notes, if so provided in the accompanying Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Trust Asset or REO Loan will be removed from the Trust prior to the final liquidation thereof. In addition, the Master Servicer will generally have the option to purchase from the Trust any defaulted Trust Asset after a specified period of delinquency. If a defaulted Trust Asset or REO Loan is not so removed from the Trust, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Noteholders will bear such loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the accompanying Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Trust Assets, see "Description of Credit Enhancement" and "Description of the Securities-- Hazard Insurance and Related Claims."


Servicing Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Notes will be equal to the percentage per annum described in the accompanying Prospectus Supplement. As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the accompanying Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Trust Asset which is over and above the Note Rate specified at the time the Depositor or Residential Funding, as the case may be, committed to purchase the Trust Asset. See "Trust Asset Program --Subservicing." Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. As specified in the accompanying Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. The Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Payment Account, as specified in the accompanying Prospectus Supplement, or in a Subservicing Account, as the case may be. In addition, certain duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to reasonable compensation therefor from the Trust.

      The  Master  Servicer  or, if  specified  in the  related  Agreement,  the
Indenture Trustee on behalf of the applicable Trust, will pay or cause to be paid certain ongoing expenses associated with each Trust and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of the Indenture Trustee, the Owner Trustee, any custodian, the Note Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

      Each Servicing Agreement will provide for delivery, on or before a specified date in each year, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards described in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Federal Home Loan Mortgage Corporation (each, an "Audit Guide") throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

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



      Each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Depositor and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards described in the related Audit Guide (to the extent that procedures in such Audit Guide are applicable to the servicing obligations described in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

      Copies of the annual statement of an officer of the Master Servicer may be obtained by Noteholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Noteholders.

Certain Matters Regarding the Master Servicer and the Depositor

      The Servicing Agreement for each series of Notes will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

      Each Servicing Agreement will also provide that, except as described below, neither the Master Servicer, the Depositor nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action in good faith under the Servicing Agreement, or for errors in judgment; described however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust, or the Special Purpose Entity, if applicable, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the related series of Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer and the Depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, or the Special Purpose Entity, if applicable, and the Master Servicer or the Depositor, as the case may be will be entitled to be reimbursed therefor out of funds otherwise payable to Noteholders.

      Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Servicing Agreement, provided that the person meets the requirements described in the Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Servicing Agreement to any person reasonably satisfactory to the Depositor and the Indenture Trustee and meeting the requirements described in the related Servicing Agreement. In the case of an assignment, the Master Servicer will be released from its obligations under the Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

                                THE AGREEMENTS

      The following summaries describe provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Notes (each, an "Agreement" and, collectively, the "Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Notes.

Events of Default; Rights Upon Event of Default

   Servicing Agreement


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


      A "Servicing Default" under the Servicing Agreement in respect of a series of Securities, generally will include:

      o any failure by the Master Servicer to make a required deposit to the Custodial Account or the Payment Account or, if the Master Servicer is the Paying Agent, to pay to the holders of any class of Securities of a series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer, or the majority holder of the Ownership Interest in the Special Purpose Entity or the Credit Enhancer, if applicable;

      o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to a series of Securities which continues unremedied for 45 days after the giving of written notice of failure to the Master Servicer by the Indenture Trustee or the Issuer, or the majority holder of the Ownership Interest in the Special Purpose Entity or the Credit Enhancer, if applicable;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and

      o any other Servicing Default as described in the Servicing Agreement. A default under the terms of any Servicing Agreement relating to any Private Securities included in any Trust will not constitute an Event of Default under the related Trust Agreement or Indenture.



      So long as a Servicing Default remains unremedied, either the Depositor or the Indenture Trustee may, except as otherwise provided for in the related Agreement with respect to the Special Purpose Entity or the Credit Enhancer, if applicable, by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation, expenses for servicing the Trust Assets during any period prior to the date of such termination, and such other reimbursement of amounts the Master Servicer is entitled to withdraw from the Custodial Account). The Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement, other than the obligation to purchase Trust Assets under certain circumstances, and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement unless otherwise described in the Servicing Agreement. Pending any appointment, the Indenture Trustee is obligated to act in that capacity. The Indenture Trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

   Indenture

      An "Event of Default" under the Indenture in respect of each series of Notes generally will include:

     o a default for five days or more in the payment of any principal of or interest on any Note of the series;

      o failure to perform any other covenant of the Depositor or the Trust in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the accompanying Prospectus Supplement;

      o any representation or warranty made by the Depositor or the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the accompanying Prospectus Supplement;

     o some events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust; or

     o any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Credit Enhancer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Notes of the series may declare the principal amount (or, if the Notes of that series are

Accrual Notes, such portion of the principal amount as may be specified in the terms of that series, as provided in the accompanying Prospectus Supplement) of all the Notes of the series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

      If, following an Event of Default with respect to any series of Notes, the Notes of the series have been declared to be due and payable, the Indenture Trustee, with the consent of the Credit Enhancer, if applicable, may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of the series consent to such sale,
(b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of the series (and to reimburse the Credit Enhancer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the series and the Credit Enhancer, if applicable.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of an Event of Default.

      If so specified in the accompanying Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

      No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to the Agreement unless (a) the holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Security Balances of such class, except as otherwise provided for in the related Agreement with respect to the Credit Enhancer. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by the Agreement, unless the Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Unless otherwise stated in the accompanying Prospectus Supplement, each Agreement may be amended by the parties thereto, except as otherwise provided for in the related Agreement with respect to the Credit Enhancer, without the consent of the related Noteholders to:

     o    cure any ambiguity;

     o correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     o change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated Securities, as evidenced by a letter from each applicable Rating Agency) unless specified in the accompanying Prospectus Supplement;

     o make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder; or

     o amend any provision that is not material to holders of any class of related Notes.

      Unless otherwise stated in the accompanying Prospectus Supplement, each Agreement may also be amended by the parties thereto, except as otherwise provided for in the related Agreement with respect to the Credit Enhancer, with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the related Securityholders, except that no amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Trust Assets which are required to be paid on a Security of any class without the consent of the holder of the Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or (iii) reduce the percentage of Securities of any class the holders of which are required to consent to any amendment unless the holders of all Securities of such class have consented to the change in the percentage.

Termination; Redemption of Notes

   Trust Agreement

      The primary obligations created by the Trust Agreement for each series of Securities, other than certain limited payment and notice obligations of the Owner Trustee and the Depositor, respectively, will terminate upon the payment to the related Securityholders, including the Notes issued under the related Indenture, of all amounts held by the Master Servicer and required to be paid to such Securityholders following the earlier of:


      o the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Trust Asset subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Trust Asset; and

      o the purchase by the Master Servicer or the Depositor from the Trust (or from the Special Purpose Entity, if applicable) for a series of all remaining Trust Assets and all property acquired in respect of the Trust Assets.

      Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining Trust Assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the Trust Assets.

   Indenture

      The Indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the Indenture, upon the distribution to Noteholders of all amounts required to be distributed under the Indenture.

 The Owner Trustee

      The Owner Trustee under the Trust Agreement will be named in the accompanying Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Depositor and/or its affiliates, including Residential Funding.

      The Owner Trustee may resign at any time, in which case the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as described in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

The Indenture Trustee

      The Indenture Trustee under the Indenture will be named in the accompanying Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates, including Residential Funding.

     The Indenture Trustee may resign at any time, in which case the Depositor, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the Indenture. The Depositor, the Owner Trustee or the Administrator as described in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority by principal balance of the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                      YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity of a Note will depend on the price paid by the holder for the Note, the Note Rate on any such Note entitled to payments of interest, the rate, timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Trust Assets, the rate and timing of Draws (if applicable), and the allocation of principal payments to reduce the principal balance of the Note (or notional amount thereof, if applicable).

      The amount of interest payments on a Trust Asset made monthly to holders of a class of Notes entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Notes) and will be expressed as a fixed, adjustable or variable Note Rate payable on the outstanding principal balance or notional amount of such Note, or any combination of such Note Rates, calculated as described in this Prospectus and in the accompanying Prospectus Supplement. See "Description of the Notes --Payments." Holders of Strip Notes or a class of Notes having a Note Rate that varies based on the weighted average Loan Rate of the underlying Trust Assets will be affected by disproportionate prepayments and repurchases of Trust Assets having higher Net Loan Rates or rates applicable to the Strip Notes, as applicable.


      The effective yield to maturity to each holder of Notes entitled to payments of interest will be below that otherwise produced by the applicable Note Rate and purchase price of the Note to the extent that interest accrues on each Trust Asset during the calendar month or a period preceding a Payment Date instead of through the day immediately preceding the Payment Date.

      A class of Notes may be entitled to payments of interest at a variable or adjustable Note Rate, or any combination of such Note Rates, as specified in the accompanying Prospectus Supplement. A variable Note Rate may be calculated based on the weighted average of the Loan Rates (net of Servicing Fees and any Excess Spread or Excluded Spread) of the related Trust Assets (the "Net Loan Rate") or certain balances thereof for the month preceding the Payment Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Notes, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Notes, or the rate of reduction in the notional amount of Notes entitled to payments of interest only. The yield on the Notes will also be affected by liquidations of Trust Assets following Mortgagor defaults and by purchases of Trust Assets in the event of certain breaches of representations made in respect of such Trust Assets. See "Trust Asset
Program--Representations  Relating  to Trust  Assets"  and  "Description  of the
Notes--Assignment of Trust Assets" above. In addition, if the index used to determine the Note Rate for the Notes is different than the Index applicable to the Loan Rates, the yield on the Notes will be sensitive to changes in the index related to the Note Rate and the yield on the Notes may be reduced by application of a cap on the Note Rate based on the weighted average of the Net Loan Rates or such other formulas as may be described in the accompanying Prospectus Supplement.

     In general, if a Note is purchased at a premium over its face amount and payments of principal on such Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Note is purchased at a discount from its face amount and payments of principal on such Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Notes are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Trust Assets (net of Draws, if applicable) will negatively affect the total return to investors in any such Notes. The yield on a class of Strip Notes that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related Trust Assets because of the effect on the timing and amount of payments. In certain circumstances, rapid principal payments on the Trust Assets (net of Draws, if applicable) may result in the failure of such holders to recoup their original investment. If Strip Notes are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Trust Assets (net of Draws, if applicable) could negatively affect the anticipated yield on such Strip Notes. In addition, the total return to investors of Notes evidencing a right to payments of interest at a rate that is based on the weighted average Net Loan Rate of the Trust Assets from time to time will be adversely affected by principal payments on Trust Assets with Loan Rates higher than the weighted average Loan Rate on the Trust Assets. In general, mortgage loans with higher Loan Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Loan Rates or Gross Margins. In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with a Note Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate of principal payments on the related Trust Assets (net of Draws if applicable) than other classes of Notes.

      The outstanding principal balances of manufactured housing contracts, home equity loans, revolving credit loans, home improvement loans and home improvement contracts are, in general, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of such loans and contracts are generally shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on such loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of such changes on traditional first lien mortgage loan prepayment rates, or such effects may be similar to the effects of such changes on mortgage loan prepayment rates, but to a smaller degree.

      The timing of changes in the rate of principal payments on a Note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a Note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of Notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.

      The rate and timing of defaults on the Trust Assets will also affect the rate and timing of principal payments on the Trust Assets and thus the yield on the related Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Trust Assets, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Trust Assets that are not covered by the applicable credit enhancement, holders of Notes of the series evidencing interests in the related Pool, or certain classes of the series, will bear all risk of such losses resulting from default by Mortgagors. Even where the applicable credit enhancement covers all losses incurred on the Trust Assets, the effect of losses may be to increase prepayment experience on the Trust Assets, thus reducing average weighted life and affecting yield to maturity.

      With respect to certain Trust Assets, the Loan Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any Trust Asset may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Loan Rate.

      Some of the Revolving Credit Loans are not expected to significantly amortize prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Such Revolving Credit Loans pose a greater risk of default than fully-amortizing Revolving Credit Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Revolving Credit Loans or to sell the Mortgaged Property prior to the maturity of the Revolving Credit Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the Depositor, Residential Funding, GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Trust Asset or to sell any Mortgaged Property, unless such obligation is specified in the accompanying Prospectus Supplement.

      For any Loans and any Contracts secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the accompanying Prospectus Supplement, under the Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Loan or Contract, as applicable.

     In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds,
seasonal   purchasing  and  payment  habits  of  borrowers  or  changes  in  the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the Trust Assets or Draws on the Revolving Credit Loans. There can be no assurance as to the rate of principal payments or Draws on the Revolving Credit Loans. The Revolving Credit Loans generally may be prepaid in full or in part without penalty. The Closed-End Loans may provide for a prepayment charge. The Prospectus Supplement will specify whether Trust

Assets may not be prepaid in full or in part without penalty. The Depositor has no significant experience with respect to the rate of principal prepayments on home improvement contracts or manufactured housing contracts, but generally expects that prepayments on home improvement contracts will be higher than certain other Trust Assets due to the possibility of increased property value resulting from the home improvement and greater refinance options. The Depositor generally expects that prepayments on manufactured housing contracts will be lower than on other Trust Assets because manufactured housing contracts may have less refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

      The yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws, if applicable, on the related Trust Assets, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Trust Assets were originated. For example, the Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the Trust Assets may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes backed by Trust Assets with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

      The yield to maturity of the Notes of any series, or the rate and timing of principal payments on the Trust Assets or Draws on the related Revolving Credit Loans and corresponding payments on the Notes, will also be affected by the specific terms and conditions applicable to the Notes. For example, if the index used to determine the Note Rates for a series of Notes is different from the Index applicable to the Loan Rates of the underlying Trust Assets, the yield on the Notes may be reduced by application of a cap on the Note Rates based on the weighted average of the Loan Rates.


Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the Notes, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve Fund) which could in turn accelerate the payment of principal on the Notes if so provided in the Prospectus Supplement. For any series of Notes backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust will have a significant effect on the rate and timing of principal payments on the Notes. The yield to maturity of the Notes of any series, or the rate and timing of principal payments on the Trust Assets may also be affected by the risks associated with certain Trust Assets.

      As a result of the payment terms of the Revolving Credit Loans or of the Note provisions relating to future Draws, there may be no principal payments on such Notes in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period. If specified in the accompanying Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Revolving Credit Loans are reinvested in Additional Balances or are accumulated in a trust account pending commencement of an amortization period with respect to the Notes.

      Revolving Credit Loans generally will and Closed-End Loans and Contracts may contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of such Trust Asset upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the accompanying Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Adjustable rate Loans and Contracts may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay such Trust Asset and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for such Trust Asset would not be impaired by the assumption. The extent to which Trust Assets are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties may affect the weighted average life of the related series of Notes. See "Servicing of Trust Assets--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Trust Assets and Related Matters --Enforceability of Certain Provisions" for a description of certain provisions of the Servicing Agreement and certain legal developments that may affect the prepayment experience on the Trust Assets.

      In addition, certain Private Securities included in a Pool may be backed by underlying Trust Assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related Notes will, to a certain extent, depend on the interest rates on such underlying Trust Assets.

      A Subservicer or the Master Servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A Subservicer or the Master Servicer, including an affiliate of the Master Servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decreased documentation from the borrower. Such programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the Subservicer's or Master Servicer's judgment as to the likelihood of a borrower refinancing. In addition, Subservicers or the Master Servicer may encourage assumptions of Trust Assets, including defaulted Trust Assets, under which creditworthy borrowers assume the outstanding indebtedness of such Trust Assets which may be removed from the related Pool. As a result of these programs, with respect to the Pool underlying any Trust (i) the rate of principal prepayments of the Trust Assets in the Pool may be higher than would otherwise be the case, (ii) the average credit or collateral quality of the Trust Assets remaining in the Pool may decline and
(iii) weighted average interest rate on the Trust Assets that remain in the Trust may be lower, thus reducing the rate of prepayments on the Trust Assets in the future. In addition, a Subservicer may allow the refinancing of a Trust Asset by accepting prepayments thereon and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the Subservicer or the Master Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan or contract would not be included in the related Trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related Trust Assets.

      If the applicable Agreement for a series of Notes provides for a Funding Account or other means of funding the transfer of additional Trust Assets to the related Trust, as described under "Description of the Notes--Funding Account" in this Prospectus, and the Trust is unable to acquire such additional Trust Assets within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Notes of such series. In addition, if the Trust for a series of Notes includes Additional Balances and the rate at which such Additional Balances are generated decreases, the rate and timing of principal payments on the Notes will be affected and the weighted average life of the Notes will vary accordingly. The rate at which Additional Balances are generated may be affected by a variety of factors.

     Although the Loan Rates on Revolving Credit Loans will and some other Trust Assets may be subject to periodic adjustments, such adjustments generally (i) will not increase such Loan Rates over a fixed maximum rate during the life of any Trust Asset and (ii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Loan Rates on the Trust Assets in any Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans, lines of credit, home improvement loans or manufactured housing contracts and accordingly the rate of principal payments and Draws (if applicable) may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Loan Rates on Trust Assets that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the Trust Assets or Draws on the Revolving Credit Loans during any period or over the life of any series of Notes.

      With respect to any index used in determining the Note Rates for a series of Notes or Loan Rates of the underlying Trust Assets, a number of factors affect the performance of such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Noteholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level prepayments of the Trust Assets, which adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

      Under certain circumstances, the Master Servicer, the Depositor or, if specified in the accompanying Prospectus Supplement, another person may have the option to purchase the Trust Assets in a Trust, thus resulting in the early retirement of the related Notes. See "The Agreements--Termination; Redemption of Notes."

                  CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS
                              AND RELATED MATTERS

      The following discussion contains summaries of legal aspects of the Trust Assets that are general in nature. Because these legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Trust Assets may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Description of FHA Insurance" in this Prospectus and in the accompanying Prospectus Supplement with respect to the Contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Revolving Credit Loans, Home Equity Loans, Home Loans, Home Improvement Contracts and Manufactured Housing Contracts.

General; Trust Assets Secured by Mortgages on Mortgaged Property

      The Loans will and, if applicable, Contracts (in each case other than Cooperative Loans) may be secured by either deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to in this Prospectus as "mortgages." Manufactured Housing Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under some circumstances become subject to real estate title and recording laws. See "-- Manufactured Housing Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

      If specified in the Prospectus Supplement relating to a series of Notes, the Loans and Contracts may include Cooperative Loans. Each debt instrument (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of related financing statements, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

     Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.


      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Revolving Credit Loans and the Home Equity Loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the
Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts

     Except as described below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest

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


on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.


      The Master Servicer will be required under the related agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Indenture Trustee may not have a first priority perfected security interest in the Manufactured Home securing a Manufactured Housing Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

      The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Indenture Trustee, on behalf of the Securityholders. Unless specified in the accompanying Prospectus Supplement, neither the Depositor, the Master Servicer nor the Indenture Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Indenture Trustee, on behalf of the Securityholders, as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to the Indenture Trustee or note thereon the interest of the Indenture Trustee. Accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the Manufactured Home might not be held to be effective or the security interest may not be perfected and in the absence of the notation or delivery to the Indenture Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Depositor or Seller or a trustee in bankruptcy of the Depositor or Seller.

      In the absence of fraud, forgery, permanent affixation of the Manufactured Home to its site, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, the security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Home and holders of perfected security interests in the Manufactured Home. There also exists a risk in not identifying the Indenture Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

      In the event that the owner of a Manufactured Home moves the house to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter only if and after the owner re-registers the Manufactured Home in the new state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the Depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of

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the lien. Under each related agreement, the Master Servicer will be obligated to take steps, at the Master Servicer's expense, necessary to maintain perfection of security interests in the Manufactured Homes.


      Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a prior perfected security interest in the Manufactured Home. The Depositor will obtain the representation of the Seller that it has no knowledge of any liens with respect to any Manufactured Home securing a Manufactured Housing Contract. However, these liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the Indenture Trustee or Noteholders in the event this type of lien arises.

Foreclosure on Loans and Certain Contracts

      Although a deed of trust or deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure deed is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

      In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Notes. See "Description of Credit Enhancement."

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Trust Assets which are junior mortgage loans, if the lender purchases

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



the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are in most cases payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are typically payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties" and "Servicing of Trust Assets--Realization Upon Defaulted Loans" in this Prospectus.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the Loan and/or Contract and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and its accrued and unpaid interest.

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



     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with Respect to Manufactured Housing Contracts

      Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default, typically 30 days to bring the account current, before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor will generally be governed by the UCC, except in Louisiana. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in some small particulars, the general repossession procedure established by the UCC is as follows:

            (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help, which is peaceable retaking without court order, voluntary repossession or through judicial process, which is repossession under court-issued order. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of any lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already constructed, in order to avoid the cost of removing the structure. However, in cases where the home is not moved, expenses for site rentals will usually be incurred.

            (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. This disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds will be applied first to repossession expenses, including expenses incurred in repossessing, storing, preparing for sale, refurbishing and selling costs, and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit those judgments. The deficiency

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



     judgment is a personal judgment against the debtor for the deficiency. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In this event, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment is generally not sought or, if obtained, will be settled at a significant discount in light of the defaulting owner's limited financial condition.

      Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

      Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

      So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process, repossession proceedings which must be initiated through the courts but which involve minimal court supervision, or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale without court supervision is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

      In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Notice of Sale; Redemption Rights with Respect to Manufactured Homes

      While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Loan and a Contract secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

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      In other states,  the lender has the option of bringing a personal  action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

      Certain tax liens arising under the Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Revolving Credit Loan, Home Equity Loan or a Contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

      The Loans and  Contracts  may be  subject  to  special  rules,  disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (these Loans and Contracts, "High Cost Loans"), if those Trust Assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required.

Environmental Legislation

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.


      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Notes. Moreover, some federal statutes and some states by statute impose a lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs (an "Environmental Lien"). All subsequent liens on that property usually are subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make these evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to Noteholders of the related series.

Consumer Protection Laws with Respect to Manufactured Housing Contracts

      Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In addition, some of the Contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans discussed above.

      Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the accompanying Prospectus Supplement, under the related agreement, late charges will be retained by the Master Servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to Noteholders.

      Courts have imposed general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United

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States.  For the most part,  courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.


      Most of the Manufactured Housing Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Indenture Trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Manufactured Housing Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Manufactured Housing Contract. The Seller would then have the right to require the originating dealer to repurchase the Manufactured Housing Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

      The Loans and, as applicable, Contracts typically contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to some exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also describes nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related Trust Assets and the number of Trust Assets which may be outstanding until maturity.

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations with respect to Contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision ("OTS"), prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans and/or Contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the Revolving Credit Loans, Home Equity Loans and/or Contracts.

     In foreclosure actions, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or grantee under a deed to secure debt, or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Transfer of Manufactured Homes


      Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer to which consent has not been given. Unless otherwise provided in the accompanying Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufactured Housing Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

      In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to some exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause relating to some Manufactured Homes.

The Home Improvement Contracts

   General

      The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor will transfer physical possession of the contracts to the Indenture Trustee or a designated custodian or may retain possession of the contracts as custodian for the Indenture Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Indenture Trustee's ownership of the contracts. Unless specified in the accompanying Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Indenture Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the Indenture Trustee's interest in the contracts could be defeated.

   Security Interests in Home Improvements

      The contracts that are secured by the Home Improvements financed thereby grant to the originator of the contracts a purchase money security interest in the Home Improvements to secure all or part of the purchase price of the Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

   Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days


                                    50

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or more depending on the state,  prior to commencement of any repossession.  The
UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


   Consumer Protection Laws

      The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Indenture Trustee against the obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

   Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

   Installment Contracts

      The Trust Assets may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is in most cases responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the

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

borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

      Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans, including cooperative loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the Trust Assets, as described in the accompanying Prospectus Supplement.

      Unless otherwise described in the accompanying Prospectus Supplement, each Seller of a Loan and a Contract will have represented that the Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.
Some states have taken this action.

Formaldehyde Litigation with Respect to Manufactured Housing Contracts

      A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

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      Under the FTC Rule, which is described above under "--Consumer  Protection
Laws" and "Consumer Protection Laws with Respect to Manufactured Housing Contracts", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The
successful   assertion  of  this  type  of  claim  constitutes  a  breach  of  a representation or warranty of the Seller, and the related Trust Fund would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting this type of claim, and (ii) the Seller, the Depositor or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Noteholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940



      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of the Mortgagor's Loan and some Contracts, including a Mortgagor who was in reserve status and is called to active duty after origination of the Loan and some Contracts, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service, including reservists who are called to active duty, after origination of the related Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on some of the Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Loans and Contracts, would result in a reduction of the amounts payable to the holders of the related Notes, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Notes. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Loan or Contract during the Mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Loan and Contract which goes into default, there may be delays in payment and losses on the related Notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Noteholders of the related series.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

     The Loans, as well as some Contracts or Private Securities, included in the Trust Fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund, and therefore the Noteholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms

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


of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

      The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Negative Amortization Loans

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes offered hereunder. This discussion has been prepared with the advice of Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP and Stroock & Stroock & Lavan counsel to the Depositor. This discussion is directed solely to Noteholders that hold the Notes as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return.
Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this Prospectus. In addition to the federal income tax consequences described in this Prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes. See "State and Other Tax Consequences." Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes offered hereunder.

      Upon the issuance of the Notes, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan ("Tax Counsel"), counsel to the Depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture, Trust Agreement and related documents, (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created under the terms and conditions of the Trust Agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

The following discussion is based in part upon the rules governing original issue discount that are described in Code sections 1271-1273 and 1275 and in the Treasury regulations issued under these sections (the "OID Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

Status as Real Property Loans

      (i) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

   Original Issue Discount

      The Notes are not expected to be considered issued with original issue discount since the principal amount of the Notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the Note.

      The original issue discount, if any, on a Note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Notes will be the first cash price at which a substantial amount of Notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the Closing Date. If less than a substantial amount of a particular class of Notes is sold for cash on or prior to the Closing Date, the issue price of the class will be treated as the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a
Note is equal to the total of all payments to be made on the Note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the Note.

      In the case of Notes bearing adjustable Note Rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the Notes. In general terms original issue discount is accrued by treating the Note Rate of the Notes as fixed and making adjustments to reflect actual Note Rate payments.

      Some classes of the Notes may provide for the first interest payment with respect to these Notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Note and accounted for as original issue discount.

      In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Note will reflect the accrued interest. In those cases, information returns to the Noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of the Note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date, and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of the Note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a Noteholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a Note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Note, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Note. The OID Regulations also would permit a Noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of the election under the OID Regulations.

      If original issue discount on a Note is in excess of a de minimis amount, the holder of the Note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period," that is, unless otherwise stated in the accompanying Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the Closing Date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Note, if any, in future periods and (B) the distributions made on the Note during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the Notes, and possibly assuming that distributions on the Note will be received in future periods based on the Trust Assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the Note would be calculated based on its issue price and possibly assuming that distributions on the Note will be made in all accrual periods based on the Trust Assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a Note at the beginning of any accrual period will equal the issue price of the Note, increased by the aggregate amount of original issue discount that accrued with respect to the Note in prior accrual periods, and reduced by the amount of any distributions made on the Note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the Issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a Noteholder may, subject to some restrictions, elect other accrual periods.

      A subsequent purchaser of a Note that purchases the Note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the Note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Note. The adjusted issue price of a Note on any given day equals (i) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the Note at the beginning of the accrual period which includes that day plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day less (iii) any principal payments made during the accrual period with respect to the Note.

Market Discount

      A Noteholder that purchases a Note at a market discount, that is, assuming the Note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Code section 1276 the Noteholder generally will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A Noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a Noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the Noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Noteholder that made this election for a Note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Noteholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Note on a constant yield method would be irrevocable.

     However, market discount with respect to a Note will be considered to be de minimis for purposes Code section 1276 if the market discount is less than 0.25% of the remaining principal amount of the Note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above.

      Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to the Code section 1276 (the "Committee Report") apply. The Committee Report indicates that in each accrual period market discount on Notes should accrue, at the Noteholder's option: (i) on the basis of a constant yield method, or (ii) in the case of a Note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a Note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the Notes if they were issued with original issue discount.

      To the extent that Notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Note typically will be required to treat a portion of any gain on the sale or exchange of the Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Code section 1277 a holder of a Note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

     If a holder purchases a Note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the Note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the Note and to offset interest otherwise to be required to be included in income relating to that Note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount with respect to Notes without regard to whether the Notes have original issue discount, would also apply in amortizing bond premium under Code section 171.

   Realized Losses

      Under Code section 166 both corporate and noncorporate holders of the Notes that acquire those Notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Notes become wholly or partially worthless as the result of one or more realized losses on the Trust Assets. However, it appears that a noncorporate holder that does not acquire a Note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's Note becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a Note will be required to accrue interest and original issue discount with respect to that Note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Trust Assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.


   Sales of Notes

      If a Note is sold, the selling Noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. The adjusted basis of a Note generally will equal the cost of that Note to that Noteholder, increased by the amount of any original issue discount or market discount previously reported by the Noteholder with respect to that Note and reduced by any amortized premium and any principal payment received by the Noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the Note is held as a capital asset, generally, property held for investment, within the meaning of Code section 1221.

      Gain recognized on the sale of a Note by a seller who purchased the Note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the Note was held by the holder, reduced by any market discount included in income under the rules described above under " --Market Discount" and "--Premium."

      A portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that the Note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Backup Withholding

      Payments of interest and principal, as well as payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the Notes.

   Tax Treatment of Foreign Investors

      Interest paid on a Note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Notes ("Nonresidents") will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where
(i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer, or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Noteholder may be considered to be related to the Issuer by holding a Certificate or by having common ownership with any other holder of a Certificate or any affiliate of that holder.

   New Withholding Regulations

      The Treasury Department has issued new regulations (the "New Withholding Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                       STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "United States Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes offered by this Prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Notes offered by this Prospectus.

                             ERISA CONSIDERATIONS

      Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which those ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

      Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed in this Prospectus. Accordingly, assets of these plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code, collectively "Parties in Interest") who have specified relationships to the Plans, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Plan Asset Regulations

     An investment of the assets of a Plan in Notes may cause the underlying Trust Assets and other assets included in the Trust to be deemed "Plan Assets" of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity, including a Trust, the underlying assets of that entity may be considered to be Plan Assets unless some exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if: (1) the entity is an operating company; or (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held" (both as defined in the DOL Regulations) or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, the term "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) which have not made an election under
Section 410(d) of the Code, foreign plans and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

      Because of the factual nature of some of the rules governing the applicability of the above-described exceptions under the DOL Regulations, Plans or persons investing Plan Assets should not acquire any Note which may be deemed in the respective Prospectus Supplement to have "substantial equity features" in reliance upon the availability of any exception. For purposes of this section "ERISA Considerations," the term "Plan Assets" or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of some entities in which a Plan invests.

      The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Depositor, the Master Servicer, any Subservicer, any Administrator, the Indenture Trustee, the Owner Trustee, the obligor under any credit enhancement mechanism or some affiliates of those entities to be considered or become Parties in Interest with respect to an investing Plan, or of a Plan holding an interest in an investing entity. If so, the acquisition or holding of Notes by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Notes acquired by a Plan may be assets of that Plan. Under the DOL Regulations, the Trust, including the Trust Assets and the other assets held in the Trust, may also be deemed to be assets of each Plan that acquires Notes. Special caution should be exercised before Plan Assets are used to acquire a Note in those circumstances, especially if, with respect to the assets, the Depositor, the Master Servicer, any Subservicer, any Administrator, the Indenture Trustee, the Owner Trustee, the obligor under any credit enhancement mechanism or an affiliate of those entities either (i) has investment discretion with respect to the investment of Plan Assets or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan Assets for a fee under an agreement or understanding that any advice will serve as a primary basis for investment decisions with respect to the Plan Assets.

      Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to the Plan Assets for a fee (in the manner described above) is a fiduciary of the investing Plan. If the Trust Assets or other assets in a Trust were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. Therefore, if the Trust Assets and other assets included in a Trust were to constitute Plan Assets, then the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available.

Prohibited Transaction Exemptions

      A Plan fiduciary or other Plan Asset investor should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." The respective Prospectus Supplement may contain additional information regarding the application of PTCE 95-60 or other DOL class exemptions with respect to the Notes offered by this Prospectus.

Insurance Company General Accounts

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Notes by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides some exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations
on  December  22,  1997,  but  the  required  final   regulations

(the "401(c) Regulations") have not been issued as of the date of this Prospectus. The 401(c) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for some breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the Notes should consult with their legal counsel with respect to the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Notes after the date which is 18 months after the date the 401(c) Regulations become final.

Representation from Plans Investing in Notes with "Substantial Equity Features"

      If the accompanying Prospectus Supplement provides that any of the Notes being issued have "substantial equity features" within the meaning of the DOL Regulations, transfers of the Notes to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan to effect the acquisition will not be registered by the Indenture Trustee unless the transferee provides the Depositor, the Indenture Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Indenture Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Indenture Trustee or the Master Servicer, that the purchase of the Notes by or on behalf of the Plan is permissible under applicable law and will not subject the Depositor, the Indenture Trustee or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement. In lieu of the opinion of counsel, the transferee may provide a certification of facts substantially to the effect that (x) the purchase of Notes by or on behalf of the Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Indenture Trustee or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement, and (y) the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase the Notes is an "insurance company general account" (as the term is defined in PTCE 95-60) and (iii) the conditions described in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the Notes.

Tax Exempt Investors

      A Plan that is exempt from federal income taxation under Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.

Consultation with Counsel

      There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Notes or, even if all the conditions specified in the DOL exemption were satisfied, that the exemption would apply to transactions involving the Trust. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code and the potential consequences to their specific circumstances prior to making an investment in the Notes.

      Before purchasing a Note in reliance on any DOL exemption or Section 401(c) of ERISA, a fiduciary of a Plan or other Plan Asset investor should itself confirm that all of the specific and general conditions described in the exemption or Section 401(c) of ERISA would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Note on behalf of a Plan.

                           LEGAL INVESTMENT MATTERS

      Each class of Notes offered by this Prospectus and by the accompanying Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. As specified in the accompanying Prospectus Supplement, each class of Notes will evidence an interest in Trust Assets primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Notes constitute legal investments for them.

     All depository institutions considering an investment in the Notes should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, some investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in some types of mortgage related securities.

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of some investors either to purchase some classes of Notes or to purchase any class of Notes representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of Notes will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Trust Assets underlying the Notes or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Notes from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing Note Rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

      The Notes offered by this Prospectus and by the accompanying Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from that sale.

      The Depositor intends that Notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Notes may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the Depositor with institutional investors through dealers; and

     o    by direct placements by the Depositor with institutional investors.

      In addition, if specified in the accompanying Prospectus Supplement, a series of Notes may be offered in whole or in part to the Seller of the related Trust Assets and other assets, if applicable, that would comprise the Pool securing the Notes.

      If underwriters are used in a sale of any Notes, other than in connection with an underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as described in the accompanying Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Notes will be described on the cover of the Prospectus Supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying Prospectus Supplement.

      In connection with the sale of the Notes, underwriters may receive compensation from the Depositor or from purchasers of the Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the Depositor and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Notes will provide that the obligations of the underwriters will be subject to some conditions precedent, that the underwriters will be obligated to purchase all of the Notes if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to distribution required to be made in respect of these liabilities.

      The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of Notes of that series.

      The Depositor anticipates that the Notes offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

      Certain legal matters, including a number of federal income tax matters, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Stroock & Stroock & Lavan, as specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

      The Depositor has determined that its financial statements are not material to the offering made hereby. The Notes do not represent an interest in or an obligation of the Depositor. The Depositor's only obligations with respect to a series of Notes will be to repurchase Trust Assets upon any breach of the limited representations and warranties made by the Depositor, or as otherwise provided in the applicable Prospectus Supplement.

                            ADDITIONAL INFORMATION

      The Depositor has filed the Registration Statement with the Commission. The Depositor is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

                            REPORTS TO NOTEHOLDERS

      Monthly reports which contain information concerning the trust for a series of notes will be sent by or on behalf of the master servicer or the indenture trustee to each holder of record of the notes of the related series. See "Description of the Notes--Reports to Noteholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission those periodic reports relating to the trust for a series of notes as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the Depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the Trust Fund for the Notes. This means that the Depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this Prospectus, and information filed by the Depositor with the SEC that relates to the Trust Fund for the Notes will automatically update and supersede this information.

     The Depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying Prospectus Supplement is delivered in connection with the offering of one or more classes of the related series of notes, upon written or oral request of that person, a copy of any or all the reports incorporated in this Prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

                        INDEX OF PRINCIPAL DEFINITIONS


401(C) Regulations................................................1, 5, 26, 61
Account Balance..............................................................4
Accrual Certificates........................................................12
Actuarial Loan...............................................................4
Additional Balance...........................................................4
Additional Charges...........................................................4
Affiliated Sellers...........................................................2
Agreement   ................................................................32
Appraised Value..............................................................3
Audit Guide ................................................................31
Bankruptcy Loss.............................................................21
Beneficial Owner............................................................13
Book-Entry Notes............................................................12
CEDEL       ................................................................12
CEDEL Participants..........................................................13
Certificates.................................................................1
Clearance Cooperative.......................................................13
Closed End Loans.............................................................1
Closing Date................................................................10
CLTV        .................................................................3
Combined Loan-to-Value Ratio.................................................3
Commission  .................................................................3
Committee Report............................................................57
Contracts   .................................................................1
Cooperative ................................................................40
Cooperative Loans............................................................1
Cooperative Note............................................................40
Cooperative Notes............................................................1
Counterparties..............................................................25
Credit Enhancer.............................................................22
Credit Limit.................................................................4
Credit Limit Increase.......................................................28
Credit Line Agreements.......................................................4
Credit Scores................................................................8
Credit Utilization Rate......................................................3
Crime Control Act...........................................................53
Custodial Account...........................................................16
Custodian   ................................................................15
Cut-off Date.................................................................2
Defaulted Loan Loss.........................................................21
Deleted Loan................................................................11
Depositaries................................................................13
Depositor   .................................................................1
Designated Seller............................................................2
Designated Seller Transaction................................................2
Determination Date..........................................................19
DIDMC       ................................................................54
Direct Puerto Rico Mortgage.................................................15
Disqualified Persons........................................................59
Distribution Date...........................................................12
DOL         ................................................................59
DOL Regulations.............................................................59
Draw        .................................................................4
Draw Period .................................................................4
DTC         ................................................................12
DTC Participants............................................................13
Eligible Account............................................................17
Eligible Substitute Loan....................................................11
Endorsable Puerto Rico Mortgage.............................................15
ERISA Plans ................................................................59
Euroclear   ................................................................12
Euroclear Operator..........................................................13

Euroclear Participants......................................................13
Event of Default............................................................33
Excess Interest.............................................................23
Excess Spread...............................................................16
Exchange Act................................................................63
Excluded Spread.............................................................16
Extraordinary Losses........................................................22
FDIC        .................................................................9
FHA         .................................................................1
FHA Insurance Amount........................................................26
FHA Regulations.............................................................26
FHA Reserve ................................................................26
Finance Charge...............................................................4
Financial Guaranty Insurance Policy.........................................22
Fraud Loss  ................................................................21
FTC Rule    ................................................................49
Funding Account.............................................................19
Garn-St Germain Act.........................................................49
GMAC Mortgage................................................................2
Gross Margin.................................................................4
Guide       .................................................................6
High Cost Loans.............................................................47
Home Equity Loans............................................................1
Home Equity Program..........................................................6
Home Improvement Contracts...................................................1
Home Improvements............................................................1
Home Loans  .................................................................1
HUD         ................................................................26
Indenture   .................................................................1
Index       .................................................................4
Indirect Participants.......................................................13
Installment Contract........................................................51
Insurance Proceeds..........................................................16
Insurer     ................................................................22
Junior Ratio.................................................................3
Letter of Credit............................................................22
Letter of Credit Bank.......................................................22
LIBOR       ................................................................25
Liquidated Loan.............................................................30
Liquidation Proceeds........................................................16
Loans       .................................................................1
Manufactured Homes...........................................................1
Manufactured Housing Contracts...............................................1
Master Commitments...........................................................7
MERS        ................................................................14
MERS(R) System................................................................14
Mezzanine Certificates......................................................12
Modified Trust Asset.........................................................3
Modular Housing..............................................................1
Mortgage Loans...............................................................1
Mortgage Notes...............................................................1
Mortgaged Properties.........................................................1
Mortgages   .................................................................1
Net Loan Rate...............................................................36
Nonresidents................................................................59
Note Rate   .............................................................4, 19
Note Registrar..............................................................12
Noteholder  ................................................................12
OID Regulations.............................................................55
Overcollateralization.......................................................23
Ownership Interest...........................................................2
Participants................................................................13
Parties in Interest.........................................................59
Paying Agent................................................................18
Payment Account.............................................................17

Percentage Interest.........................................................19
Permitted Investments.......................................................17
Plan Assets ................................................................60
Plans       ................................................................59
Pool        .................................................................1
Private Securities...........................................................1
Prospectus Supplement........................................................1
PTCE        ................................................................60
Puerto Rico Trust Assets.....................................................1
Purchase Obligation.........................................................25
Purchase Price..............................................................10
Qualified Insurer...........................................................24
Rating Agency ..............................................................17
Realized Loss...............................................................22
Record Date ................................................................18
Registration Statement......................................................12
Relief Act  ................................................................53
REO Loan    ................................................................30
Repayment Period.............................................................4
Reserve Fund................................................................23
Residential Funding..........................................................2
Revolving Credit Loans.......................................................1
RICO        ................................................................53
Securities  .................................................................1
Securityholders.............................................................15
Sellers     .................................................................2
Senior/Subordinate Series...................................................12
Servicing Advances..........................................................18
Servicing Agreement.........................................................28
Servicing Default...........................................................33
Simple Interest Loan.........................................................5
Single Note ................................................................20
SMMEA       ................................................................61
Special Hazard Loss.........................................................21
Special Purpose Entity.......................................................2
Special Servicer............................................................30
Spread Account..............................................................23
Stated Principal Balance....................................................22
Stated Value.................................................................3
Statistical Valuation........................................................3
Strip Certificate...........................................................12
Subservicers.................................................................3
Subservicing Account........................................................16
Subservicing Agreement......................................................11
Swaps       ................................................................25
Tax Counsel ................................................................55
Tax Favored Plans...........................................................59
Tax-Exempt Investor.........................................................61
Teaser Loans.................................................................4
Terms and Conditions........................................................14
Title I Contracts............................................................1
Title I Lenders.............................................................26
Title V     ................................................................51
Title VIII  ................................................................52
Transfer Report.............................................................26
Trust Agreement..............................................................1
UBTI        ................................................................61
UCC         ................................................................45
Unaffiliated Sellers.........................................................2
Yield Supplement Agreements.................................................25

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 30, 1999 Prospectus Supplement dated _____________ (To Prospectus dated _____________)

                                    $_____________

                   Residential Funding Mortgage Securities II, Inc.
                                       Depositor

                                Home Loan Trust _______

                            Residential Funding Corporation
                                    Master Servicer

                        Home Loan-Backed Notes, Series _______


You should consider carefully the risk factors beginning on page S-_ in this prospectus supplement and page _ in the prospectus.

The notes will represent obligations of the trust created for Series _______ and will not represent ownership interests in or obligations of Residential Funding Mortgage Securities, II, Inc., Residential Funding Corporation or any of their affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
---------------------------------------------------------------------------

Notes

The Home Loan Trust _______ will issue notes backed by a pool of closed-end, primarily second lien fixed rate home loans. The notes are offered by this Prospectus Supplement.

Credit Enhancement

Credit enhancement for the notes consists of:
     o the portion of interest paid by the borrowers in excess of what is necessary to pay interest earned on the notes;
     o overcollateralization consisting of the excess of the balance of the home loans over the balance of the notes; and
     o an irrevocable and unconditional financial guaranty insurance policy issued by _____________.

                                    [Insurer's logo]

Underwriting

__________ will offer the notes from time to time to the public, at varying prices to be determined at the time of sale. ________________________'s commission will be the difference between the price it pays to the depositor for the underwritten notes and the amount it receives from the sale of the underwritten notes to the public. The proceeds to the depositor from the sale of the underwritten notes to ________________________will be approximately _____% of the principal balance of the underwritten notes plus accrued interest, before deducting expenses. See "Method of Distribution" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


                                  [Name of Underwriter]
                                       Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the Notes in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

     o this prospectus supplement, which describes the specific terms of your series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The Depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its phone number is (612) 832-7000.

                               TABLE OF CONTENTS
SUMMARY...................................................................S-__
RISK FACTORS..............................................................S-__
INTRODUCTION..............................................................S-__
DESCRIPTION OF THE HOME LOAN POOL.........................................S-__
      General ............................................................S-__
      Payments on the Simple Interest
        Home Loans........................................................S-__
      Home Loan Pool Characteristics......................................S-__
      Credit Scores.......................................................S-__
      Underwriting Standards..............................................S-__
      The Initial Subservicers............................................S-__
      Residential Funding.................................................S-__
      Additional Information .............................................S-__
THE ISSUER................................................................S-__
THE OWNER TRUSTEE ........................................................S-__
THE INDENTURE TRUSTEE.....................................................S-__
THE CREDIT ENHANCER.......................................................S-__
DESCRIPTION OF THE SECURITIES.............................................S-__
      General.............................................................S-__
      Book-Entry Notes....................................................S-__
      Payments............................................................S-__
      Interest Payments on the Notes......................................S-__
      Principal Payments on the
        Notes ............................................................S-__
      Allocation of Payments on the
        Home Loans .......................................................S-__
      Outstanding Reserve Amount..........................................S-__
      Excess Loss Amount .................................................S-__
      The Paying Agent ...................................................S-__
      Maturity and Optional
        Redemption .......................................................S-__
DESCRIPTION OF THE POLICY ................................................S-__
CERTAIN YIELD AND PREPAYMENT
      CONSIDERATIONS .....................................................S-__
DESCRIPTION OF THE HOME LOAN
      PURCHASE AGREEMENT .................................................S-__
DESCRIPTION OF THE SERVICING
      AGREEMENT ..........................................................S-__
DESCRIPTION OF THE TRUST
      AGREEMENT AND INDENTURE.............................................S-__
CERTAIN FEDERAL INCOME TAX
      CONSEQUENCES .......................................................S-__
ERISA CONSIDERATIONS .....................................................S-__
LEGAL INVESTMENT .........................................................S-__
METHOD OF DISTRIBUTION ...................................................S-__
EXPERTS...................................................................S-__
LEGAL MATTERS.............................................................S-__
RATINGS...................................................................S-__
ANNEX I...................................................................I-__

                                    SUMMARY

      The following summary is a general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the accompanying prospectus.

Issuer or Trust ..............Home Loan Trust ________.

Title of the
    offered securities........Home Loan-Backed Notes, Series ________.

Initial principal balance.....$__________.

Note interest rate............____% per annum.

Ratings.......................When issued, the notes will be rated "____" by
                              ____________ and  "____" by ______________.


Depositor ....................Residential Funding Mortgage Securities II, Inc.,
                              an affiliate of Residential Funding Corporation.

Master servicer ..............Residential Funding Corporation.

Owner trustee.................______________.

Indenture trustee ............______________.

Credit enhancer ..............______________.

Home loan pool ..............._____  fixed  rate home  loans  with an aggregate principal balance of approximately ______________ as of the close of business on the day prior to the cut-off date, secured primarily by second liens on one- to four-family residential properties.

Cut-off date .................______________.

Closing date .................On or about ______________.

Payment dates ................Beginning in ______________ on the ___ of each month or, if the ___ is not a business day, on the next business day.

Scheduled final payment date .______________.  The  actual
                              final payment date could be substantially earlier.

Form of notes ................Book-entry.
                              See "Description of the Notes--Book-Entry
                              Registration" in this prospectus supplement.

Minimum denominations ........$______________.

Legal investment .............The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage
                              Market   Enhancement   Act  of  1984.  See  "Legal
                              Investment" in this prospectus supplement and the prospectus.

The Trust

The depositor will establish Home Loan Trust _____, a Delaware business trust to issue the Home Loan Backed Notes, Series _____. The Trust will be established under a trust agreement. The trust will issue the notes under an indenture. The assets of the trust will consist of the home loans and related assets.


The Home Loan Pool

______% of the home loans are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. In addition, the home loans have the following characteristics as of the cut-off date:


Minimum principal
balance                       $_____
Maximum principal
balance                       $_____
Average principal balance      _____
Range of loan rates            _____% to _____%
Weighted Average loan rate     _____%
Range of original terms to     _____ to _____ months
  maturity
Weighted average original
term to maturity               _____ months
Range of remaining terms       _____ to _____ monyhd
  to maturity
Weighted average
  remaining term to
  maturity                     _____ months
Range of combined loan-
  to-value ratios              _____% to _____%
Weighted average
  combined loan-to-value
  ratios                       _____%


See "Description of the Home Loan Pool" in this prospectus supplement.

The Certificates

The trust will also issue Home Loan-Backed Certificates, Series _____, which are not offered by this prospectus supplement.


Payments on the Notes

Amount available for monthly distribution. On each monthly payment date, the trustee will make distributions to investors. The amounts available for distribution include:

  o   collections of monthly payments on the
      home loans, including prepayments and
      other unscheduled collections minus
  o fees and expenses of the subservicers and the master servicer.

The aggregate amount of monthly collections is described under the heading "Description of the Servicing Agreement--P&I Collections" in this prospectus supplement.

Payments. Payments to noteholders will be made from principal and interest collections as follows:

  o   Distribution of interest to the notes
  o   Distribution of principal to the notes
  o Distribution of principal to the notes in respect of specified amounts of some losses
  o Payment to the credit enhancer its premium for the guaranty insurance policy and any previously unpaid premiums, with interest
  o Reimbursement to the credit enhancer for some prior draws made on the guaranty insurance policy, with interest
  o Distribution of additional principal to the notes if the level of overcollateralization falls below what is required
  o Payment to pay the credit enhancer for any other amounts owed
  o Distribution of any remaining funds to the certificates

Principal payments on the notes will be as described under "Description of the Securities--Principal Payments on the Notes" in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the notes at the note rate plus any losses allocated to the notes.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Liquidation Loss Distribution Amounts. If the master servicer disposes of a home loan for less than its scheduled principal balance plus accrued interest, the trust will incur a loss. However, because more interest is paid by the mortgagors than is necessary to pay the interest earned on the notes each month, there will be excess interest. Some of this excess interest, if available, will be used to protect the notes against specified amounts of some losses, by making an additional payment of principal up to an amount equal to the losses.

Overcollateralization. Although the aggregate principal balance of the home loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes. The excess amount of the aggregate principal balance of the home loans represents overcollateralization, which may absorb specified amounts of some losses on the home loans, if not covered by excess interest. Any loss amounts not covered by overcollateralization will be covered by the guaranty insurance policy. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home loans so that the required level of overcollateralization is reached.

Policy. On the closing date, the credit enhancer will issue the guaranty insurance policy in favor of the indenture trustee. The policy will unconditionally and irrevocably guarantee interest on the notes at the note rate shown on page S-__ of this prospectus supplement plus any losses allocated to the notes.

See "Description of the Policy" in this prospectus supplement and "Description of Credit Enhancement" in the Prospectus.

Optional Termination

On any payment date on which the aggregate outstanding principal balance of the home loans after applying payments received in the related collection period is less than __% of the aggregate principal balance as of the cut-off date, the master servicer will have the option to repurchase all or a portion of the remaining home loans.

An optional redemption will cause the outstanding principal balance of the notes to be paid in full with accrued interest sooner than they otherwise would have been paid.

See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination; Redemption of Notes" in the Prospectus.

Ratings

When issued, the notes will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

See "Ratings" in this prospectus supplement.

Legal Investment

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the notes by regulated institutions.

ERISA Considerations

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

      The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

      The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the Notes:

Risks Associated with the Home Loans

The return on your notes may be affected by losses on the home loans, which are more likely because they are junior liens.

               ______% of the home loans included in the home loan pool are secured by second mortgages or deeds of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the home loans only if the claims of any senior mortgages have been satisfied in full. In circumstances when it is determined to be uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home loan as a bad debt. The foregoing risks are particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is ______%, and approximately ______% of the home loans will have combined loan-to-value ratios in excess of ______%. Because the home loans have been recently originated, the borrowers will not build equity in the related mortgaged properties by paying down the balance of the home loans for a substantial period of time.

Delays in payment on your notes may result because the master servicer is not required to advance delinquent monthly payments on the home loans.

               The Master Servicer is not obligated to advance scheduled monthly payments of principal and interest on home loans that are delinquent or in default. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in the early years of a loan's life. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The return on your notes may be affected by an economic downturn.

               Mortgage loans of the type similar to those included in the home loan pool have been originated for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could be expected to adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the severity of the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

The origination disclosure practices for the home loans could create liabilities that may affect your interest in your notes.

               ______% of the home loans included in the home loan pool are subject to special rules, disclosure requirements and other regulatory provisions because they were:

                    o originated on or after October 1, 1995,
                    o were not made to finance the purchase of the mortgaged property, and
                    o have interest rates or origination costs in excess of some levels.

                    Purchasers or assignees of these types of home loans, including the trust, could be liable for all claims and subject to all defenses arising under the provisions that the mortgagors could assert against the originators of the home loans. Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. Any federal and state law violations that would result in liability to the trust would be a breach of Residential Funding Corporation's representations and warranties, and Residential Funding Corporation would be obligated to cure, repurchase or, if permitted by the home loan purchase agreement, substitute for the home loan in question. See "Certain Legal Aspects of the Trust Assets and Related Matters" in the Prospectus.

Your interest in the notes may be adversely affected by changes in bankruptcy laws.

                    The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. This Commission delivered a report on October 20, 1997 recommending that Congress amend the Bankruptcy Code by treating a claim secured by a junior security interest in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made. Additionally, the report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale.

                     Congress adjourned in 1998 without passing any significant bankruptcy reform legislation addressing the report or the Truth-in-Lending Act with respect to claims secured by a debtor's principal residence. It is expected that bills will be introduced when Congress reconvenes in 1999. These bills may result in bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the home loans. Any changes to the Bankruptcy Code could have a negative effect on the home loans and the enforcement of rights.

The underwriting standards for the home loans create greater risk to you, compared to those for first lien loans.

                    The underwriting standards under which the home loans were underwritten are analogous to credit lending, rather than equity lending, since underwriting decisions were based primarily on the borrower's credit history and capacity to repay rather than on the potential value of the collateral upon foreclosure. Accordingly, the underwriting standards generally allow loans to be approved with combined loan-to-value ratios of up to approximately 125%. See "Description of the Home Loan Pool--Underwriting Standards" in this prospectus supplement. Because of the relatively high combined loan-to-value ratios of the home loans and the fact that the home loans are secured by subordinate liens, losses on the home loans may be higher than for home loans underwritten in conformity with first lien mortgage loan programs which are based on the potential value of the collateral upon foreclosure.

You may incur losses because the security for home loans with high combined loan-to-value ratios is limited.

                    The home loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related mortgagor. If home loans go into foreclosure and are liquidated, there may be no amounts from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the home loans that are not covered by the credit enhancement described in this Prospectus Supplement, you will bear all risk of losses resulting from default by borrowers.

The return on your notes may be affected by losses on the home loans, which could occur due to a variety of causes.


                    Losses on the home loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower's financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are located may increase the risk of losses on the home loans. Losses may be increased if the values of the related mortgaged properties have declined since the origination of the related home loans and the borrowers' equity in the mortgaged properties has decreased.

The return on your notes may be particularly sensitive to changes in real estate markets in specific areas.


                    One risk of investing in asset-backed notes is created by any concentration of the related mortgaged properties in one or more geographic regions. Approximately ____% of the cut-off date principal balance of the home loans are located in California. If regional economy or housing market weakens in California, or other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the home loans may be concentrated in these regions. Concentration may result in greater losses to certificateholders than those generally present for similar asset-backed notes without a concentration.

The reloading of debt could affect your risk.

                    With respect to home loans which were used for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home loans.

Loss Mitigation
Practices

The release of a lien may increase your risk.

                    The master servicer may use a wide variety of practices to limit losses on the home loans. Under some circumstances the servicing agreement permits the master servicer to release the lien on a limited number of mortgaged properties securing the home loans, if the home loan is current in payment. See "Description of the Servicing Agreement - Release of Lien; Refinancing of Senior Lien" and "- Collection and Liquidation Practices; Loss Mitigation" in this prospectus supplement.

Limited Obligations

Payments on the home loans, together with the guaranty insurance policy, are the sole source of payments on your notes.

                    Credit enhancement will be provided for the notes in the form of excess interest collections, if available, the initial overcollateralization and any additional overcollateralization and by the guaranty insurance policy. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the home loans are not covered by notes. the credit enhancement described above, the holders of the notes will bear all risk of any losses resulting from default by mortgagors.

Liquidity Risks

You may have to hold your notes to maturity if their marketability is limited.

                    A secondary market for your notes may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the notes.

Special Yield and Prepayment Considerations

The yield to maturity on your notes will vary depending on the rate of prepayments.

                    The yield to maturity of the notes will depend on a variety of factors, including:

                    o the rate and timing of principal payments on the home loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                     o     the note rate; and

                     o     the purchase price.

                    The rate of prepayments is one of the most important and most predictable of these factors.

                     In general, if a note is purchased at a price higher than its outstanding principal balance and principal payments occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a note is purchased at a price lower than its outstanding principal balance and principal payments occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the home loans will vary depending on future market conditions, and other factors.

                    Since mortgagors can generally prepay their home loans at any time, the rate and timing of principal payments on the notes are highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their home loans. This could result in a slower return of principal to holders of the notes, at a time when they might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to holders of the notes, at a time when they might not be able to reinvest those funds at an interest rate as high as the note rate.

                    Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans.

                     ______% of the home loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the related prepayment period. See "Description of the Home Loan Pool--Home Loan Pool Characteristics" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

                                 INTRODUCTION

      The Trust will be formed under a Trust Agreement (as amended by the Amended and Restated Trust Agreement (the "Trust Agreement") to be dated as of the Closing Date, between the Depositor and the Owner Trustee. The Issuer will issue $___________ aggregate principal amount of Home Loan-Backed Notes, Series _________ (the "Notes"). The Notes will be issued under an Indenture (the "Indenture"), to be dated as of the Closing Date between the Issuer and the Indenture Trustee. Under the Trust Agreement, the Issuer will issue ____ class[es] of Home Loan-Backed Certificates, _____________ (the "Certificates"). The Notes and the Certificates are collectively referred to in this Prospectus Supplement as the "Securities." Only the Notes are offered by this Prospectus Supplement. On the Closing Date, the Depositor will transfer to the Issuer a pool (the "Home Loan Pool") of home loans (the "Home Loans") secured by one- to four-family residential properties.

      You can find a listing of the pages where capitalized terms used both in the prospectus and this prospectus supplement are defined under the caption "Index" beginning on page __ in the prospectus.

                       DESCRIPTION OF THE HOME LOAN POOL

General

      The Home Loan Pool will consist of Home Loans with an aggregate unpaid principal balance of $___________ as of the close of business on the business day prior to the Cut-off Date. ___% of the Home Loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The Home Loans will consist of conventional, closed-end, fixed-rate, fully-amortizing home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to __%, __%, __%, __% and __% of the Home Loans, respectively, from the date of origination or modification. The proceeds of the Home Loans generally were used by the related borrowers for (i) debt consolidation, (ii) home improvement, (iii) the partial refinancing of the related Mortgaged Property, (iv) to provide a limited amount of cash to the borrower or (v) a combination of the foregoing. As to each Home Loan the Mortgagor represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary home. With respect to Home Loans which have been modified, references in this Prospectus Supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Home Loans described in this Prospectus Supplement are approximate percentages determined by Cut-off Date Balance, unless otherwise indicated.

      All of the Home Loans were acquired by Residential Funding (in that capacity, the "Seller") under its 125 Loan Program from Unaffiliated Sellers as described in this Prospectus Supplement and in the Prospectus, except in the case of __% of the Home Loans which were purchased by the Seller through its affiliate HomeComings Financial Network, Inc. No Unaffiliated Seller sold more than __% of the Home Loans to Residential Funding. __% and __% of the Home Loans will be subserviced by GMAC Mortgage Corporation ("GMACMC"), an affiliate of the Depositor and the Master Servicer, and Master Financial, Inc. ("Master Financial"), a California corporation, respectively. See "--The Initial Subservicers" below.

      All of the Home Loans were generally underwritten as described below under "--Underwriting Standards".

      The Seller will make some representations and warranties regarding the Home Loans sold by it as of the date of issuance of the Notes. Further, the Seller will be required to repurchase or substitute for any Home Loan sold by it as to which a breach of its representations and warranties with respect to that Home Loan occurs if the breach materially adversely affects the interests of the Securityholders or the Credit Enhancer in the Home Loan. See "Description of the Home Loan Purchase Agreement" in this Prospectus Supplement and "Trust Asset Program--Qualifications of Sellers" and "--Representations Relating to the Trust Assets" and "Description of the Notes--Review of Trust Assets" in the Prospectus.

      With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Home Loans as of that date owned by the Trust. The "Principal Balance" of a Home Loan, other than a Liquidation Home Loan, on any day is equal to the Cut-off Date Balance of the Home Loan, minus all collections credited against the Principal Balance of the Home Loan in accordance with the related Mortgage Note prior to that day. The Principal Balance of a Liquidation Home Loan after final recovery of substantially all of the related Liquidation Proceeds which the Master Servicer reasonably expects to receive shall be zero.

Payments on the Simple Interest Home Loans

      __% of the Home Loans provide for "simple interest" payments (the "Simple Interest Home Loans") which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the Home Loan multiplied by the Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the Home Loan. As payments are received on the Home Loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a Mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

      On the other hand, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Home Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Home Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Home Loan.

      __% of the Home Loans are actuarial Home Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

Home Loan Pool Characteristics

      The Home Loans will bear interest at the rate stated in the related Mortgage Note (the "Loan Rate") which will be at least __% per annum but no more than __% per annum, with a weighted average Loan Rate of approximately __% per annum as of the Cut-off Date. None of the Home Loans were originated prior to _______ or will have a maturity date later than __________. No Home Loan will have a remaining term from __________ to the stated maturity of the Home Loan (a "Remaining Term") of less than __ months. The weighted average Remaining Term of the Home Loans as of the Cut-off Date will be approximately __ months. The weighted average original term to stated maturity of the Home Loans as of the Cut-off Date will be approximately __ months. __% of the Home Loans will have original terms to maturity of approximately five years, with a weighted average Remaining Term of approximately __ months. __% of the Home Loans will have original terms to maturity of approximately ten years, with a weighted average Remaining Term of approximately __ months. __% of the Home Loans will have original terms of maturity of approximately fifteen years, with a weighted average Remaining Term of approximately __ months. __% of the Home Loans will have original terms of maturity of approximately twenty years, with a weighted average Remaining Term of approximately __ months. __% of the Home Loans will have original terms to maturity of approximately twenty-five years, with a weighted average Remaining Term of approximately __ months. All of the Home Loans have principal and interest payable monthly on various days of each month as specified in the Mortgage Note (the "Due Date"). __% of the Home Loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related CLTV at the time of origination exceeds 100%.

     With respect to each Home Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of (i) (A) the original principal balance of the Home Loan, and (B) any outstanding principal balance, at origination of the Home Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to
(ii) the Appraised Value, or, if permitted by the Guide, the Stated Value. The "Appraised Value" for any Home Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of the Home Loan, which may have been obtained at an earlier time; provided that if the Home Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the Mortgaged Property. However, with respect to not more than __% of the Home Loans, the "Stated Value" will be the value of the property as stated by the related Mortgagor in his or her application. See "Description of the Home Loan Pool--Underwriting Standards" in this Prospectus Supplement.

      In connection with each Home Loan that is secured by a leasehold interest, the Seller will have represented that, among other things:

     o the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located;

     o residential property in the area consisting of leasehold estates is readily marketable;

     o the lease is recorded and no party is in any way in breach of any provision of the lease;

     o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and

     o the remaining term of the lease does not terminate less than five years after the maturity date of the Home Loan.

      Approximately _____% of the Home Loans provide for payment of a prepayment charge, if the loans prepay within a specified time period. The prepayment charge generally is the maximum amount permitted under applicable state law. Or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated in the following sentence. __%, __%, __% and __% of the Home Loans, by Cut-off Date Balance of the Home Loans, with a prepayment charge provision provide for payment of a prepayment charge for full prepayments made within approximately one year, two years, three years and five years, respectively, of the origination of the Home Loan calculated in accordance with the terms of the related Mortgage Note. With respect to the remainder of the Home Loans with a prepayment charge provision, the prepayment charge is calculated in a different manner. The Initial Subservicers will be entitled to all prepayment charges and late payment charges received on the Home Loans and these amounts will not be available for payment on the Notes.

      As of the Cut-off Date, no Home Loan will be 30 days or more delinquent in payment of principal and interest. As used in this Prospectus Supplement, a Home Loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a Home Loan falls into this category is made as of the close of business on the last business day of each month, a Home Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the Home Loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this Prospectus Supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

      As of the Cut-off Date, __% of the Home Loans were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors--Risks Associated with the Home Loans" in this Prospectus Supplement and "Certain Legal Aspects of the Trust Assets and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

      As to __% of the Home Loans, during a temporary period the Monthly Payments received on the Home Loans were applied in a manner that reduced the rate of principal amortization. As a result, the Home Loan may have an unpaid principal amount on its scheduled maturity date, assuming no prepayments, of greater than 1 time and not more than 6 times the related Monthly Payment. It is not clear whether the related Mortgagor will be legally obligated to pay the unpaid principal amount.

      All of the Home Loans were originated under full documentation programs.

      No Home Loan provides for deferred interest, negative amortization or future advances.

      All  of  the  Mortgaged   Properties   underlying   the  Home  Loans  were
owner-occupied.

      Below is a description of some additional characteristics of the Home Loans as of the Cut-off Date unless otherwise indicated. All percentages of the Home Loans are approximate percentages unless otherwise indicated by the Cut-off Date Balance. Unless otherwise specified, all principal balances of the Home Loans are as of the Cut-off Date and are rounded to the nearest dollar.

                                   Loan Rates
                                                                Percentage of
                                  Number of                     Home Loan Pool
Range of                            Home       Cut-off Date    by Cut-off Date
Loan Rates(%)                       Loans         Balance          Balance
                                                    $                     %

















      Totals..................

      As of the Cut-off Date, the weighted average Loan Rate of the Home Loans will be approximately __% per annum.

                      Original Home Loan Principal Balances
                                                                 Percentage of
                                 Number of                      Home Loan Pool
   Range of Original                Home       Cut-off Date       by Cut-off
   Principal Balances              Loans          Balance           Balance
------------------------          -------        ---------          -------
                                              $                        %










      Total...................

      As of the Cut-off Date, the average Cut-off Date Balance of the Home Loans will be approximately $_________.

                     Original Combined Loan-To-Value Ratios
                                                               Percentage of
                                 Number of                     Home Loan Pool
Range of Combined                  Home       Cut-off Date    by Cut-off Date
Loan-to-Value Ratios(%)            Loans        Balance      Principal Balance
-------------------------         -------      ---------     -----------------
                                            $                         %

















      Total...................

      The weighted average Combined Loan-to-Value Ratio, or Loan-to-Value Ratio, with respect to the Home Loans secured by first liens on the related Mortgage Properties, at origination of the Home Loans will be approximately __%.

                               Junior Ratios (1)
                                                                Percentage of
                                                               Home Loan Pool
Range of Junior                  Number of    Cut-off Date       by Cut-off
Mortgage Ratios(%)               Home Loans     Balance         Date Balance













      Total...................
-----------
(1) Excludes Home Loans secured by first liens. Defined as the ratio of the original amount of the Home Loans secured by the second lien to the sum of
      (i) the original amount of the Home Loan and (ii) the unpaid principal balance of any senior lien balance at the time of the Home Loan.

      The weighted average Junior Ratio by original loan balance will be approximately __%.

                      Remaining Term to Scheduled Maturity
                                                                Percentage of
                                 Number of                     Home Loan Pool
Range of Months Remaining          Home       Cut-off Date       by Cut-off
to Scheduled Maturity              Loans         Balance        Date Balance
-------------------------     -------------  -------------- ------------------









      Total....................

      The weighted average remaining term to maturity as of the Cut-off Date will be approximately __ months.

                              Year of Origination
                                                                Percentage of
                                                               Home Loan Pool
                                 Number of     Cut-off Date      by Cut-off
Year of Origination             Home Loans       Balance        Date Balance
-------------------------     -------------- -------------- ------------------



      Total....................



                Geographic Distribution of Mortgaged Properties

                                                                Percentage of
                                                               Home Loan Pool
                                 Number of     Cut-off Date      by Cut-off
State                           Home Loans       Balance        Date Balance
-------------------------     -------------  ---------------     -------------

      Total....................


(1) "Other" includes states and the District of Columbia that contain Mortgaged Properties for less than __% of the Home Loan Pool.



                            Mortgaged Property Types
                                                                Percentage of
                                                               Home Loan Pool
                                  Number of    Cut-off Date      by Cut-off
Property Type                    Home Loans      Balance        Date Balance
Single Family Residence........  ----------- --------------      -------------
PUD Detached...................
Condominium....................
PUD Attached...................
Townhouse/Rowhouse Attached....
Multifamily (2-4 Units)........
Townhouse/Rowhouse Detached....
Manufactured Home..............
       Total...................

                                  Loan Purpose
                                                                 Percentage of
                                                                 Home Loan Pool
                                  Number of     Cut-off Date       by Cut-off
Purpose                          Home Loans       Balance         Date Balance
Debt Consolidation.............  ------------     ------------   -------------
Cash...........................
  Home Improvement/Debt
Other..........................
Rate/Term Refinance............
Home Improvement...............
Convenience....................
Education......................
Purchase Money.................
Medical........................
    Total......................





                                 Lien Priority

                                                                Percentage of
                                                                Home Loan Pool
                                  Number of    Cut-off Date       by Cut-off
Lien Property                    Home Loans      Balance         Date Balance
First Lien.....................  ------------     ----------     -------------
Second Lien....................
       Total...................

        Debt-to-Income Ratios as of Date of Origination of the Home Loan

                                                                Percentage of
Range of Debt-to-Income                                         Home Loan Pool
Ratios as of Date of              Number of    Cut-off Date       by Cut-off
Origination of the Home Loan (%) Home Loans       Balance        Date Balance
-------------------------------  -----------   ------------     -------------









       Total....................

      As of the Cut-off Date, the weighted average debt-to-income ratio as of the date of origination of the Home Loans will be approximately __%.

Credit Scores

      "Credit Scores" are obtained by many lenders in connection with home loan applications to help assess a borrower's creditworthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. The Credit Scores of the Home Loans range from approximately ___ to approximately ___, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with home loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home loans and consumer loans generally or the specific characteristics of the related Home Loan for example, the Combined Loan-to-Value Ratio, the collateral for the home loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Home Loans.

      The following table sets forth information as to the Credit Scores of the related Mortgagors as used in the origination of the Home Loans.

         Credit Scores as of the Date of Origination of the Home Loans


                                                                Percentage of
Range of Credit Scores                                          Home Loan Pool
as of the Date of                 Number of    Cut-off Date       by Cut-off
Origination of the Home Loans    Home Loans      Balance         Date Balance
-----------------------------    -----------  -------------    --------------









                  Totals.......

Underwriting Standards

      The following is a brief description of the various underwriting standards and procedures applicable to the Home Loans.

      Generally, the underwriting standards of Residential Funding with respect to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

      Residential   Funding   relies  on  a  number  of   guidelines  to  assist
underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

      The underwriting standards require the home loans originated or purchased by Residential Funding to have been fully documented. A prospective borrower is required to complete a detailed application providing pertinent credit information.

      In determining the adequacy of the mortgaged property as collateral for home loans included in the Home Loan Pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related Mortgaged Property will be the Stated Value. The Home Loans purchased by Residential Funding and included in the Home Loan Pool generally were originated subject to a maximum CLTV of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of the Home
Loans. In addition, the Home Loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 55%. There can be no assurance that the CLTV or the debt-to-income ratio for any Home Loan will not increase from the levels established at origination.

      The underwriting standards of Residential Funding may be varied in appropriate cases. There can be no assurance that every Home Loan in the Home Loan Pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Home Loans will be equivalent under all circumstances.

The Initial Subservicers

      Primary servicing for __% of the Home Loans will be provided by GMACMC under a Subservicing Agreement with the Master Servicer. GMACMC is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

      GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

     Primary servicing for __% of the Home Loans will be provided by __________ under a Subservicing Agreement with the __________. __________ is a __________ corporation that is a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans generally secured by one- to four-family residential properties, with an emphasis on non-conforming junior lien loans.

      __________ has its principal offices at __________.

      Although _________ is not an affiliate of Residential Funding, _________ has a lending arrangement with Residential Funding, and in connection therewith, Residential Funding has the right to acquire an equity interest in _________________ in accordance with specified terms and conditions.

      The Initial Subservicers have not had sufficient experience in servicing the types of mortgage loans comprising the Home Loan Pool to provide meaningful disclosure of its delinquency and loss experience with respect to the mortgage loans.

Residential Funding

      Residential Funding will be responsible for master servicing the Home Loans. Responsibilities of Residential Funding will include the receipt of funds from Subservicers, the reconciliation of servicing activity, investor reporting, remittances to the Indenture Trustee and the Owner Trustee to accommodate payments to Securityholders and consulting with Subservicers with respect to Home Loans that are delinquent and with respect to the related servicing policies, notices and other responsibilities. Management and liquidation of Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, as well as other loss mitigation procedures conducted by any Subservicer, will be reviewed by Residential Funding. Neither the Master Servicer nor any Subservicer will be required to make advances relating to delinquent payments of principal and interest on the Home Loans.

      For information regarding foreclosure procedures, see "Servicing of Trust Assets--Realization Upon Defaulted Loans" in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding's business judgment, changes in Residential Funding's portfolio of Home Loans of the types included in the Home Loan Pool that it services for its clients and applicable laws and regulations, and other considerations.

      Residential Funding has not had sufficient experience in master servicing the types of mortgage loans comprising the Home Loan Pool to provide meaningful disclosure of its delinquency and loss experience with respect to the mortgage loans.

Additional Information

      The description in this Prospectus Supplement of the Home Loan Pool and the Mortgaged Properties is based upon the Home Loan Pool as constituted at the close of business on the Cut-off Date, except as otherwise noted. Prior to the issuance of the Notes, Home Loans may be removed from the Home Loan Pool as a result of incomplete documentation or otherwise, if the Depositor deems that removal necessary or appropriate. A limited number of other home loans may be added to the Home Loan Pool prior to the issuance of the Notes. The Depositor believes that the information in this Prospectus Supplement will be substantially representative of the characteristics of the Home Loan Pool as it will be constituted at the time the Notes are issued although the range of Loan Rates and maturities and some other characteristics of the Home Loans in the Home Loan Pool may vary.

      A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Servicing Agreement, the Indenture, the Trust Agreement and the Home Loan Purchase Agreement, with the Commission within fifteen days after the initial issuance of the Notes. In the event Home Loans are removed from or added to the Home Loan Pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.

                                  THE ISSUER

      The Home Loan Trust _______ is a business trust formed under the laws of the State of Delaware under the Trust Agreement for the purposes described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Home Loans and the other assets of the Issuer and related proceeds, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

      The Issuer's principal offices are in _________, in care of ____________, as Owner Trustee, at ____________________.


                              THE OWNER TRUSTEE

      ____________ is the Owner Trustee under the Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located at _________________.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith under the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee of the Owner Trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                             THE INDENTURE TRUSTEE

     _________________, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located in _______________.


                              THE CREDIT ENHANCER

      The following information has been supplied by _____________ (the "Credit Enhancer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Master Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of the information.

      [The Credit Enhancer is a __________-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of _________ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Credit Enhancer primarily insures newly issued municipal and structured finance obligations. The Credit Enhancer is a wholly owned subsidiary of __________ (formerly, _________.) a 100% publicly-held company. _______________________________ have each assigned a triple-A claims-paying ability rating to the Credit Enhancer.

      The consolidated financial statements of the Credit Enhancer and its subsidiaries as of ______________ and ______________, and for the three years ended ______________, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ______________ (which was filed with the Commission on ______________; Commission File Number ______________) and the consolidated financial statements of the Credit Enhancer and its subsidiaries as of ______________ and for the periods ending ______________ and ______________ included in the Quarterly Report on Form 10-Q of ______________ for the period ended ______________ (which was filed with the Commission on ______________), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated in this Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement by reference in this Prospectus Supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of the Credit Enhancer and its subsidiaries included in documents filed by ______________ with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing the documents.

      The following table sets forth the Credit Enhancer's capitalization as of ______________, ______________, ______________ and ______________, respectively, in conformity with generally accepted accounting principles.

                      Consolidated Capitalization Table
                            (Dollars in Millions)


                                    [Date]     [Date]     [Date]     [Date]
                                                                   (Unaudited)
Unearned premiums.................
Other liabilities.................
    Total liabilities.............
Stockholder's equity:
    Common Stock..................
    Additional paid-in capital....
    Accumulated other comprehensive income
    Retained earnings.............
    Total stockholder's equity....
    Total liabilities and stockholder's equity


      For additional financial information concerning the Credit Enhancer, see the audited and unaudited financial statements of the Credit Enhancer incorporated by reference in this Prospectus Supplement. Copies of the financial statements of the Credit Enhancer incorporated in this Prospectus Supplement by reference and copies of the Credit Enhancer's annual statement for the year ended ___________ prepared in accordance with statutory accounting standards are available, without charge, from the Credit Enhancer. The address of the Credit Enhancer's administrative offices and its telephone number are ____________.

      The Credit Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Credit Enhancer and presented under the headings "The Credit Enhancer" and "Description of the Policy" and in the financial statements incorporated in this Prospectus Supplement by reference.]

      THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                         DESCRIPTION OF THE SECURITIES

General

      The Notes will be issued under to the Indenture. The Certificates will be issued under the Trust Agreement. The following summaries describe provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

      The Notes will be secured by the assets of the Trust pledged by the Issuer to the Indenture Trustee under the Indenture which will consist of:

      o     the Home Loans;

      o     all amounts on deposit in the Payment Account;

      o     the Policy; and

      o     proceeds of the foregoing.

Book-Entry Notes

      The Notes will initially be issued as Book-Entry Notes. Persons acquiring beneficial ownership interests in the Notes ("Note Owners") may elect to hold their Notes through DTC in the United States, or Cedel or Euroclear, in Europe if they are Participants of their systems, or indirectly through organizations which are Participants in their systems. The Book-Entry Notes will be issued in one or more securities which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (individually the "Relevant Depositary" and collectively the "European Depositaries") which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-Entry Notes in minimum denominations of $25,000 and in integral multiples of $1 in excess of $25,000.. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing the security (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Holders as that term is used in the Indenture.

      The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial

Intermediary's ownership of the Book-Entry Notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate.

      Note Owners will receive all payments of principal and interest on the Notes from the Indenture Trustee through DTC and DTC Participants. While the Notes are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal and interest on the Notes.

      Participants and Indirect Participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess physical certificates, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

      Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer the Notes, by book-entry transfer, through DTC for the account of the purchasers of the Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

      Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since the payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions relating to the Book-Entry Notes, may be limited due to the lack of physical certificates for the Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of the Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

      Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, under the Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Note Balance of the Notes advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of Beneficial Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of this event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of the Definitive Notes as Holders under the Indenture.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I hereto.

      DTC has advised the Depositor that management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000" problems. DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades with DTC ("DTC Services") continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting and will continue to contact third party vendors from whom DTC acquires services to (i) impress upon them the importance of those services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      None of the Depositor, the Master Servicer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      For additional information regarding DTC, Cedel, Euroclear and the Notes, see "Description of the Notes--Form of Notes" in the Prospectus.

Payments

      Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if not a Business Day, then the next succeeding Business Day, commencing in _______________ (each, a "Payment Date"). Payments on the Notes will be made to the persons in whose names the Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed, or upon the request of a Holder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person which, in the case of Book-Entry Notes, will be DTC or its nominee as it appears on the Security Register in amounts calculated as described in this Prospectus Supplement on the Determination Date. However, the final payment relating to the Notes will be made only upon presentation and surrender of the Notes at the office or the agency of the Indenture Trustee specified in the notice to Holders of the final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

Interest Payments on the Notes

      Interest payments will be made on the Notes on each Payment Date at the Note Rate. The "Note Rate" for the Notes will be _____% per annum.

      Interest on the Notes relating to any Payment Date will accrue for the related Accrual Period on the Note Balance. The Accrual Period with respect to any Payment Date will be the calendar month preceding the month in which the related Payment Date occurs, or in the case of the first Payment Date beginning on the Closing Date and ending the last day of the month in which the Closing Date occurs. Interest will be based on a 30-day month and a 360-day year. Interest payments on the Notes will be funded from payments on the Home Loans and, if necessary, from draws on the Policy.

Principal Payments on the Notes

      On each Payment Date, other than the Payment Date in _____________, principal payments will be due and payable on the Notes in an amount equal to the aggregate of the Principal Collection Distribution Amount, together with any Reserve Increase Amounts and Liquidation Loss Distribution Amounts for the Payment Date, as and to the extent described below. On the Payment Date in ___________, principal will be due and payable on the Notes in amounts equal to the Note Balance, if any. In no event will principal payments on the Notes on any Payment Date exceed the Note Balance on that date.

Allocation of Payments on the Home Loans

      The Master Servicer on behalf of the Trust will establish an account (the "Payment Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in Permitted Investments.

      On each Payment Date, P&I Collections will be allocated from the Payment Account in the following order of priority:

      (i) to pay accrued interest due on the Note Balance of the Notes;

      (ii) to pay principal in an amount equal to the Principal Collection Distribution Amount for that Payment Date on the Notes;

      (iii) to pay as principal on the Notes, an amount equal to (A) 100% of the Liquidation Loss Amounts, other than any Excess Loss Amounts, on the Payment Date, plus (B) any Liquidation Loss Amounts, other than any Excess Loss Amounts, remaining undistributed from any preceding Payment Date, together with its interest from the date initially distributable to the date paid; provided, that any Liquidation Loss Amount shall not be required to be paid to the extent that a Liquidation Loss Amount was paid on the Notes by means of a draw on the Policy or was reflected in the reduction of the Outstanding Reserve Amount. The aggregate amount so distributed under this clause (iii) on any Payment Date, a "Liquidation Loss Distribution Amount", with any amounts paid to the Notes allocated as described below;

      (iv) to pay the Credit Enhancer the premium for the Policy and any previously unpaid premiums for the Policy, with its interest;

      (v) to reimburse the Credit Enhancer for prior draws made on the Policy, other than those attributable to Excess Loss Amounts, with its interest;

      (vi) to pay principal on the Notes, an additional amount to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target. The aggregate amount so distributed on any Payment Date, the "Reserve Increase Amount";

      (vii) to pay the Credit Enhancer any other amounts owed under the Insurance Agreement; and

      (viii) any remaining amounts to the holders of the Certificates.

      For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for that Payment Date; provided however, on any Payment Date with respect to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target.

      "Liquidation Loss Amount" means with respect to any Liquidated Home Loan, the unrecovered Principal Balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related Collection Period in which the Home Loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds allocable to the Principal Balance.

      A "Liquidated Home Loan" means, as to any Payment Date, any Home Loan which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Master Servicer will treat any Home Loan that is 180 days or more delinquent as having been finally liquidated.

      As to any Payment Date prior to the Stepdown Date, the "Reserve Amount Target" will be _____% of the Cut-off Date Balance. The "Stepdown Date" shall be the later of (i) the Payment Date in ________________ and (ii) the Payment Date on which the Pool Balance before applying payments received in the related Collection Period is less than 50% of the Cut-off Date Balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the Cut-off Date and (b) _____% of the Pool Balance before applying payments received in the related Collection Period, but not lower than $__________, which is _____% of the Cut-off Date Balance; provided however that any scheduled reduction to the Reserve Amount Target described above shall not be made as of any Payment Date unless (i) (a) the aggregate cumulative Liquidation Loss Amounts on the Home Loans prior to any Payment Date occurring during the first year, the second year or the third year, or any year thereafter, after the Stepdown Date are less than ____%, ____% and ____% respectively, of the Cut-off Date Pool Balance or (b) the average Liquidation Loss Amount on the Home Loans for the current and five previous Payment Dates is less than half of the amount remaining in the Payment Account on the Payment Date following distributions under clauses (i) through (v) of the fourth preceding paragraph above, other than clause (iii), and (ii) there has been no draw on the Policy on the Payment Date that remains unreimbursed. In addition, the Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

      To the extent the Reserve Amount Target decreases on any Payment Date, the amount of the Principal Collection Distribution Amount will be reduced on that Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

      The "Note Balance" of any Note on any day is the respective initial balance as of the Closing Date reduced by all payments of principal on the Note prior to and as of that day.

      A "Credit Enhancer Default" shall have occurred if the Credit Enhancer fails to make a payment required under the Policy in accordance with its terms.

Outstanding Reserve Amount

      The Outstanding Reserve Amount will initially be approximately _____% of the Cut-off Date Balance. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the Notes. On each Payment Date, the Outstanding Reserve Amount, as in effect immediately prior to the Payment Date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts, other than any Excess Loss Amounts, for the Payment Date, except to the extent that Liquidation Loss Amounts were covered on the Payment Date by a Liquidation Loss Distribution Amount, which amount would be so distributed, if available, from any excess interest collections for that Payment Date. Any Liquidation Loss Amounts not so covered will be covered by draws on the Policy to the extent provided in this Prospectus Supplement. However, any Excess Loss Amounts are required to be covered by a draw on the Policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount under any circumstances. The "Outstanding Reserve Amount" available on any Payment Date is the amount, if any, by which (i) the Pool Balance after applying payments received in the related Collection Period exceeds (ii) the aggregate Note Balance of the Notes on the Payment Date, after application of Principal Collections for that date.

      To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, and if payments are not made under the Policy as required, a Noteholder may incur a loss.

Excess Loss Amount

      On any Payment Date,  the "Excess Loss Amount" will be equal to the sum of
(i) any Liquidation Loss Amounts, other than as described in clauses (ii)-(iv) below, for the related Collection Period which, when added to the aggregate of the Liquidation Loss Amounts for all preceding Collection Periods exceed
$_________, (ii) any Special Hazard Losses in excess of the Special Hazard Amount, (iii) any Fraud Losses in excess of the Fraud Loss Amount, and (iv) some losses occasioned by war, civil insurrection, some governmental actions, nuclear reaction and some other risks as described in the Indenture. Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the Policy, and in the event payments are not made as required under the Policy, the losses will be allocated to the Notes.

      The "Special Hazard Amount" shall initially be equal to $________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal the initial Special Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the Home

Loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the Indenture.

      The "Fraud Loss Amount" shall initially be equal to $_________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal
(X) prior to the first anniversary of the Cut-off Date, an amount equal to 5% of the aggregate of the Principal Balances of the Home Loans as of the Cut-off Date minus the aggregate of any Liquidation Loss Amounts on the Home Loans due to Fraud Losses up to the date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 3% of the aggregate of the Principal Balances of the Home Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Home Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to the date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate of the Principal Balances of the Home Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Home Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to the date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

The Paying Agent

      The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

Maturity and Optional Redemption

      The Notes will be payable in full on the Payment Date in __________, to the extent of the outstanding Note Balance on that date, if any. In addition, a principal payment may be made in partial or full redemption of the Notes after the aggregate Principal Balance after applying payments received in the related Collection Period is reduced to an amount less than or equal to $_____________ 10% of the Cut-off Date Balance, upon the exercise by the Master Servicer of its option to purchase all or a portion of the Home Loans and related assets. In the event that all of the Home Loans are purchased by the Master Servicer, the purchase price will be equal to the sum of the outstanding Pool Balance and its accrued and unpaid interest at the weighted average of the Loan Rates through the day preceding the Payment Date on which the purchase occurs together with all amounts due and owing to the Credit Enhancer.

      In the event that a portion of the Home Loans are purchased by the Master Servicer, the purchase price will be equal to the sum of the aggregate Principal Balances of the Home Loans so purchased and its accrued and unpaid interest at the weighted average of the related Home Rates on the Home Loans through the day preceding the Payment Date on which the purchase occurs, together with all amounts due and owing to the Credit Enhancer with respect to the Home Loans so purchased. Any purchase will be subject to satisfaction of some conditions specified in the Servicing Agreement, including: (i) the Master Servicer shall have delivered to the Indenture Trustee a "Home Loan Schedule" containing a list of all Home Loans remaining in the Trust after removal; (ii) the Master Servicer shall represent and warrant that no selection procedures reasonably believed by the Master Servicer to be adverse to the interests of the Securityholders or the Credit Enhancer were used by the Master Servicer in selecting the Home Loans; and (iii) each Rating Agency shall have been notified of the proposed retransfer and shall not have notified the Master Servicer that the retransfer would result in a reduction or withdrawal of the ratings of the Notes without regard to the Policy.

                          DESCRIPTION OF THE POLICY

      On the Closing Date, the Credit Enhancer will issue the Policy in favor of the Indenture Trustee on behalf of the Issuer. The Policy will unconditionally and irrevocably guarantee most payments on the Notes. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which accrued interest on the Notes at the Note Rate on that Payment Date exceeds the amount on deposit in the Payment Account available for interest distributions on that Payment Date, (b) any Liquidation Loss Amount, other than any Excess Loss Amount, for that Payment Date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and (c) any Excess Loss Amount for that Payment Date. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts available in the Payment Account for that Payment Date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount, if any. Under the terms of the Indenture, draws under the Policy relating to any Liquidation Loss Amount will be paid to the Notes by the Paying Agent, as principal, to the extent the Notes would have been paid that amount. In addition, a draw will be made on the Policy to cover some shortfalls in amounts allocable to the Noteholders following the sale, liquidation or other disposition of the assets of the Trust in connection with the liquidation of the Trust Fund as permitted under the Indenture following an Event of Default thereunder. In addition, the Policy will guarantee the payment of the outstanding Note Balance of each Note on the Payment Date in ___________. In the absence of payments under the Policy, Noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.


                 CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yields to maturity and the aggregate amount of distributions on the Notes will be affected by the rate and timing of principal payments on the Home Loans and the amount and timing of Mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of Home Loans secured by second liens may be greater than that of Home Loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Home Loans in the Trust Fund. The rate of principal payments on the Home Loans will in turn be affected by the amortization schedules of the Home Loans, the rate and timing of its principal prepayments by the Mortgagors, liquidations of defaulted Home Loans and repurchases of Home Loans due to breaches of representations.

      The timing of changes in the rate of prepayments, liquidations and repurchases of the Home Loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Home Loans will depend on future events and on a variety of factors, as described more fully in this Prospectus Supplement and in the Prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the Notes.

      The Home Loans in most cases may be prepaid by the Mortgagors at any time; however, in some circumstances, some of the Home Loans will be subject to a prepayment charge. See "Description of the Home Loan Pool" in this Prospectus Supplement. In addition, as described under "Description of the Home Loans--Home Loan Pool Characteristics," some of the Home Loans may be assumable under the terms of the Mortgage Note, and the remainder are subject to customary due-on-sale provisions. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the Home Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Notes and may result in a prepayment experience on the Home Loans that differs from that on other conventional Home Loans. See "Maturity and Prepayment Considerations" in the Prospectus.

      Prepayments, liquidations and purchases of the Home Loans will result in distributions to holders of the Notes of principal amounts which would otherwise be distributed over the remaining terms of the Home Loans. Factors affecting prepayment, including defaults and liquidations, of Home Loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Loan Rates on the Home Loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Loan Rates on the Home Loans, the rate of prepayments on the Home Loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the Home Loans.

      The yield to maturity of the Notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Amount Increase is used to accelerate payments of principal on the Notes or the Reserve Amount Target is reduced. See "Description of the Securities--Allocation of Payments on the Home Loans" in this Prospectus Supplement.

      The rate of defaults on the Home Loans will also affect the rate and timing of principal payments on the Home Loans. In general, defaults on Home Loans are expected to occur with greater frequency in their early years. The rate of default of Home Loans secured by second liens is likely to be greater than that of Home Loans secured by first liens on comparable properties. The rate of default on Home Loans which are refinance Home Loans, and on Home Loans with high Combined Loan-to-Value Ratios, may be higher than for other types of Home Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" and "Risk Factors" in the Prospectus.

      Because the Loan Rates on the Home Loans and the Note Rate on the Notes are fixed, the rate will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Notes were to rise, the market value of the Notes may decline.

      In addition, the yield to maturity on the Notes will depend on, among other things, the price paid by the holders of the Notes and the Note Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if Notes are purchased at a premium and principal distributions on the Notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if Notes are purchased at a discount and principal distributions on the Notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the Notes, see "Yield and Prepayment Considerations" in the Prospectus.

      Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      [The prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the Home Loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the Home Loans, a 100% Prepayment Assumption assumes a CPR of 15% per annum each month.] As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Home Loans, including the Home Loans.

      The table below has been prepared on the basis of assumptions as described below regarding the weighted average characteristics of the Home Loans that are expected to be included in the Trust as described under "Description of the Home Loan Pool" in this Prospectus Supplement and the performance of the Home Loans. The table assumes, among other things, that: (i) the Home Loan Pool consists of ten groups of Home Loans, with the Home Loans in each group having the following aggregate characteristics as of the Cut-off Date:


         Aggregate       Loan Rate     Net Loan  Original Term   Remaining Term
Group  Principal Balance                 Rate     to Maturity     to Maturity
------ ---------------   ---------    ---------  ------------   -------------











(ii) the scheduled monthly payment for each Home Loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the Home Loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the Seller, the Master Servicer or the Depositor will repurchase any Home Loan, as described under "Home Loan Program--Representations Relating to Home Loans" and "Description of the Securities--Assignment of the Trust Fund Assets" in the Prospectus, and the Master Servicer does not exercise its option to purchase the Home Loans and thereby cause a termination of the Trust except as indicated in the table; (iv) there are no delinquencies or Liquidation Loss Amounts on the

Home Loans, and principal payments on the Home Loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the Prepayment Assumption in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) the Home Loans, including the Simple Interest Home Loans, pay on the basis on a 30-day month and a 360-day year; (vii) payments on the Notes will be received on the 25th day of each month, commencing in ______________; (viii) payments on the Home Loans earn no reinvestment return; (ix) there are no additional ongoing Trust expenses payable out of the Trust; (x) the Notes will be purchased on ______________; and (xi) the amount of interest collected on the Home Loans during the Collection Period for the first Payment Date is $____________ (collectively, the "Structuring Assumptions").

      The actual characteristics and performance of the Home Loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Home Loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Home Loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Home Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Home Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Home Loans, or actual prepayment or loss experience, will affect the percentage of initial Note Balance outstanding over time and the weighted average lives of the Notes.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and sets forth the percentage of the initial Note Balance of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

             Percent of Initial Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption
------------------------------------------------------------------------------
Payment Date                    0%      50%      100%     150%       200%
------------                    --      ---      ----     ----       ----

Initial Percentage.............
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
__________.....................
Weighted Average Life to Maturity
in Years**.....................
Weighted Average Life Assuming
Optional Repurchase in Years**.

----------------
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Balance described in (i) above.

This table has been prepared based on the Assumptions described in the third paragraph preceding this table, including the assumptions regarding the characteristics and performance of the Home Loans, which differ from their actual characteristics and performance, and should be read in conjunction therewith.

               DESCRIPTION OF THE HOME LOAN PURCHASE AGREEMENT

      The Home Loans to be deposited in the Trust by the Depositor will be purchased by the Depositor from the Seller under the Home Loan Purchase Agreement dated as of ______________ (the "Home Loan Purchase Agreement") between the Seller and the Depositor. The following summary describes some terms of the Home Loan Purchase Agreement and is qualified in its entirety by reference to the Home Loan Purchase Agreement.

Purchase of Home Loans

      Under the Home Loan Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Home Loans and the Mortgage Note, mortgages and other related documents (collectively, the "Related Documents"). The purchase prices for the Home Loans are specified percentages of its face amounts as of the time of transfer and are payable by the Depositor as provided in the Home Loan Purchase Agreement.

      The Home Loan Purchase Agreement will require that, within the time period specified in this Prospectus Supplement, the Seller deliver to the Indenture Trustee, or the Custodian, the Home Loans sold by the Seller and the Related Documents for the Home Loans. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies of the mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

Representations and Warranties

      The Seller will also represent and warrant with respect to the Home Loans that, among other things, (a) the information with respect to the Home Loans in the schedule attached to the Home Loan Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Home Loans to the Depositor, the Seller was the sole owner and holder of the Home Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant that, among other things, as of the Closing Date, (a) the Home Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Home Loan Purchase Agreement constitutes a valid transfer and assignment of all right, title and interest of the Seller in and to the Home Loans and the proceeds of the Home Loans. The benefit of the representations and warranties made by the Seller will be assigned to the Indenture Trust.

      Within 90 days of the Closing Date, _________________ (the "Custodian") will review or cause to be reviewed the Home Loans and the Related Documents, and if any Home Loan or Related Document is found to be defective in any material respect, which may materially and adversely affect the value of the related Home Loan, or the interests of the Indenture Trustee, as pledgee of the Home Loans, the Securityholders or the Credit Enhancer in the Home Loan and the defect is not cured within 90 days following notification of the defect to the Seller and the Trust by the Custodian, the Seller will be obligated under the Home Loan Purchase Agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit, the Seller may substitute an Eligible Substitute Loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any purchase or substitution will result in the removal of the Home Loan required to be removed from the Trust (each Home Loan, a "Deleted Loan"). The obligation of the Seller to remove Deleted Loans sold by it from the Trust is the sole remedy regarding any defects in the Home Loans sold by the Seller and Related Documents for the Home Loans available against the Seller.

      With respect to any Home Loan, the "Repurchase Price" is equal to the Principal Balance of the Home Loan at the time of any removal described above plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Deleted Loan to be removed from the Trust over the Principal Balance of the Eligible Substitute Loan.

      An "Eligible Substitute Loan" is a home loan substituted by the Seller for a Deleted Loan which must, on the date of the substitution, (i) have an outstanding Principal Balance, or in the case of a substitution of more than one Home Loan for a Deleted Loan, an aggregate Principal Balance, not in excess of the Principal Balance relating to the Deleted Loan; (ii) have a Loan Rate no lower than and not more than 1% in excess of the Loan Rate of the Deleted Loan;
(iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (iv) have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;
(v) comply with each representation and warranty as to the Home Loans in the Home Loan Purchase Agreement, deemed to be made as of the date of substitution;
(vi) be ineligible for inclusion in a real estate mortgage investment conduit ("REMIC") (a "REMIC Ineligible Loan") if the Deleted Loan was a REMIC Ineligible Loan, generally, because (a) the value of the real property securing the Deleted Loan was not at least equal to eighty percent of the original principal balance of the Deleted Loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the Deleted Loan were not used to acquire, improve or protect an interest in the real property securing the loan; and (vii) satisfy some other conditions specified in the Indenture.

      In addition, the Seller will be obligated to deposit the Repurchase Price or substitute an Eligible Substitute Loan with respect to a Home Loan as to which there is a breach of a representation or warranty in the Home Loan Purchase Agreement and the breach is not cured by the Seller within the time provided in the Home Loan Purchase Agreement.

                    DESCRIPTION OF THE SERVICING AGREEMENT

      The following summary describes terms of the Servicing Agreement, dated as of _____________ among the Trust, the Indenture Trustee and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular defined terms of the Servicing Agreement are referred to, the defined terms are incorporated in this Prospectus Supplement by reference. See "The Agreements" in the Prospectus.

The Master Servicer

      Residential Funding, an indirect wholly-owned subsidiary of GMACMC and an affiliate of the Depositor, will act as Master Servicer for the Home Loans under the Servicing Agreement. For a general description of Residential Funding and its activities, see "The Home Loan Pool--Residential Funding" in this Prospectus Supplement and "Residential Funding Corporation" in the Prospectus.

Servicing and Other Compensation and Payment of Expenses

      The Servicing Fee for each Home Loan is payable out of the interest payments on the Home Loan. The weighted average Servicing Fee as of the Cut-off Date for each Home Loan will be approximately ____% per annum of the outstanding principal balance of the Home Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer relating to its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer, including the compensation paid to the Master Servicer as the direct servicer of a Home Loan for which there is no Subservicer. The primary compensation to be paid to the Master Servicer relating to its master servicing activities will be _____% per annum of the outstanding principal balance of each Home Loan. The Master Servicer is obligated to pay some ongoing expenses associated with the Trust and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement. See "Servicing of Trust Assets" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Subservicer and for information regarding expenses payable by the Master Servicer.

P&I Collections

      The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the Home Loans received by it subsequent to the Cut-off Date. The Custodial Account shall be an Eligible Account. On the 20th day of each month or if that day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Master Servicer will notify the Paying Agent and the Indenture Trustee of the amount of aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment

Account prior to the close of business on the Business Day next succeeding each Determination Date.

      "Permitted Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then-current ratings of the Securities.

      The Master Servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

      (i) to the Payment Account, an amount equal to the P&I Collections on the Business Day prior to each Payment Date; and

      (ii) to pay to itself or the Seller various reimbursement amounts and other amounts as provided in the Servicing Agreement.

      As to any Payment Date, "P&I Collections" will equal the sum of Interest Collections and Principal Collections for that Payment Date.

      All  collections  on  the  Home  Loans  will  generally  be  allocated  in accordance  with the  Mortgage  Notes  between  amounts  collected  relating  to interest and amounts collected relating to principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the portion allocable to interest of all scheduled monthly payments on the Home Loans received during the related Collection Period, minus the Servicing Fees and the fees payable to the Owner Trustee and the Indenture Trustee (collectively, the "Administrative Fees"), (ii) the interest portion of all Net Liquidation Proceeds allocated to interest under the terms of the Mortgage Notes, reduced by the Administrative Fees for that Collection Period and (iii) the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the Home Loans by the Master Servicer, provided, however, that on the first Payment Date, an amount (the "Excluded Interest Amount") will be excluded from the Interest Collections equal to the sum of 70% of clauses (i) and (ii) above. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the principal portion of all scheduled monthly payments on the Home Loans received with respect to the related Collection Period; and (ii) some unscheduled collections, including full and partial Mortgagor prepayments on the Home Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the Home Loans, received or deemed received during the related Collection Period, to the extent the amounts are allocable to principal. With respect to unscheduled collections, the Master Servicer may elect to treat the amounts as included in Interest Collections and Principal Collections for the Payment Date in the month of receipt, but is not obligated to do so. As described in this Prospectus Supplement under "Description of the Securities--Principal Payments on the Notes," any amount with respect to which the election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to the Notes.

      As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of that Payment Date.

      "Net Liquidation Proceeds" with respect to a Home Loan are the proceeds, excluding amounts drawn on the Policy, received in connection with the liquidation of any Home Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the Principal Balance of the Home Loan at the end of the Collection Period immediately preceding the Collection Period in which the Home Loan became a Liquidated Home Loan.

Release of Lien; Refinancing of Senior Lien

      The Servicing Agreement permits the Master Servicer to release the lien on the Mortgaged Property securing a Home Loan under some circumstances, if the Home Loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute Mortgage Property, if the Combined Loan-to-Value Ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the Mortgaged Property, if the Combined Loan-to Value Ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the Combined Loan-to-Value Ratio previously in effect, if the Master Servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute Mortgaged Property is provided, causing the Home Loan to become unsecured, subject to some limitations in the Servicing Agreement. At the time of the release, some terms of the Home Loan may be modified, including a Loan Rate increase or a maturity extension, and the terms of the Home Loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute Mortgaged Property.

      The Master Servicer may permit the refinancing of any existing lien senior to a Home Loan, provided that the resulting Combined Loan-to-Value Ratio may not exceed the greater of (a) the Combined Loan-to-Value Ratio previously in effect, or (b) 70% or, if the borrower satisfies credit score criteria, 80%.

Collection and Liquidation Practices; Loss Mitigation

      The Master Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Home Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the Master Servicer determines that the action is not materially adverse to the interests of the Indenture Trustee as pledgee of the Mortgage Loans and is generally consistent with the Master Servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the Loan Rate, partial forgiveness or a maturity extension, may only be taken if the Home Loan is in default or if default is reasonably foreseeable. With respect to Home Loans that come into and continue in default, the Master Servicer may take a variety of actions including foreclosure upon the Mortgaged Property, writing off the balance of the Home

Loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Servicing of Trust Assets" in the Prospectus.

Optional Repurchase of Defaulted Home Loans

      Under the Servicing Agreement, the Master Servicer will have the option to purchase from the Trust any Home Loan which is 60 days or more delinquent at a purchase price equal to its Principal Balance plus its accrued interest.


               DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

      The following summary describes terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and the Indenture. Whenever particular defined terms of the Indenture are referred to, the defined terms are incorporated by reference in this Prospectus Supplement. See "The Agreements" in the Prospectus.

The Trust Fund

      Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Notes. As pledgee of the Home Loans, the Indenture Trustee will be entitled to direct the Trust in the exercise of all rights and remedies of the Trust against the Seller under the Home Loan Purchase Agreement and against the Master Servicer under the Servicing Agreement.

Reports To Holders

      The Indenture Trustee will mail to each Holder of Notes, at its address listed on the Security Register maintained with the Indenture Trustee, a report setting forth amounts relating to the Notes for each Payment Date, among other things:

     (i) the amount of principal payable on the Payment Date to the holders of Securities;

      (ii) the amount of interest payable on the Payment Date to the holders of Securities;

      (iii) the aggregate Note Balance of the Notes after giving effect to the payment of principal on the Payment Date;

      (iv) P&I Collections for the related Collection Period;

      (v) the aggregate Principal Balance of the Home Loans as of the end of the preceding Collection Period;

      (vi) the Outstanding Reserve Amount as of the end of the related Collection Period; and

      (vii) the amount paid, if any, under the Policy for the Payment Date.

      In the case of information furnished under clauses (i) and (ii) above with respect to the Notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

Certain Covenants

      The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) the entity expressly assumes, by an indenture supplemental to the Indenture, the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation, (iv) the Issuer has received consent of the Credit Enhancer and has been advised that the ratings of the Securities, without regard to the Policy, then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and
(vi) the Issuer has received an Opinion of Counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder and (vii) the Issuer has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that the consolidation or merger and the supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the Indenture, relating to the transaction have been complied with. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable relating to the Notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part of its assets, or any of its interest or the proceeds of its assets. The Issuer may not engage in any activity other than as specified under "The Issuer" in this Prospectus Supplement.

Modification of Indenture

      With the consent of the holders of a majority of the outstanding Notes and the Credit Enhancer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify, except as provided below, in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby and the Credit Enhancer, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any Note or any of its interest is payable; (ii) impair the right to institute suit for the enforcement of some provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the Indenture or of some defaults thereunder and their consequences as provided for in the Indenture;
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or some other related agreements; (vi) modify any of the provisions of the Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note, including the calculation of any of the individual components of the calculation; or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Credit Enhancer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision in this Prospectus Supplement.

Certain Matters Regarding the Indenture Trustee and the Issuer

      Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith under the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee and any director, officer or employee of the Indenture Trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to limitations in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of ____________________, counsel to the Depositor, for federal income tax purposes, the Notes will be characterized as indebtedness and the Issuer, as created under the terms and conditions of the Trust Agreement, will not be characterized as an association, or publicly traded partnership within the meaning of section 7704 of the Code, taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

      For federal income tax purposes, the Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Certain Federal Income Tax Consequences" in the Prospectus.

      The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code and will not be treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code. The Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

      Prospective investors in the Notes should see "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of federal income and state and local tax laws to the Issuer and purchasers of the Notes.


                             ERISA CONSIDERATIONS

      Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

      Each purchaser of a Note, by its acceptance of the Note, shall be deemed to have represented that the acquisition of the Note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the Prospectus.

      The Notes may not be purchased with the assets of a Plan if the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to the Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan assets, for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan.


                               LEGAL INVESTMENT

      The Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Notes. No representation is made in this Prospectus Supplement as to whether the Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Notes as legal investments for the purchasers prior to investing in Notes.


                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an Underwriting Agreement, dated _________________ (the "Underwriting Agreement"), ____________________ (the
"Underwriter") has agreed to purchase and the Depositor has agreed to sell the Notes. It is expected that delivery of the Notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about __________________ against payment therefor in immediately available funds.

      In connection with the Notes, the Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase all of its Notes if any of its Notes are purchased thereby.

      In addition, the Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the Notes by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.

Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately _______% of the aggregate Principal Balance of the Notes plus its accrued interest from the Cut-off Date.

      The Underwriter may effect these transactions by selling the Notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the related Notes may be deemed to be underwriters and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The Depositor has been advised by the Underwriter that it presently intends to make a market in the Notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter and that under limited circumstances the Underwriter will indemnify the Depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect of these liabilities.


                                    EXPERTS

      The consolidated financial statements of _____________, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of ______________, independent certified public accountants, incorporated by reference in this Prospectus Supplement, and upon the authority of the firm as experts in accounting and auditing.


                                 LEGAL MATTERS

      Legal matters with respect to the Notes will be passed upon for the Depositor and the Underwriter by _________________, New York, New York.


                                    RATINGS

      It is a condition to issuance that the Notes be rated "___" by _________ and "____" by __________________. The Depositor has not requested a rating on the Notes by any rating agency other than ___________ and ___________. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by ____________ and ____________. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions on the Home Loans. The rating takes into consideration the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    ANNEX I

              GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES

      Except in limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Loan-Backed Notes, Series ____________ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice i.e., seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear, in that capacity, and as DTC Participants.

     Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless the holders meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold these positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds. Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or
Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day, until the purchase side of the trade is reflected in their Cedel or cEuroclear accounts, in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

      Exemption for Non-U.S.  Persons with  effectively  connected  income (Form
4224). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Note Holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any of its political subdivisions, unless, in the case of a partnership, future Treasury regulations provide otherwise, (iii) an estate that is subject to U.S.

federal income tax regardless of the source of its income, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Some trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

               Residential Funding Mortgage Securities II, Inc.

                                 $_____________


                           Home Loan-Backed Notes,
                                Series _______


                            Prospectus Supplement


                             ---------------------

                                 [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _____________.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

      Filing Fee for Registration Statement............   $834,000
      Legal Fees and Expenses..........................    650,000
      Accounting Fees and Expenses.....................    480,000
      Trustee's Fees and Expenses
           (including counsel fees)....................     90,000
      Blue Sky Fees....................................     18,000
      Printing and Engraving Fees......................    250,000
      Rating Agency Fees...............................  1,800,000
      Miscellaneous..................................       30,000
                                                        ----------

      Total............................................$ 4,152,000
                                                       ------------

Indemnification of Directors and Officers (Item 15 of Form S-3).

      Any underwriters who execute one of the Underwriting Agreements in the form filed as Exhibit 1.1 or Exhibit 1.2 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

      The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      In addition, the Pooling and Servicing Agreements and the Indentures and Trust Agreements, as the case may be, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements and the Indentures, as the case may be, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and Indentures and related Securities other than such expenses related to particular Mortgage Loans.

      Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant. Under sections 7015 and 7018-7023 of the New York Banking Law, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitation, indemnify its directors or officers and may purchase and maintain insurance as follows:

           (a) If the director is made or threatened to be made a party to an action by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation or is or was servicing at the request of General Motors Acceptance
      Corporation as a director or officer of some other enterprise, General Motors Acceptance Corporation may indemnify such person against amounts paid in settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to General Motors Acceptance Corporation, unless in each such case a court determined that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

           (b) With respect to any action or proceeding other than one by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that such person was a director or officer of General Motors Acceptance Corporation, or served some other enterprise at the request of General Motors Acceptance Corporation, General Motors Acceptance Corporation may indemnify such person against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or proceeding or an appeal therein, if such person acted in good faith for a purpose which such person reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful.

           (c) A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

           (d) General Motors Acceptance Corporation may purchase and maintain insurance to indemnify directors and officers in instances in which they may not otherwise be indemnified by General Motors Acceptance Corporation under the provisions of the New York Banking Law, provided hat the contract of insurance provides for a retention amount and for co-insurance, except that no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that such person's acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

      The foregoing statement is subject to the detailed provisions of sections 7015 and 7018-7023 of the New York Banking Law.

      As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the New York Banking Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said Banking Law.

      Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

Exhibits (Item 16 of Form S-3).

Exhibits--

1.1* -- Form of  Underwriting  Agreement  for the Home Equity Loan  Pass-Through
     Certificates

1.2* -- Form of Underwriting Agreement for the Asset-Backed Notes

3.1* -- Certificate of Incorporation of Residential  Funding Mortgage Securities
     II, Inc. ("RFMSII")

3.2* -- By-Laws of RFMSII

4.1* -- Form of Pooling and Servicing Agreement for Closed-End Loans

4.2* -- Form of Pooling and Servicing Agreement for Revolving Credit Loans

4.3* --  Form  of  Servicing  Agreement

4.4* -- Form of Trust Agreement

4.5* -- Form of Indenture

5.1 -- Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan Pass-Through Certificates

5.2 -- Opinion of Thacher Proffitt & Wood with respect to legality relating to the Asset-Backed Notes

5.3 -- Opinion of Orrick, Herrington & Sutcliffe with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

5.4 -- Opinion of Stroock & Stroock & Lavan with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

8.1 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1)

8.2 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Asset-Backed Notes (included as part of Exhibit 5.2)

8.3 -- Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

8.4 -- Opinion of Stroock & Stroock & Lavan with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of Exhibit 5.4)

10.1* -- Form of Mortgage Loan Purchase Agreement

23.1 -- Consent of Thacher Proffitt & Wood relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1)

23.2 -- Consent of Thacher Proffitt & Wood relating to the Asset-Backed Notes (included as part of Exhibit 5.2)

23.3 -- Consent of Orrick, Herrington & Sutcliffe relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of
     Exhibit 5.3)

23.4 Consent of Stroock & Stroock & Lavan relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of
     Exhibit 5.4)

24.1 -- Power of Attorney


-------- * Incorporated by reference from the Registration Statement on Form S-3
     (File No. 33-80419.

Undertakings (Item 17 of Form S-3).

A.  Undertakings Pursuant to Rule 415.

  The Registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Undertaking in respect of indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Residential Funding Mortgage Securities II, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of the 30th day of April, 1999.

        RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
        By:/s/Christopher J. Nordeen
           --------------------------
           Christopher J. Nordeen
           President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                  TITLE                      DATE
/s/Christopher J. Nordeen      President and Chief Executive     April 30, 1999
-----------------------------  Officer (Principal Executive
Christopher J. Nordeen         Officer)


/s/Davee L. Olson              Director and Chief Financial      April 30, 1999
-----------------------------
Davee L. Olson                 Officer (Principal Financial
                               Officer)

/s/Bruce J. Paradis            Director                          April 30, 1999
-----------------------------
Bruce J. Paradis

/s/Jack R. Katzmark            Controller (Principal             April 30, 1999
-----------------------------  Accounting Officer)
Jack R. Katzmark


/s/ Dennis W. Sheehan, Jr.      Director                         April 30, 1999
-----------------------------
Dennis W. Sheehan, Jr.

                                EXHIBIT INDEX


  Number                      Description                 Location of Exhibit in
                                                                 Sequential
                                                              Numbering System

1.1*       Form of Underwriting Agreement for the Home Equity Loan
           Pass-Through Certificates
1.2*       Form of Underwriting Agreement for the Asset-Backed Notes
3.1* Certificate of Incorporation of Residential Funding Mortgage Securities II, Inc. ("RFMSII")
3.2*       By-Laws of RFMSII
4.1*       Form of Pooling and Servicing Agreement for Closed-End
           Loans
4.2*       Form of Pooling and Servicing Agreement for Revolving
           Credit Loans
4.3*       Form of Servicing Agreement
4.4*       Form of Trust Agreement
4.5*       Form of Indenture
5.1 Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan Pass-Through Certificates
5.2 Opinion of Thacher Proffitt & Wood with respect to legality relating to the Asset-Backed Notes
5.3 Opinion of Orrick, Herrington & Sutcliffe with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes
5.4 Opinion of Stroock & Stroock & Lavan with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes
8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1)
8.2 Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Asset-Backed Notes (included as part of Exhibit 5.2)
8.3 Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

8.4 Opinion of Stroock & Stroock & Lavan with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of Exhibit 5.4)
10.1*      Form of Mortgage Loan Purchase Agreement
23.1       Consent of Thacher Proffitt & Wood relating to the Home
           Equity Loan Pass-Through Certificates (included as part of
           Exhibit 5.1)
23.2 Consent of Thacher Proffitt & Wood relating to the Asset-Backed Notes (included as part of Exhibit 5.2)
23.3       Consent of Orrick, Herrington & Sutcliffe relating to the Home
           Equity Loan Pass-Through Certificates and Asset-Backed
           Notes (included as part of Exhibit 5.3)
23.4       Consent of Stroock & Stroock & Lavan relating to the Home
           Equity Loan Pass-Through Certificates and Asset-Backed
           Notes (included as part of Exhibit 5.4)
 24.1      Power of Attorney

* Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-80419).

April 30, 1999                                                      Page 1.

                                  EXHIBIT 5.1


                     [Thacher Proffitt & Wood Letterhead]



                                                      April 30, 1999


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

            Re: Residential Funding Mortgage Securities II, Inc. Home Equity Loan Pass-Through Certificates
                  Registration Statement on Form S-3

Ladies and Gentlemen:

      We are counsel to Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Home Equity Loan Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

      In rendering this opinion letter, we have examined the forms of the Pooling and Servicing Agreement contained as Exhibits in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations,

April 30, 1999                                                      Page 2.

warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

      Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and any provision which purports or is construed to require waiver of the obligation of good faith, materiality, fair dealing, diligence or reasonableness or objection to venue or forum, to impose a penalty or forfeiture or to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

      In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "!933 Act"), the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

      Based upon and subject to the foregoing, it is our opinion that:

      1. The Pooling and Servicing Agreement, assuming the necessary authorization, execution and delivery thereof by the parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Registrant in accordance with its terms.

      2. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

      3. The description of federal income tax consequences appearing under the heading "United States Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income

April 30, 1999                                                      Page 3.

            tax consequences of an investment in the Certificates, is accurate with respect to those tax consequences which are discussed.

      4. To the extent that the description referred to in paragraph 3. above expressly states our opinion, or states that our opinion will be provided as to any series of Certificates, we hereby confirm and adopt such opinion herein, as such opinion may be supplemented as described in the related Prospectus Supplement.

      Please note that paragraph 4. above applies only to those series of Certificates for which our firm is named as counsel to the Depositor in the related Prospectus Supplement and for which a REMIC election is made.

      We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "United States Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                   Very truly yours,


                                   Thacher Proffitt & Wood

                                   By /s/ Stephen S. Kudenholdt

April 30, 1999                                                      Page 1.

                                  EXHIBIT 5.2


                     [Thacher Proffitt & Wood Letterhead]






Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

            Re: Residential Funding Mortgage Securities II, Inc. Asset-Backed Notes
                  Registration Statement on Form S-3

Ladies and Gentlemen:

      We are counsel to Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Asset-Backed Notes (the "Notes"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Notes are issuable in series under separate indentures (each such agreement, an "Indenture"), between an issuer (each, an "Issuer") and an indenture trustee (each, an "Indenture Trustee') each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

      In rendering this opinion letter, we have examined the form of the Indenture contained as Exhibits in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

April 30, 1999                                                      Page 2.

      Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and any provision which purports or is construed to require waiver of the obligation of good faith, materiality, fair dealing, diligence or reasonableness or objection to venue or forum, to impose a penalty or forfeiture or to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

      In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "!933 Act"), the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

      Based upon and subject to the foregoing, it is our opinion that:

      1. The Indenture, assuming the necessary authorization, execution and delivery thereof by the parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Registrant in accordance with its terms.

      2. Each series of Notes, assuming the authorization, execution and delivery of the related Indenture, the execution and authentication of such Notes in accordance with that Indenture and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

      3. The description of federal income tax consequences appearing under the heading "United States Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Notes, is accurate with respect to those tax consequences which are discussed.

      4. To the extent that the description referred to in paragraph 3. above expressly states our opinion, or states that our opinion will be provided as to any series of Notes, we

April 30, 1999                                                      Page 3.

            hereby confirm and adopt such opinion herein, as such opinion may be supplemented as described in the related Prospectus Supplement.

      Please note that paragraph 4. above applies only to those series of Certificates for which our firm is named as counsel to the Depositor in the related Prospectus Supplement.

      We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "United States Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                   Very truly yours,





                                   Thacher Proffitt & Wood

                                   By /s/ Stephen S. Kudenholdt

Residential Funding Mortgage Securities II, Inc.
April 30, 1999
Page 1.

                                  EXHIBIT 5.3

                [Orrick, Herrington & Sutcliffe LLP Letterhead]


                                                      April 30, 1999



Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3, to be filed by Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on April 30, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Notes (the "Notes") and Home Equity Loan Pass-Through Certificates (the "Certificates," and together with the Notes, the "Securities"). The Securities are issuable in series (each, a "Series") under a separate Trust (each, a "Trust"). The Securities of each Trust will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid and non-assessable and binding obligations of the Trust and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Residential Funding Mortgage Securities II, Inc.
April 30, 1999
Page 2.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP

April 30, 1999
Page 1

                                 EXHIBIT 5.4


                  [Stroock & Stroock & Lavan LLP Letterhead]


                                          April 30, 1999


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

                  Re: Residential Funding Mortgage Securities II, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel for Residential Funding Mortgage Securities II, Inc. a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Notes (collectively, the "Notes") or Home Equity Loan Pass-Through Certificates (the "Certificates," and collectively with the Notes, the "Securities"). A Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, separate Trusts (each, a "Trust") will be established and will issue the Securities pursuant to either an indenture or a pooling and servicing agreement (each, an "Issuance Agreement").

      We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company's Board of Directors, forms of Issuance Agreements, forms of Notes and Certificates, the prospectus and form of prospectus supplement relating to Asset-Backed Notes. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinions, we have relied upon the representations and warranties in the forms of Issuance Agreements and statements and certificates of officers and representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that:

      1. When an Issuance Agreement has been duly and validly authorized, executed and delivered by the parties thereto, and a series of Securities has been duly and validly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), executed as specified in, and delivered pursuant to, an Issuance Agreement and sold as described in the Registration Statement, the Securities will be

April 30, 1999
Page 2

fully paid and non-assessable and will be entitled to the benefits and security afforded by the Issuance Agreement.

      2. The information in the prospectus forming a part of the Registration Statement under the caption "United States Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct with respect to the material Federal income tax consequences of an investment in the Securities.

      3. To the extent that the description referred to in paragraph 2 above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein as such opinion may be supplemented as described in the related Prospectus Supplement.

       Please note that paragraph 3 above applies only to those series of Securities for which our firm is named as counsel to the Company in the related Prospectus Supplement.

      In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinion expressed in paragraph 1 is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each prospectus and prospectus supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Stroock & Stroock & Lavan LLP

                                          STROOCK & STROOCK & LAVAN LLP

                                  EXHIBIT 8.1

                                See Exhibit 5.1

                                  EXHIBIT 8.2

                                See Exhibit 5.2

Residential Funding Mortgage Securities II, Inc.
April 30, 1999
Page 1.

                                  EXHIBIT 8.3

                [Orrick, Herrington & Sutcliffe LLP Letterhead]

                                                      April 30, 1999


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota 55437
Ladies and Gentlemen:

      We have advised Residential Funding Mortgage Securities II, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Home Equity Loan Pass-Through Certificates (the
"Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), each issuable in series (each, a "Series"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "United States Federal Income Tax Consequences" in each of the prospectuses relating to such Securities (each, a "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on April 30, 1999 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

      This opinion is based on the facts and circumstances set forth in each Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

Residential Funding Mortgage Securities II, Inc.
April 30, 1999
Page 2.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP

                                  EXHIBIT 8.4

                                See Exhibit 5.4

                                 EXHIBIT 23.1

                                See Exhibit 5.1

                                 EXHIBIT 23.2

                                See Exhibit 5.2

                                 EXHIBIT 23.3

                                See Exhibit 5.3

                                 EXHIBIT 23.4

                                See Exhibit 5.4

                                                                  EXHIBIT 24.1

               RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Teresa R. Farley, Lisa R. Lundsten and Diane M. Wold as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Funding Mortgage Securities II, Inc.), to sign this Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Residential Funding Mortgage Securities II, Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                     TITLE                           DATE

/s/Christopher J. Nordeen     President and Chief             April 30, 1999
--------------------------    Executive Officer (Principal
Christopher J. Nordeen        Executive Officer)


/s/Davee L. Olson             Director and Chief              April 30,1999
--------------------------    Financial Officer (Principal
Davee L. Olson                Financial Officer)


/s/Bruce J. Paradis           Director                        April 30, 1999
--------------------------
Bruce J. Paradis

/s/Jack R. Katzmark           Controller (Principal           April 30, 1999
----------------------------  Accounting Officer)
Jack R. Katzmark

/s/ Dennis W. Sheehan, Jr.    Director                        April 30, 1999
----------------------------
Dennis W. Sheehan, Jr.


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